EXHIBIT 3.01
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                        ADELPHIA BUSINESS SOLUTIONS, INC.
                       (As amended as of October 25, 1999)

                                    ARTICLE I

         The name of this corporation is Adelphia Business Solutions, Inc.

                                   ARTICLE II

         The address of its registered office in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle. The name of its registered agent at such address is The Prentice Hall Corporation System, Inc.

                                   ARTICLE III

         The nature of the business or purpose to be conducted or promoted is: to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.



                                   ARTICLE IV

         The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is 1,250,000,000 shares which shall be divided as follows: (i) 800,000,000 shares of the Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"); (ii) 400,000,000 shares of the Class B Common Stock, par value $0.01 per share (the "Class B Common Stock") (collectively the Class A Common Stock and the Class B Common Stock is referred to herein as the "Common Stock"); and (iii) 50,000,000 shares of the Preferred Stock, par value $0.01 per share (the "Preferred Stock"). The

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designations and the powers, preferences, and relative, participating, optional or other rights of the capital stock and the qualifications, limitations or restrictions thereof are as follows:

         Each share of common stock of the Corporation, par value $0.01 per share, outstanding immediately prior to the filing of this Amended and Restated Certificate of Incorporation ("Original Common Stock") shall, upon the filing of this Amended and Restated Certificate of Incorporation, and without any action required by the holder be converted into one (1) share of Class B Common Stock. On or after the date of the filing of this Amended and Restated Certificate of Incorporation, and in any event within 10 days after receipt of notice, by mail, postage prepaid from the Corporation of the occurrence of such event, each holder of record of shares of Original Common Stock shall surrender such holder's certificates evidencing such shares at the principal office of the Corporation or at such other place as the Corporation shall designate, and shall thereupon be entitled to receive certificates representing the number of shares of Class B Common Stock, as applicable, into which such shares of Original Common Stock have been converted. Upon the filing of this Amended and Restated Certificate of Incorporation, each holder of record of Original Common Stock shall be deemed to be the holder of record of the Class B Common Stock, as applicable, issuable upon such conversion, notwithstanding that the certificates representing such shares of Original Common Stock have not been surrendered at the office of the Corporation, that notice from the corporation shall not have been received by any holder of record of shares of Original Common Stock, or that the certificates evidencing such shares of Class B Common Stock, as applicable, shall not then be actually delivered to such holder.

         A.       COMMON STOCK PROVISIONS

                  (1) Voting Rights. Holders of the Class A Common Stock and holders of the Class B Common Stock shall have the following voting rights:

                           (a) Except as required by law, the holders of the Class A Common Stock and the holders of the Class B Common Stock shall in all matters vote together as a single class, provided that the holders of shares of the Class A Common Stock shall have one vote per share and the holders of shares of the Class B Common Stock shall have ten votes per share. If any series of Preferred Stock is issued or any new series of capital stock is authorized in the future, any voting rights granted to such stock shall not exceed ten votes per share in connection with any matter and will not limit the voting rights of the Class A Common Stock or the Class B Common Stock.

                           (b) There shall be no cumulative voting of any shares of either class of Common Stock.

                  (2)      Conversion Rights.

                           (a) Shares of Class B Common Stock shall be convertible, at the option of the respective holders thereof, at any time, and from time to time, into fully paid and nonassessable shares of the Class A Common Stock on the basis of one share of the Class A Common Stock for each share of the Class B Common Stock. Any holder of shares of the Class B Common Stock -2-may elect to convert any or all of such shares at one time or at various times, in such holder's discretion.

                           (b) No payment or adjustment with respect to dividends on shares of the Class A Common Stock or on the Class B Common Stock shall be made in connection with any conversion of shares of the Class B Common Stock into shares of Class A Common Stock; provided, however, that if any shares of the Class B Common Stock shall be converted subsequent to the record date for the payment of a stock or cash dividend or other distribution on the shares of the Class B Common Stock but prior to such payment, the stock or cash dividend or other distribution shall be paid on the Class B Common Stock to the registered holder of such shares as of the close of business on the record date as if no conversion has been made.

                           (c) The holders of a certificate or certificates for the Class B Common Stock, in order to effect the conversion of shares represented thereby, shall surrender the certificate or certificates to the corporation or to the transfer agent for the shares of the Class A Common Stock, with (i) a written notice to the Corporation stating that such holder elects to convert such share or shares and stating the name and addresses in which each certificate for the shares of the Class A Common Stock issued upon such conversion is to be issued and (ii) any transfer tax stamps or funds therefor required to be paid in connection with the transfer. If the shares of the Class A Common Stock issuable upon conversion are to be issued in a name other than that in which the shares of the Class B Common Stock to be converted are registered, the certificate or certificates shall be duly endorsed for the transfer or accompanied by a duly executed stock transfer power.
                  Upon the surrender of the certificate or certificates, the Corporation shall issue and deliver or cause to be issued and delivered to the person entitled thereto a certificate or certificates for the number of full shares of the Class A Common Stock issuable upon conversion. The conversion shall be deemed to have been effected on the date of the surrender of the certificate or certificates of shares of the Class B Common Stock, and the person in whose name the certificate or certificates of the shares of the Class A Common Stock issuable upon conversion are to be issued shall be deemed to be the holder of record of the shares as of that date.

                           (d) If there should be any capital reorganization or any reclassification of the Class A Common Stock, the shares of the Class B Common Stock shall thereafter have the right to be converted into the number of shares of stock or other securities or property of the Corporation to which outstanding shares of the Class A Common Stock would have been entitled upon the effective date of the reorganization or reclassification. The Board of Directors shall make an appropriate adjustment in the application of the provision of this paragraph (d) with respect to the conversion rights of the


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         holders of the shares of the Class B Common Stock after the reorganization or reclassification, to the end that the provision shall be applicable, as nearly as reasonably may be, in respect to any shares or other securities or property thereafter issuable or deliverable upon the conversion of shares of the Class B Common Stock. The provision of this paragraph shall not apply to a reorganization or reclassification involving merely a subdivision or combination of outstanding shares of the Class A Common Stock, which shall be governed by paragraph (f) hereof.

                           (e) The Corporation shall at all times have authorized but unissued, or in its treasury, a number of shares of the Class A Common Stock sufficient for the conversion of all shares of the Class B Common Stock from time to time outstanding.

                           (f) If the shares of the Class A Common Stock or the Class B Common Stock at any time outstanding shall, by reclassification or otherwise, be subdivided into a greater number of shares or combined in to a lesser number of shares, the shares of the Class B Common Stock or the Class A Common Stock, respectively, then outstanding shall, at the same time, be subdivided or combined, as the case may be, on the same basis.

                           (g) The Corporation covenants that if any shares of the Class A Common Stock, required to be reserved for purposes of conversion hereunder, require registration with or approval of any governmental authority under any federal or state law before such shares may be issued upon conversion, the corporation will cause such shares to be duly registered or approved.

                  (3) Dividend Rights. Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then the holders of record of the Class A Common Stock and the Class B Common Stock, and any class or series of stock entitled to participate therewith as to dividends, shall be entitled to receive dividends, when, as, and if declared by the Board of Directors, out of any assets legally available for the payment of dividends thereon, provided that no dividend may be declared and paid to the holders of the Class A Common Stock unless at the same time the Board of Directors shall also declare and pay to the holders of the Class B Common Stock a per share dividend equal to and, subject to the next sentence, in the same form as the dividend declared and paid to the holders of the Class A Common Stock, and vice versa. Common Stock dividends declared on the Class A Common Stock shall be payable in the Class A Common Stock; Common Stock dividends declared on the Class B Common Stock shall be payable in the Class B Common Stock.

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                  (4) Liquidation Rights. In the event of any dissolution,
         liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of record of the Class A Common Stock then outstanding and the holders of record of the Class B Common Stock then outstanding, and all holders of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets, shall become entitled to participate equally on a per share basis in the distribution of any assets of the Corporation remaining after the Corporation shall have paid or provided for payment of all debts and liabilities of the Corporation, and shall have paid, or set aside of repayment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up, the full preferential amounts (if any) to which they are entitled.

         B.       PREFERRED STOCK PROVISIONS.

                  The Board of Directors is hereby expressly authorized, at any time or from time to time, to divide any or all of the shares of the Preferred Stock into one or more series, and in the resolution or resolutions establishing a particular series, before issuance of any of the shares thereof, to fix and determine the number of shares and the designation of such series, so as to distinguish it from the shares of all other series and to fix and determine the voting rights (which may be full, limited, multiple or fractional or none), designations, preferences, qualifications, privileges, limitations, options, conversion rights, restrictions and other special or relative rights of the Preferred Stock of such series, to the fullest extent now or hereafter permitted by the laws of the State of Delaware; provided, however that neither the terms of the class nor any such series shall be established by the Board of Directors without the approval of the holders of the series of the Preferred Stock then outstanding, voting separately as a class, if such approval would then be required by law to authorize a class or series of stock having such terms, and until such approval shall have been obtained the class or any such series of Preferred Stock shall not be deemed to be authorized. The Board of Directors may in its discretion, at any time or from time to time, issue or cause to be issued all or any part of the authorized and unissued shares of the Preferred Stock, issue or cause to be issued all or any part of the authorized and unissued shares of the Preferred Stock for consideration of such character and value as the Board of Directors shall from time to time fix or determine.

                                    ARTICLE V

         The Corporation is to have perpetual existence.

                                   ARTICLE VI

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director for any act or omission; provided,


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however, that the foregoing shall not eliminate or limit the liability of a director (a) for any breach of the director's duty or loyalty to the Corporation or its stockholders, (b) for any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware, or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE VII

         In furtherance and not in limitation of the powers conferred by the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to make, alter, or repeal the Bylaws of the Corporation.

                                  ARTICLE VIII

         Elections of directors need not be by written ballot except and to the extent provided in the Bylaws of the Corporation.

                                   ARTICLE IX

         The certificate of incorporation of the Corporation, as herein amended, shall constitute a restatement of and shall supersede the Certificate of Incorporation of the Corporation, as previously amended.

                                    ARTICLE X

         Section 203 of the General Corporation Law of Delaware, as amended, shall not apply to the Corporation.


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                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                    AND RELATIVE, PARTICIPATING, OPTIONAL AND
                        OTHER SPECIAL RIGHTS OF PREFERRED
                      STOCK AND QUALIFICATIONS, LIMITATIONS
                            AND RESTRICTIONS THEREOF

                                       OF

                           127/8% SENIOR EXCHANGEABLE
                           REDEEMABLE PREFERRED STOCK

                                       OF

                        HYPERION TELECOMMUNICATIONS, INC.
                  [now known as Adelphia Business Solutions, Inc.]
                            -------------------------

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware
                            -------------------------

                  Hyperion Telecommunications, Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, certifies that pursuant to the authority contained in Article IV of its Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, a duly constituted committee of the Board of Directors of the Company, acting within the scope of the authority delegated to it by the Board of Directors, by unanimous written consent dated October 8, 1997 duly approved and adopted the following resolution (this "Certificate of Designations") which resolution remains in full force and effect on the date hereof:

                  RESOLVED, that pursuant to the authority vested in the 1997 Debt Offering Committee by the Board of Directors, and pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation, the Board of Directors, through the 1997 Debt Offering Committee, does hereby (i) designate, create, authorize and provide for the issue of 127/8% Series A Senior Exchangeable Redeemable Preferred Stock due 2007 (the "Series A Preferred Stock") and 127/8% Series B Senior Exchangeable Redeemable Preferred Stock due 2007 (the "Series B Preferred Stock" and, together with the Series A Preferred Stock, the "Exchangeable Preferred Stock"), par value $0.01 per share, with a liquidation preference of $1,000 per share, consisting of 200,000 shares, provided that no shares of Series B Preferred Stock may be issued, except upon the surrender and cancellation of such number of shares of Series A Preferred Stock having an aggregate Liquidation Preference equal to the aggregate Liquidation Preference of the shares of Series B Preferred Stock so issued and
(ii) designate and reserve Exchangeable Preferred Stock consisting of 180,000 shares for future issuance if the Company elects to pay dividends on the Exchangeable Preferred Stock in additional shares of Exchangeable Preferred Stock on or prior to October 15, 2002 in accordance with the terms of the Certificate of Designations. The Exchangeable Preferred

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Stock shall have the following powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

                  1.       Certain Definitions

                  Unless the context otherwise requires, the terms defined in this Section 1 shall have, for all purposes of this resolution, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

                  "Acquired Indebtedness" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this Certificate of Designations, beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control; provided that no Local Partner shall be deemed an affiliate of a Subsidiary or a Joint Venture solely as a result of such Local Partner's ownership of more than 10% of the Voting Stock of such Subsidiary or Joint Venture.

                  "Annualized Pro Forma EBITDA" means with respect to any Person, such Person's Pro Forma EBITDA for the latest fiscal quarter for which internal financial statements are then available multiplied by four.
                  "Applicable Redemption Price" means a price per share equal to the following redemption prices specified below (expressed as percentages of the Liquidation Preference thereof), plus, in each case, without duplication, accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for any partial dividend period) and Liquidated Damages, if any, thereon to the date of redemption if redeemed during the 12-month period commencing on October 15 of each of the years set forth below:
                  2002..........................................106.438%
                  2003..........................................104.292%
                  2004..........................................102.146%
                  2005 and thereafter...........................100.000%
                  "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback transaction) other (a) than sales of inventory in the ordinary course of business consistent with past practices and (b) issuances and sales by the Company of its Equity Interests and (ii) the issuance or sale by the Company or any of its Subsidiaries or Equity Interests of any of the Company's Subsidiaries or Joint Ventures, in the case of either clause (i) or (ii),
                                                       9




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whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing, the following transactions will not be deemed to be Asset Sales: (i) a transfer of assets by the Company to a Wholly Owned Restricted Subsidiary or by a Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary and (ii) an issuance of Equity Interests by a Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary.

                  "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board of Directors.
                  "Business Day" means any day other than a Legal Holiday. "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

                  "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
                  "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days or on demand for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having the highest rating at acquisition obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition.

                  "Certificated Securities" has the meaning set forth in Section 15(d) below.

                  "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principals or their Affiliates,
(ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the voting power of the Capital Stock of

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the Company or (iv) the first day on which a majority of the members of the
Board of Directors are not Continuing Directors. For purposes of this definition, any transfer of an Equity Interest of an entity that was formed for the purpose of acquiring voting power of Capital Stock of the Company shall be deemed to be a transfer of such portion of such voting power of Capital Stock as corresponds to the portion of the equity of such entity that has been so transferred.

                  "Change of Control Offer" has the meaning set forth in Section 8(a) below.

                  "Change of Control Payment" has the meaning set forth in
Section 8(a) below.

                  "Change of Control Payment Date" has the meaning set forth in
Section 8(d)(ii) below.

                  "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

                  "Closing Date" means the date on which shares of Series A Preferred Stock are first issued.

                  "Commission" means the Securities and Exchange Commission. "Consolidated Interest Expense" means, for any Person, for any period, the aggregate of the following for such Person for such period determined on a consolidated basis in accordance with GAAP: (a) the amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount, amortization of debt issuance costs, and non-cash interest payments on any Indebtedness and the interest portion of any deferred payment obligation) and (b) the interest component of rentals in respect of any Capital Lease Obligation paid, in each case whether accrued or scheduled to be paid or accrued by such Person during such period to the extent such amounts were deducted in computing Consolidated Net Income, determined on a consolidated basis in accordance with GAAP. For purposes of this definition, interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP consistently applied.
                  "Consolidated Leverage Ratio" means, for any Person, as of any date, the ratio of (i) the sum of the aggregate outstanding amount of all Indebtedness of a Person and its Subsidiaries (other than any Indebtedness of a General Partner Subsidiary to the extent that such Indebtedness has been incurred in connection with such General Partner Subsidiary's partnership interest in the Restricted Joint Venture of which such General Partner Subsidiary is a general partner) determined on a consolidated basis in accordance with GAAP to (ii) Annualized Pro Forma EBITDA.

                  "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions actually paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that

                                                       11




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Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order statute rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.
                  "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments) and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.
                  "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Closing Date or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

                  "Credit Agreement" means, with respect to any such Person, any agreement entered into by and among such Person and one or more commercial banks or financial institutions, providing for senior term or revolving credit borrowings of a type similar to credit agreements typically entered into by commercial banks and financial institutions, including, without limitation, any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and related agreements may be amended, extended, refinanced, renewed, restated, replaced or refunded from time to time.
                  "Depositary" has the meaning set forth in Section 15(a) below. "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.
                  "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the Mandatory Redemption Date of Preferred Stock; provided that any Capital Stock which would not constitute Disqualified Stock but for provisions thereof giving Holders thereof the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a Change of Control occurring prior to the Mandatory Redemption date of Preferred Stock shall not constitute Disqualified Stock if the change in control provisions applicable to such Capital Stock are no

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






more favorable to the holders of such Capital Stock than the provisions applicable to the Exchangeable Preferred Stock contained in Section 8 hereof below and such Capital Stock specifically provides that the Company will not repurchase or redeem any such stock pursuant to such provisions prior to the Company's repurchase of such Preferred Stock as are required to be repurchased pursuant to Section 8; and provided, further, that the Exchangeable Preferred Stock shall not be, and shall not be deemed to be, Disqualified Stock.
                  "Dividend Payment Date" has the meaning set forth in Section 3(a) below.

                  "EBITDA" means, for any Person, for any period, an amount equal to (A) the sum of (i) Consolidated Net Income for such period plus (ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (i) hereof plus (iii) Consolidated Interest Expense for such period, plus (iv) depreciation for such period on a consolidated basis plus (v) amortization of intangibles for such period on a consolidated basis, plus (vi) any other non-cash items reducing Consolidated Net Income for such period minus (B) all non-cash items increasing Consolidated Net Income for such period, all for each such Person and its Subsidiaries determined in accordance with GAAP consistently applied.
                  "Enhanced Services Provider" means (i) !NTERPRISE, a wholly owned subsidiary of US West, (ii) any nationally recognized Person which provides enhanced telecommunications services, including, without limitation, frame relay, Asynchronous Transfer Mode data transport, business video conferencing, private line data interconnect service and LAN connection and monitoring services, or (iii) any Person that has least 500 existing enhanced data services installations in the United States.

                  "Enhanced Services Venture" means any entity in which any Qualified Subsidiary or Permitted Joint Venture owns at least 50% of the Equity Interests; provided that the remainder of the Equity Interests are owned by an Enhanced Services Provider.

                  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
                  "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

                  "Exchange Debentures" means the Company's 127/8% Senior Subordinated Debentures due 2007 issuable in exchange for the Company's Exchangeable Preferred Stock pursuant to Section 6.

                  "Exchange Debenture Indenture" means that certain indenture under which the Exchange Debentures would be issued and which shall be substantially in the form attached as Annex A hereto.

                  "Exchange Debenture Trustee" means the trustee under the Exchange Debenture Indenture.

                  "Executive Officer" means any officer of the Company that would be deemed to be an "executive officer" within meaning of the rules and regulations of the Commission.

                  "Existing Indebtedness" means the Senior Notes, the Senior Secured Notes and any other Indebtedness of the Company and its Subsidiaries in existence on the Closing Date.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Closing Date.
                  "General Partner Subsidiary" means a direct or indirect Wholly Owned Subsidiary of the Company that (i) is a general partner or stockholder of a Restricted Joint Venture and (ii) (a) is not engaged in any trade or business other than the holding, voting, disposing of or taking any action with respect to its Equity Interest in such Restricted Joint Venture, (b) has no material assets other than its Equity Interest in such Restricted Joint Venture, (c) has no material liabilities other than liabilities arising (A) as a result of the guarantee by such General Partner Subsidiary's guarantee of Indebtedness incurred by the Restricted Joint Venture of which such General Partner Subsidiary is a general partner or (B) by operation of law; provided that, for purposes of this definition, Hyperion Telecommunications of Virginia, Inc., shall be deemed to be a General Partner Subsidiary for all purposes so long as Hyperion Telecommunications of Virginia, Inc. does not engage in any operations or business that is materially different from the operations or business engaged in by such company on the Closing Date.

                  "Global Securities" has the meaning set forth in Section 15(a) below.

                  "Global Security Holder" has the meaning set forth in Section 15(a) below.

                  "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, co-borrowing arrangements, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

                  "Holder" means the record holder of one or more shares of Exchangeable Preferred Stock, as shown on the books and records of the Transfer Agent.

                  "Indebtedness" means, with respect to any Person: (a) any liability of any Person, whether or not contingent, (i) for borrowed money, or under any reimbursement obligation relating to a letter of credit, bankers' acceptance or note purchase facility, (ii) evidenced by a bond, note, debenture or similar instrument (including, without limitation, a purchase money obligation), (iii) for the payment of money relating to a lease that is required to be classified as a Capitalized Lease Obligation in accordance with GAAP, (iv) for Disqualified Stock, or (v) for preferred stock of any Subsidiary (other than preferred stock held by the Company or any of its Subsidiaries); (b) any liability of others described in the preceding clause (a) that such Person has guaranteed, that is recourse to such Person or that is otherwise its legal liability; and (c) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) and (b) above.

                  "Initial Public Offering" means an initial underwritten public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

                  "Invested Equity Capital" means, with respect to any Company's Subsidiaries or Joint Ventures as of any date, the sum of (i) the total dollar amount contributed in cash plus the value of all property contributed (valued at the lower of fair market value of such property at the time of contribution,
                                                       14
determined in good faith by the Company's Board of Directors, or the book value of such property at the time of contribution on the books of the Person making such contribution) to such Subsidiary or Joint Venture, as the case may be, since the date of its formation in the form of common equity plus, without duplication, (ii) the total dollar amount contributed in cash plus the value of all property contributed (valued at the lower of fair market value of such property at the time of contribution, determined in good faith by the Company's Board of Directors, or the book value of such property at the time of contribution on the books of the Person making such contribution) to such Subsidiary or Joint Venture, as the case may be, since the date of its formation by Local Partners (and their Affiliates) in consideration of the issuance of preferred equity on a basis that is substantially proportionate to their common equity interest plus, without duplication, (iii) the total dollar amount contributed in cash plus the value of all property contributed (valued at the lower of fair market value of such property at the time of contribution, determined in good faith by the Company's Board of Directors, or the book value of such property at the time of contribution on the books of the Person making such contribution) to such Subsidiary or Joint Venture since the date of its formation by the Company in consideration of the issuance of preferred equity less (iv) the fair market value of all dividends and other distributions (in respect of any Equity Interest and in whatever form and however designated) made by such Subsidiary or Joint Venture, as the case may be, since the date of its formation to the holders of its common equity (and their Affiliates); provided that in no event shall the aggregate amount of such dividends and other distributions made by such Subsidiary or Joint Venture, as the case may be, to any such Person (or its Affiliates) reduce the Invested Equity Capital of such Subsidiary or Joint Venture, as the case may be, by more than the total contributions (per clauses (i) through (iii) above) to such Subsidiary or Joint Venture, as the case may be, by such Person (and its Affiliates).
                  "Investments" means, with respect to any Person, all investments by such Person in other Persons (including, without limitation, Affiliates) in the forms of direct or indirect loans (including, without limitation, Guarantees of Indebtedness or other obligations), advances, (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business) capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting solely of common equity securities, of the Company shall not be deemed to be an Investment. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of.

                  "Joint Venture" means a corporation, partnership or other entity engaged in one or more Telecommunications Businesses (i) to which the Company or its Subsidiaries owns, directly or indirectly, an Equity Interest with the balance of the Equity Interest thereof being held by one or more Local Partners and (ii) that is managed and operated by the Company or any of its Subsidiaries.

                  "Joint Venture Investment" means Investments in Joint
Ventures.

                  "Junior Securities" has the meaning set forth in Section 2 below.

                  "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.
                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

                  "Local Partner" means, with respect to any Joint Venture, (i) the Joint Venture partners set forth on Schedule B to the Senior Indenture, and
(ii) any other Person; provided that such other Person (a) is a major cable company or utility that has a substantial presence within the specific market of such Joint Venture, which presence shall be evidenced, (i) in the case of a cable company, by such company having a market share consisting of at least 50% of the total number of cable subscribers in such market and (2) in the case of a utility company, by such company having at least 75% of the total customer base of such market or (b) is a Wholly Owned Subsidiary of a major cable company or utility that (1) meets the criteria set forth in the immediately preceding clause (a) or (2) has all of its initial capital contributions under the agreement governing the Joint Venture fully and unconditionally guaranteed, until such time as all such contributions have been made, by one or more Persons who meet the criteria set forth in the immediately preceding clause (a).
                  "Liquidation Preference" means $1,000 per share of Exchangeable Preferred Stock.

                  "Mandatory Redemption Date" has the meaning set forth in
Section 5(a) below.

                  "Net Income" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and
(ii) any extraordinary or nonrecurring gain or loss, together with any related provision for taxes on such extraordinary or nonrecurring gain or loss.
                  "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Subsidiaries or Permitted Joint Ventures (a) provides credit support of any kind (including, without limitation, any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise) or (c) constitutes the lender;
(ii) no default with respect to which (including, without limitation, any rights that the holders thereof may have to take enforcement action against a Restricted Joint Venture) would permit (upon notice, lapse of time, the occurrence, or failure to occur, of any other condition or event or any combination thereof) any holder of any other Indebtedness of the Company, any of its Subsidiaries or any of the Permitted Joint Ventures to declare a default on such other Indebtedness or cause or permit the payment thereof to be accelerated prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company any of its Subsidiaries or any of its Permitted Joint
                                                       16

Ventures; provided that the recourse (if any) of a holder of such Indebtedness to the General Partner Subsidiary of a Restricted Joint Venture in which such General Partner Subsidiary is a general partner as a result of being a general partner of such Restricted Joint Venture will not be considered credit support or direct or indirect liability of such General Partner Subsidiary for purposes of clauses (i)(a), (ii)(b) and (iii) above.

                  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person.

                  "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 10 hereof.

                  "Parity Securities" has the meaning set forth in Section 2 below.

                  "Paying Agent" has the meaning set forth in Section 11(c) below.

                  "Payment Default" has the meaning set forth in
Section 7(b)(v).

                  "Permitted Joint Venture" means any Joint Venture in which the Company has, directly or indirectly, a 45% or greater Equity Interest.
                  "Preferred Stock" for any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

                  "Permitted Investments" means:

                           (a) any Investment in a Wholly Owned Subsidiary of
                  the Company that is engaged, either directly or indirectly through a Qualified Subsidiary or Joint Venture, in the Telecommunications Business;

                           (b) any Investment in a Qualified Subsidiary of the
                  Company that is directly engaged in the Telecommunications Business;
                           (c)      any Investment in Cash Equivalents;
                           (d) any Investment in a Person that is not a Subsidiary of the Company, if as a result of such Investment
                  (i)(A) such Person becomes a Qualified Subsidiary or Wholly
                                                       17

                  Owned Subsidiary of the Company or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Qualified Subsidiary and (ii)(A) such Wholly Owned Subsidiary, either directly or indirectly through a Qualified Subsidiary or a Joint Venture, is engaged in the Telecommunications Business or (B) such Qualified Subsidiary is directly engaged in the Telecommunications Business;
                           (e)      any Permitted Joint Venture Investment;
                           (f) any Investment made as a result of the receipt of
                  non-cash consideration (whether or not such non-cash consideration is deemed to be cash for the purposes of Section 4.10) from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof; or

                           (g)      any Investment in an Enhanced Services
                   Venture.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including, without limitation, any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).
                  "Principals" means John J. Rigas and members of his immediate family, any of their respective spouses, estates, lineal descendants, heirs, executors, personal representatives, administrators, trusts for any of their benefit and charitable foundations to which shares of the Company's Capital Stock beneficially owned by any of the foregoing have been transferred.
                  "Pro Forma EBITDA" means, for any Person, for any period, the EBITDA as determined on a consolidated basis in accordance with GAAP consistently applied, after giving effect to the following: (i) if, during or after such period, such Person or any of its Subsidiaries shall have made any Asset Sale, Pro Forma EBITDA for such Person and its Subsidiaries for such period shall be reduced by an amount equal to the Pro Forma EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for the period or increased by an amount equal to the Pro Forma EBITDA (if negative) directly attributable thereto for such period; (ii) if, during or after such period, such Person or any of its Subsidiaries completes an acquisition of any Person or business which immediately after such acquisition is a Subsidiary of such Person, Pro Forma EBITDA shall be computed so as to give pro forma effect to such acquisition of such Person or business, as the case may be, as if such acquisition had been completed as of the beginning of such period; and (iii) if, during or after such period, such Person or any of its Subsidiaries incurs any Indebtedness (including, without limitation, any Acquired Indebtedness) or issues any Disqualified Stock, Pro Forma EBITDA shall be computed so as to give pro forma effect (including pro forma application of the proceeds therefrom) thereto as if such Indebtedness or Disqualified Stock had been incurred as of the beginning of such period.

                  "Qualified Subsidiary" means any Subsidiary of the Company in which a Local Partner or Local Partners own at least 5% but less than 50% of the Equity Interests of such Subsidiary; provided that such Subsidiary remains a Subsidiary of the Company at all times for purposes of the Certificate of Designations.

                  "Qualified Junior Securities" means Junior Securities that do not constitute Disqualified Stock.

                  "Refinancing Indebtedness" means any Indebtedness of the Company, any of its Subsidiaries or any of its Permitted Joint Ventures issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company, any of its Subsidiaries or any of its Permitted Joint Ventures; provided that: (i) the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iii) such Indebtedness is incurred either by the Company, the Subsidiary or the Permitted Joint Venture who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.
                  "Related Networks" means any group of Qualified Subsidiaries or Permitted Joint Ventures in which the same Local Partner owns, or the same group of Local Partners own, all the Equity Interests of each such Qualified Subsidiary or Permitted Joint Venture that comprise such Related Network that are not owned by the Company.

                  "Restricted Joint Venture" means any Joint Venture that is not a Permitted Joint Venture, but only if such Joint Venture: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not a party to any agreement, contract, arrangement or understanding with the Company, any of its Subsidiaries or any of its Permitted Joint Ventures unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company, such Subsidiary or such Permitted Joint Venture than those that might be obtained at the time from Persons who are not Affiliates of the Company; and (c) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company, any of its Subsidiaries or any of its Permitted Joint Ventures. If, at any time, a Restricted Joint Venture fails to meet the requirements of a Restricted Joint Venture by becoming a Permitted Joint Venture or otherwise, it shall thereafter cease to be a Restricted Joint Venture for purposes of the Certificate of Designations and (i) all of the then outstanding Indebtedness of such entity shall be deemed to be incurred as of the date on which such entity becomes a Permitted Joint Venture or otherwise ceases to be a Restricted Joint Venture for purposes of Section 9(a) hereof (and if such Indebtedness is not permitted to be incurred as of such date under such covenant, the Company shall be in default of such covenant).

                  "Securities Act" means the Securities Act of 1933, as amended. "Senior Indenture" means the indenture relating to the Senior
Notes.

                  "Senior Notes" means the Company's 13% Senior Discount Notes due 2003.

                  "Senior Secured Indenture" means the indenture relating to the Senior Secured Notes.

                  "Senior Secured Notes" means the Company's 12 1/4% Senior Secured Notes due 2004.

                  "Senior Securities" has the meaning set forth in Section 2 below.

                  "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Closing Date.

                  "Stated Maturity" means with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable.
                  "Strategic Investor" means a corporation, partnership or other entity engaged in one or more Telecommunications Businesses that has, or 80% or more of the voting power of the Capital Stock of which is owned by a Person that has, an equity market capitalization, at the time (i) of its initial Investment in the Company or (ii) it purchases an Equity Interest in a Subsidiary or Joint Venture of the Company, as the case may be, in excess of $2.0 billion.
                  "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity (other than partnership) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership of which more than 50% of the partnerships's capital accounts, distribution rights or general or limited partnership interests are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

                  "Telecommunications Business" means the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities, (ii) creating, developing or marketing communications related network equipment, software and other devices for use in a telecommunications business or (iii) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified in (i) or (ii) above; provided that the determination of what constitutes a Telecommunications Business shall be made in good faith by the Board of Directors of the Company.

                  "Telecommunications Related Assets" means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, used or intended for use in connection with a Telecommunications Business.
                  "Telecommunications Service Market" means a network built by the Company to service a market.

                  "Transfer Agent" means the entity designated from time to time by the Company to act as the registrar and transfer agent for the Exchangeable Preferred Stock.

                  "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

                  "Vendor Debt" means any purchase money Indebtedness of the Company or any Subsidiary incurred in connection with the acquisition of Telecommunications Related Assets.

                  "Voting Rights Triggering Event" has the meaning set forth in
Section 7(b).

                  "Voting Stock" of any person means Capital Stock of such person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such person, whether at all times or only so long as no senior class of securities has voting power by reason of any contingency.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

                  "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock (other than Qualified Subsidiary Stock) or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Subsidiaries of such Person.

                  2.       Ranking

         The Exchangeable Preferred Stock will, with respect to dividends and rights on the liquidation, winding-up and dissolution of the Company, rank (i) senior to each class of capital stock of the Company outstanding or established after October 1, 1997 by the Board of Directors the terms of which do not expressly provide that it ranks senior to, or on a parity with, the Exchangeable Preferred Stock as to dividends and rights on the liquidation, winding-up and dissolution of the Company (collectively referred to, together with the common stock of the Company, as "Junior Securities"), (ii) on a parity with each other class of preferred stock established after October 1, 1997 by the Board of Directors of the Company the terms of which expressly provide that such class or series ranks on a parity with the Exchangeable Preferred Stock as to dividends and rights on the liquidation, winding-up and dissolution of the Company (collectively referred to as the "Parity Securities") and (iii) junior to each class of preferred stock established after October 1, 1997 by the Board of Directors the terms of which expressly provide that such class or series ranks senior to the Exchangeable Preferred Stock as to dividends and rights on liquidation, winding-up and dissolution of the Company (collectively referred to as the "Senior Securities").

                  3.       Dividends

                  (a) The Holders of shares of the Exchangeable Preferred Stock shall be entitled to receive, when, as and if dividends are declared by the Board of Directors out of funds of the Company legally available therefor, cumulative preferential dividends from the issue date of the Series A Preferred Stock accruing at the rate of 127/8% per annum, payable quarterly in arrears on each January 15, April 25, July 15 and October 15 or, if any such date is not a Business Day, on the next succeeding Business Day (each, a "Dividend Payment Date"), to the Holders of record as of the next preceding January 1, April 1, July 1 and October 1 (each, a "Record Date"). The first dividend payment shall be payable, and, accordingly, the first Dividend Payment Date shall be, January 15, 1998. Dividends shall be payable in cash, except that on each Dividend Payment Date occurring on or prior to October 15, 2002, dividends may be paid, at the Company's option, by the issuance of additional shares of Exchangeable Preferred Stock (including fractional shares) having an aggregate Liquidation Preference equal to the amount of such dividends. The issuance of such additional shares of Exchangeable Preferred Stock shall constitute "payment" of the related dividend for all purposes of this Certificate of Designations. After October 15, 2002, dividends are payable in cash. Dividends payable on the Exchangeable Preferred Stock shall be computed on the basis of a 360-day year consisting of twelve 30-day months and shall be deemed to accumulate on a daily basis.

                  (b) Dividends on the Exchangeable Preferred Stock shall accrue whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends shall accumulate to the extent they are not paid on the Dividend Payment Date for the period to which they relate. The Company shall take all actions required or permitted under the Delaware General Corporation Law (the "DGCL") to permit the payment of dividends on the Exchangeable Preferred Stock, including, without limitation, through the revaluation of its assets in accordance with the DGCL, to make or keep funds legally available for the payment of dividends.

                  (c) No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Exchangeable Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid, or declared and a sufficient sum set apart for the payment of all such dividends, upon all outstanding shares of Exchangeable Preferred Stock. No full dividends may be declared or paid or funds set apart for the payment of dividends on any Parity Securities for any period unless full cumulative dividends shall have been or contemporaneously are declared and paid (or are deemed declared and paid) in full or declared and, if payable in cash, a sum in cash sufficient for such payment set apart for such payment on the Exchangeable Preferred Stock. If full cumulative dividends are not so declared and paid, the Exchangeable Preferred Stock shall share dividends pro rata with the Parity Securities so long as any Exchangeable Preferred Stock is outstanding. Unless and until full cumulative dividends have been declared and paid (or deemed paid) in full on the Exchangeable Preferred Stock, (i) no dividend (other than a dividend payable solely in Junior Securities) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Junior Securities, (ii) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any shares of Junior Securities, other than a distribution consisting solely of Junior Securities, (iii) no shares of Parity Securities or Junior Securities shall be purchased, redeemed or otherwise acquired or retired for value (excluding an exchange for shares of Junior Securities) by the Company or any of its Subsidiaries and (iv) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Parity Securities or Junior Securities by the Company or any of its Subsidiaries. Holders of the Exchangeable Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends as herein described.

                  4.       Distributions Upon Liquidation, Dissolution or
Winding Up

         Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company or reduction or decrease in its capital stock resulting in a distribution of assets to the holders of any class or series of the Company's capital stock, each Holder of shares of the Exchangeable Preferred Stock shall be entitled to payment out of the assets of the Company available for distribution of an amount equal to the Liquidation Preference per share of Exchangeable Preferred Stock held by such Holder plus, without duplication, accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for any partial Dividend Period) and Liquidated Damages, if any, thereon to the date fixed for liquidation, dissolution, winding up or reduction or decrease in capital stock, before any distribution is made on any Junior Securities, including, without limitation, common stock of the Company. After payment in full of the Liquidation Preference plus, without duplication, all accrued dividends and Liquidated Damages, if any, thereon to which Holders of Exchangeable Preferred Stock are entitled, such Holders shall not be entitled to any further participation in any distribution of assets of the Company. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Exchangeable Preferred Stock and all other Parity Securities are not paid in full, the holders of the Exchangeable Preferred Stock and the Parity Securities shall share equally and ratably in any distribution of assets of the Company in proportion to the full liquidation preference plus, without duplication, accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for any partial Dividend Period) and Liquidated Damages, if any, thereon to which each is entitled. However, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more corporations shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Company or reduction or decrease in capital stock, unless such sale, conveyance, exchange or transfer shall be in connection with a liquidation, dissolution or winding up of the business of the Company or reduction or decrease in its capital stock.

                  5.       Redemption by the Company

                  (a) On October 15, 2007 (the "Mandatory Redemption Date"), the Company shall be required to redeem (subject to the legal availability of funds therefor) all outstanding shares of Exchangeable Preferred Stock at a price in cash equal to the Liquidation Preference thereof plus, without duplication, accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for any partial Dividend Period) and Liquidated Damages, if any, thereon to the date of redemption. The Company shall not be required to make sinking fund payments with respect to the Exchangeable Preferred Stock. The Company shall take all actions required or permitted under the DGCL to permit such redemption, including, without limitation, through the revaluation of its assets in accordance with the DGCL, to make or keep funds legally available for such redemption.

                  (b) The Exchangeable Preferred Stock may not be redeemed at the option of the Company prior to October 15, 2002. The Exchangeable Preferred Stock may be redeemed, in whole or in part, at the option of the Company on or after October 15, 2002 at the Applicable Redemption Price. Notwithstanding the first sentence of this Section 5(b), the Company may, at its option, use the net proceeds from (x) an Initial Public Offering of the Common Stock of the Company or (y) a sale of the Capital Stock (other than the Disqualified Stock) of the Company to a Strategic Investor in a single transaction or a series of related transactions for at least $25.0 million (clauses (x) and (y) together, collectively referred to herein as "Qualified Equity Offerings") to redeem shares of Exchangeable Preferred Stock then outstanding (whether initially issued or issued in lieu of the payment of cash dividends) having an aggregate Liquidation Preference of up to $70.0 million for cash at a redemption price equal to 112.875% of the Liquidation Preference per share of the Exchangeable Preferred Stock, plus, without duplication, accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for any partial Dividend Period) and Liquidated Damages, if any, thereon to the date of redemption; provided, that, in either case, immediately after any such redemption, shares of Exchangeable Preferred Stock having an aggregate Liquidation Preference of at least $130.0 million shall remain outstanding; and
                                                       23
provided, further, that such redemption shall occur within 90 days of the closing of such Qualified Equity Offering.

                  (c) In case of redemption of fewer than all of the shares of Exchangeable Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata or by lot as determined by the Company in its sole discretion.

                  (d) Notice of any redemption shall be sent by or on behalf of the Company not less than 30 nor more than 60 days prior to the date specified for redemption in such notice (including the Mandatory Redemption Date, the "Redemption Date"), by first class mail, postage prepaid, to all Holders of record of the Exchangeable Preferred Stock at their last addresses as they shall appear on the books of the Company; provided that the failure to give such notice or any defect therein or in the mailing thereof shall not affect the validity of the proceedings for the redemption of any shares of Exchangeable Preferred Stock except as to the Holder to whom the Company has failed to give notice or except as to the Holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Exchangeable Preferred Stock may be listed or admitted to trading, such notice shall state: (i) whether such redemption is being made pursuant to the optional or the mandatory redemption provisions hereof; (ii) the Redemption Date; (iii) the Applicable Redemption Price; (iv) the number of shares of Exchangeable Preferred Stock to be redeemed and, if fewer than all shares held by such Holder are to be redeemed, the number of such shares to be redeemed; (v) the place or places where certificates for such shares are to be surrendered for payment of the Applicable Redemption Price, including any procedures applicable to redemptions to be accomplished through book-entry transfers; and (vi) that dividends on the shares to be redeemed shall cease to accumulate on the Redemption Date. Upon the mailing of any such notice of redemption, the Company shall become obligated to redeem at the time of redemption specified thereon all shares called for redemption.

                  (e) If notice has been mailed in accordance with Section 5(d) above and provided that on or before the Redemption Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds by depositing such funds with the Paying Agent or other commercial bank or trust company having capital and surplus in excess of $500 million in trust for the pro rata benefit of the Holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Redemption Date, dividends on the shares of the Exchangeable Preferred Stock so called for redemption shall cease to accumulate, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Exchangeable Preferred Stock, and all rights of the Holders thereof as stockholders of the Company (except the right to receive from the Company the Applicable Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state), such shares shall be redeemed by the Company at the Applicable Redemption Price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the Holder thereof.

                  (f) Any funds deposited with the Paying Agent or other bank on trust company specified in Section 5(e) for the purpose of redeeming Exchangeable Preferred Stock shall be irrevocable, except that:

                           (i) upon the redemption of such Exchangeable
         Preferred Stock, the Company shall be entitled to receive from the Paying Agent or such other bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the Holders of any shares redeemed shall have no claim to such interest or other earnings; and

                           (ii) any balance of monies so deposited by the Company and unclaimed by the Holders of the Exchangeable Preferred Stock entitled thereto at the expiration of two years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Company, and after any such repayment, the Holders of the shares entitled to the funds so repaid to the Company shall look only to the Company for payment without interest or other earnings.

                  (g) No Exchangeable Stock may be redeemed except with funds legally available for redemption. The Company shall take all actions required or permitted under the DGCL to permit any such redemption, including, without limitation, through the revaluation of its assets in accordance with the DGCL, to make or keep funds legally available for such redemption.
                  (h) Notwithstanding the foregoing provisions of this Section 5, unless the full cumulative dividends on all outstanding shares of Exchangeable Preferred Stock shall have been declared and paid, or, contemporaneously with such redemption, are declared and paid, for all past dividend periods, none of the shares of Exchangeable Preferred Stock shall be redeemed unless all outstanding shares of Exchangeable Preferred Stock are simultaneously redeemed.

                  (i) All shares of Exchangeable Preferred Stock redeemed pursuant to this Section 5 shall be restored to the status of authorized and unissued shares of preferred stock, without designation as to series, and may thereafter be reissued as shares of any series of preferred stock other than shares of Exchangeable Preferred Stock.

                  6.       Exchange

                  (a) The Company may, at its option on any Dividend Payment Date, exchange, in whole, but not in part, the then outstanding shares of Exchangeable Preferred Stock for Exchange Debentures; provided that: (i) on the date of such exchange there are no accumulated and unpaid dividends and Liquidated Damages, if any, on the Exchangeable Preferred Stock (including the dividends payable on such date) or other contractual impediments to such exchange; (ii) there shall be legally available funds sufficient therefor; (iii) immediately after giving effect to such exchange, no default or event of default would exist under the Exchange Debentures or the Exchange Debenture Indenture immediately after such exchange and no default or event of default exists under the Senior Indenture or the Senior Secured Indenture immediately prior to such exchange or would be caused thereby; (iv) each of the Senior Indenture, the Senior Secured Indenture and the Exchange Debenture Indenture, as the case may be, has been qualified under the Trust Indenture Act, if such qualification is required at the time of exchange; and (v) the Company shall have delivered a written opinion to the Exchange Debenture Trustee to the effect that all conditions to be satisfied on or prior to such exchange have been satisfied.
                  (b) The Exchange Debentures shall be issuable in principal amounts of $1,000 and integral multiples thereof to the extent possible, and shall also be issuable in principal amounts less than $1,000 so that each Holder of Exchangeable Preferred Stock shall receive certificates representing the
                                                       25
entire amount of Exchange Debentures to which such Holder's shares of Exchangeable Preferred Stock entitle such Holder. Notice of the intention to exchange shall be sent by or on behalf of the Company not more than 60 days nor less than 30 days prior to the date fixed for the exchange (the "Exchange Date"), by first class mail, postage prepaid, to each Holder of record of Exchangeable Preferred Stock at its registered address. In addition to any information required by law or by the applicable rules of any exchange upon which the Exchangeable Preferred Stock may be listed or admitted to trading, such notice shall state: (i) the Exchange Date; (ii) the place or places where certificates for such shares are to be surrendered for exchange, including any procedures applicable to exchanges to be accomplished through book-entry transfers; and (iii) that dividends on the shares of Exchangeable Preferred Stock to be exchanged shall cease to accumulate on the Exchange Date.
                  (c) A Holder delivering Exchangeable Preferred Stock for exchange shall not be required to pay any taxes or duties in respect of the issue or delivery of Exchange Debentures on exchange but shall be required to pay any tax or duty that may be payable in respect of any transfer involved in the issue or delivery of the Exchange Debentures in a name other than that of the Holder of the Exchangeable Preferred Stock. Certificates representing Exchange Debentures shall not be issued or delivered unless all taxes and duties, if any, payable by the Holder have been paid.

                  (d) If notice of any exchange has been properly given, and if on or before the Exchange Date the Exchange Debentures have been duly executed and authenticated and an amount in additional shares of Exchangeable Preferred Stock equal to all accumulated and unpaid dividends, if any, thereon to the Exchange Date has been deposited with the Transfer Agent, then on and after the close of business on the Exchange Date, the shares of Exchangeable Preferred Stock to be exchanged shall no longer be deemed to be outstanding and all rights of the Holders thereof as stockholders of the Company shall cease, except the right of the Holders to receive upon surrender of their certificates the Exchange Debentures and all accumulated and unpaid dividends, if any, thereon to the Exchange Date. All shares of Exchangeable Preferred Stock exchanged pursuant to this Section 6 and any authorized and reserved but unissued Preferred Stock after October 15, 2002 shall be restored to the status of authorized and unissued shares of preferred stock, without designation as to series, and may thereafter be reissued as shares of any series of preferred stock other than shares of Exchangeable Preferred Stock.

                  (e) As a condition to the exercise of the exchange rights described in this Section 6, the Company shall deliver an opinion to the Exchange Debenture Trustee as to the due authorization, execution and delivery of, and as to the valid and binding and enforceable nature of, both the Exchange Debentures and the Exchange Debenture Indenture and as to the compliance by the Company with the provisions hereof.

                  7.       Voting Rights; Amendment; Waiver

                  (a) The Holders of record of shares of the Exchangeable Preferred Stock shall be entitled to one vote per share on all matters to be voted on generally by stockholders.

                  (b)      In addition, upon:

                           (i) the accumulation of accrued and unpaid dividends (and, if after October 15, 2002, such dividends are not paid in cash) on the outstanding Exchangeable Preferred Stock in an amount equal to six (6) quarterly dividends (whether or not consecutive);
                                                       26

                           (ii) the failure of the Company to satisfy any repurchase obligation (including, without limitation, pursuant to any required Change of Control Offer) with respect to the Exchangeable Preferred Stock;

                           (iii) the failure of the Company to make a Change of Control Offer on the terms and in accordance with the provisions described below in Section 8 hereof;

                           (iv) the failure of the Company to comply with any of the other covenants or agreements set forth in this Certificate of Designations and the continuance of such failure for 30 consecutive days or more after receipt of notice of such failure from the holders of at least 25% of the Exchangeable Preferred Stock then outstanding; or

                           (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Closing Date, which default (1) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (2) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more, at any time, in each case, after a 10-day period during which such Payment Default shall not have been cured or such acceleration rescinded (each of the events described in clauses (i), (ii), (iii), (iv) and (v) being referred to herein as a "Voting Rights Triggering Event");

then the number of members of the Company's Board of Directors shall be immediately and automatically increased by two, and the Holders of a majority of the outstanding shares of Exchangeable Preferred Stock, voting as a separate class, shall be entitled to elect two members to the Board of Directors of the Company. The voting rights provided for in this Section 7 shall be the exclusive remedy for the holders of the Exchangeable Preferred Stock for any violation by the Company of its obligations under this Certificate of Designations that constitutes a Voting Rights Triggering Event.

                  (c) Whenever such voting right shall have vested, such right may be exercised initially either at a special meeting of the Holders of Exchangeable Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such annual meetings or by the written consent of the Holders of Exchangeable Preferred Stock. Such right of the Holders of Exchangeable Preferred Stock to elect directors may be exercised until (i) all dividends in arrears shall have been declared and paid in full and (ii) all other Voting Rights Triggering Events have been cured or waived, at which time the right of the Holders of Exchangeable Preferred Stock to elect such number of directors shall cease, the term of such directors previously elected shall thereupon terminate, and the authorized number of directors of the Company shall thereupon return to the number of authorized directors otherwise in effect, but subject always to the same provisions for the renewal and divestment of such special voting rights in the case of any Voting Rights Triggering Event.

                  (d) At any time when such voting rights shall have vested in the Holders of Exchangeable Preferred Stock and if such rights shall not already have been initially exercised, a proper officer of the Company shall, upon the written request of Holders of record of 10% or more of the Exchangeable Preferred Stock then outstanding, addressed to the Secretary of the Company, call a special meeting of Holders of Exchangeable Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Company or, if none, at a place designated by the Secretary of the Company. If such meeting shall not be called by the proper officers of the Company within 30 days after the personal service of such written request upon the Secretary of the Company, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Company at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the Holders of record of 10% of the shares of Exchangeable Preferred Stock then outstanding may designate in writing a Holder of Exchangeable Preferred Stock to call such meeting at the expense of the Company, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the place for holding annual meetings of the Company or, if none, at a place designated by such Holder. Any Holder of Exchangeable Preferred Stock that would be entitled to vote at such meeting shall have access to the stock books of the Company for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this Section 7. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called if any such request is received less than 90 days before the date fixed for the next ensuing annual or special meeting of stockholders.

                  (e) If any director so elected by the Holders of Exchangeable Preferred Stock shall cease to serve as a director before his or her term shall expire, the Holders of Exchangeable Preferred Stock then outstanding may, at a special meeting of the Holders called as provided above, elect a successor to hold office for the unexpired term of the director whose place shall be vacant.
                  (f) The Company shall not, without the affirmative vote or consent of the Holders of a majority of the shares of Exchangeable Preferred Stock then outstanding (with shares held by the Company or any of its Affiliates not being considered to be outstanding for this purpose);

                           (i)  authorize, create (by way of reclassification or
otherwise) or issue any Parity Securities or any Obligation or security convertible into or evidencing the right to purchase any Parity Securities (other than additional Exchangeable Preferred Stock issued as dividends on the Exchangeable Preferred Stock) if, after giving effect to the issuance of such Parity Securities, Obligations or other securities, the aggregate liquidation preference of outstanding Parity Securities, other than the Exchangeable Preferred Stock (including, without limitation, the aggregate Liquidation Preference of the Parity Securities issuable upon the conversion of such Obligations or other securities), would exceed the sum of (x) $25 million and (y) the aggregate amount of gross proceeds received after the Closing Date and on or prior to the date of issuance of such Parity Securities from the issuance of Qualified Junior Securities. For the purposes of the immediately preceding sentence, gross proceeds from the issuance of Qualified Junior Securities shall be deemed received by the Company and shall be included for purposes of calculating the amount of Parity Securities that may be issued only if and to the extent that such Qualified Junior Securities are outstanding on the date of issuance of such Parity Securities; or

                           (ii)  modify or amend Sections 8 or 9 hereof;
provided that following the mailing of any Change of Control
Offer and until the Expiration Date of that Change of Control Offer, no such modification or amendment may, without the consent of the holder of each outstanding share of Exchangeable Preferred Stock affected thereby, modify any Change of Control Offer for the Exchangeable Preferred Stock required under
Section 8 hereof in a manner materially adverse to the holders of outstanding Preferred Stock.

                  (g) The Company shall not, without the affirmative vote or consent of at least two-thirds of the then outstanding shares of Exchangeable Preferred Stock (with shares held by the Company or its Affiliates not being considered to be outstanding for this purpose):

                           (i)  authorize, create (by way of reclassification
or otherwise) or issue any Senior Securities or any Obligation or security convertible into or evidencing a right to purchase any Senior Securities; or
                           (ii) amend, or otherwise alter its by-laws or
Certificate of Incorporation (including this Certificate of
Designations) so as to affect adversely the powers, preferences or rights of the holders of the Exchangeable Preferred Stock or reduce the time for any notice to which the Holders of the Exchangeable Preferred Stock may be entitled.
                  For purposes of this Section 7(g), (A) an amendment to the Certificate of Incorporation or this Certificate of Designations to authorize or create, or to increase the amount of, Junior Securities, Parity Securities or Senior Securities shall not be deemed to affect adversely the powers, preferences or rights of the holders of the Exchangeable Preferred Stock and (B) amendments or modifications to Sections 8 and 9 hereof shall be governed by
Section 7(f)(ii) and not by this paragraph (g).

                  (h) The Company in its sole discretion may, without the vote or consent of any Holders of the Exchangeable Preferred Stock, amend or supplement this Certificate of Designations:

                           (i) to cure any ambiguity, defect or inconsistency;
                           (ii) to provide for uncertificated Exchangeable Preferred Stock in addition to or in place of certificated Exchangeable Preferred Stock; or

                           (iii) to make any change that would provide any additional rights or benefits to the Holders of the Exchangeable Preferred Stock or that does not adversely affect the legal rights under this Certificate of Designations of any such Holder.
                  (i) Holders of a majority of the outstanding shares of the Exchangeable Preferred Stock may waive compliance by the Company with the provisions of Section 9 hereof and may waive any past default of the provisions of Sections 8 and 9 hereof, except a default arising from failure to purchase any Exchangeable Preferred Stock tendered pursuant to a Change of Control Offer.

                  8.       Change of Control

                  (a) Upon the occurrence of a Change of Control, the Company shall make an offer (the "Change of Control Offer") to each Holder of shares of Exchangeable Preferred Stock to repurchase all or any part of such Holder's Exchangeable Preferred Stock at an offer price in cash equal to 101% of the aggregate Liquidation Preference thereof plus, without duplication, accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for any partial Dividend Period) and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment").

                  (b) The Change of Control Offer shall include all instructions and materials necessary to enable Holders to tender their shares of Exchangeable Preferred Stock.

                  (c) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Exchangeable Preferred Stock as a result of a Change of Control.

                  (d) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder stating:

                           (i) that the Change of Control Offer is being made pursuant to this Section 8 and that all shares of Exchangeable Preferred Stock tendered will be accepted for payment;
                           (ii) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed (the "Change of Control Payment Date");
                           (iii) that any share of Exchangeable Preferred Stock not tendered will continue to accrue dividends;
                           (iv) that, unless the Company fails to pay the Change of Control Payment, all shares of Exchangeable Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accumulate dividends after the Change of Control Payment Date;
                           (v) that Holders electing to have any shares of Exchangeable Preferred Stock purchased pursuant to a Change of Control Offer will be required to surrender the shares of Exchangeable Preferred Stock, with the form entitled "Option of Holder to Elect Purchase" which shall be included with the Notice of Change of Control completed, to the Paying Agent at the address specified in such notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

                           (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the number of shares of Exchangeable Preferred Stock delivered for purchase, and a statement that such Holder is withdrawing his election to have such shares purchased; and

                           (vii) the circumstances and relevant facts regarding such Change of Control (including, but not limited to, information with respect to pro forma historical financial information after giving effect to such Change of Control and information regarding the Person or Persons acquiring control).

                  (e) On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all shares of Exchangeable Preferred Stock or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all shares of Exchangeable Preferred Stock or portions thereof so tendered and (iii) deliver or cause to be delivered to the Transfer Agent the shares of Exchangeable Preferred Stock so accepted together with an Officers' Certificate stating the aggregate Liquidation Preference of the shares of Exchangeable Preferred Stock or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Exchangeable Preferred Stock so tendered the Change of Control Payment for such Exchangeable Preferred Stock, and the Transfer Agent shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new certificate representing the shares of Exchangeable Preferred Stock equal in Liquidation Preference to any unpurchased portion of the shares of Exchangeable Preferred Stock surrendered, if any. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                  (f) Prior to complying with the provisions of this Section 8, but in any event within 90 days following a Change of Control, the Company shall either repay all outstanding Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Indebtedness to permit the repurchase of Exchangeable Preferred Stock required by this Section 8.
                  (g) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 8 applicable to a Change of Control Offer made by the Company and purchases all shares of Exchangeable Preferred Stock validly tendered and not withdrawn under such Change of Control Offer.
                  9.       Certain Covenants

                  (a)      Incurrence of Indebtedness and Issuance of Preferred
Stock

                           (i) The Company shall not, and shall not permit any of its Subsidiaries or Joint Ventures to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, for the payment of (collectively, "incur" and correlatively, "incurred" and "incurrence") any Indebtedness (including, without limitation, Acquired Indebtedness) and shall not issue any Disqualified Stock and shall not permit any of its Subsidiaries or Joint Ventures to issue any shares of Preferred Stock; provided that the Company may incur Indebtedness (including, without limitation, Acquired Indebtedness) or issue shares of Disqualified Stock if the Company's Consolidated Leverage Ratio as of the last day of the Company's most recently ended fiscal quarter for which internal financial statements are available immediately preceding the date on which such Indebtedness is incurred, or such Disqualified Stock is issued, as the case may be, would have been (a) greater than zero and less than 5.5 to 1.0, if such incurrence as issuance is on or prior to March 31, 1999, and (b) greater than zero and less
                                                       31
         than 5.0 to 1.0, if such incurrence or issuance is after March 31, 1999, in each case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, as of the date of such calculation.
                           (ii) The provisions of Section 9(a)(i) shall not
                  apply to:

                                    (A) the incurrence of Indebtedness by the
                  Company, any Subsidiary (other than a General Partner Subsidiary) or any Permitted Joint Venture pursuant to Credit Agreement(s); provided that the aggregate principal amount of such Credit Agreement(s) at any one time outstanding under this clause (A) does not exceed $50.0 million for the Company, all of its Subsidiaries (other than a General Partner Subsidiary) and all of its Permitted Joint Ventures combined;
                                    (B) the incurrence of Vendor Debt by the
                  Company, any Subsidiary (other than a General Partner Subsidiary) or any Permitted Joint Venture; provided the aggregate principal amount of such Vendor Debt does not exceed 80% of the purchase price or cost of the construction, acquisition or improvement of the applicable Telecommunications Related Assets financed therewith (or 100% of the total cost of the Telecommunications Related Assets financed therewith if such Vendor Debt was extended for the purchase of tangible physical assets and was so financed by the vendor thereof or an affiliate of such vendor);
                                    (C)     Refinancing Indebtedness;
                                    (D) the incurrence of Indebtedness by the
                  Company not to exceed, at any one time outstanding, 2.0 times the sum of (1) the net cash proceeds received by the Company from the issuance and sale of its Capital Stock (other than Disqualified Stock) (including, without limitation, the net cash proceeds received from the issuance and sale of the Series A Preferred Stock) plus (2) the fair market value at the time of issuance of Equity Interests (other than Disqualified Stock) issued in connection with any acquisition of a Telecommunications Related Business, in each case to a Person other than a Subsidiary or a Joint Venture of the Company; provided that such Indebtedness does not mature prior to the Mandatory Redemption Date of the Exchangeable Preferred Stock and has a Weighted Average Life to Maturity longer than the Exchangeable Preferred Stock or the New Preferred Stock;
                                    (E) the incurrence by the Company of
                  Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $10.0 million;

                                    (F) the incurrence by any Restricted Joint
                  Venture of Non-Recourse Debt; provided that if any Non-Recourse Debt of a Restricted Joint Venture ceases to be Non-Recourse Debt, such event shall be deemed to constitute an incurrence of Indebtedness as of the date such Indebtedness ceases to be Non-Recourse Debt;

                                    (G) the guarantee of Indebtedness by a
                  General Partner Subsidiary in connection with the incurrence of Indebtedness by the Restricted Joint Venture of which such General Partner Subsidiary is a general partner;
                                    (H) the issuance by the Company of the
                  Exchange Debentures pursuant to the Exchange Debenture Indenture in accordance with the terms of the Certificate of Designations; and

                                    (I) the incurrence by any Subsidiary (other
                  than a General Partner Subsidiary) or any Permitted Joint Venture of Indebtedness (including, without limitation, Acquired Indebtedness) so long as all of the net proceeds of such incurrence are used by such Subsidiary or Permitted Joint Venture, as the case may be, directly in connection with the design, construction, development or acquisition of a Telecommunications Service Market; provided that, as of the last day of the Company's most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such Indebtedness is incurred, either: (a) the aggregate principal amount of all Indebtedness of such Subsidiary or such Permitted Joint Venture does not exceed 1.75 times the Invested Equity Capital of such Subsidiary or such Permitted Joint Venture; or (b) the Consolidated Leverage Ratio of such Subsidiary or such Permitted Joint Venture would not have been greater than 3.5 to 1.0, in each case determined on a pro forma basis (including pro forma application of the net proceeds therefrom) as if such Indebtedness had been incurred at the beginning of such fiscal quarter; and provided, further, that any Indebtedness incurred by any Subsidiary or any Permitted Joint Venture (other than Related Networks) pursuant to this paragraph shall be non-recourse with respect to the Company or any other Subsidiary or any other Joint Venture.
                           (iii) If an item of Indebtedness is permitted to be incurred on the basis of one or more of clauses (A) through (I) of
         Section 9(a)(ii) hereof, or is permitted to be incurred on the basis of
         Section 9(a)(i) hereof, then the Company shall classify such item in any manner that complies with Section 9(a) and such item shall be treated as having been incurred pursuant to only one of such clauses of
         Section 9(a)(ii) or pursuant to Section 9(a)(i). Accrual of interest or dividends, the accretion of accreted value or liquidation preference and the payment of interest or dividends in the form of additional Indebtedness or Preferred Stock shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 9(a).

                           (iv) For purposes of this Section 9(a), in the event that the Company proposes to incur Indebtedness pursuant to Section 9(a)(ii)(D) hereof, the Company shall, simultaneously with the incurrence of such Indebtedness, deliver to each Holder a resolution of the Board of Directors set forth in an Officer's Certificate stating that the sale or sales of Capital Stock forming the basis for the incurrence of such Indebtedness (i) constitutes a long term investment in the Company and (ii) has not been made for the purpose of circumventing Section 9(a) hereof. In the event that the Company rescinds, reverses or unwinds such sale of Capital Stock or otherwise returns or refunds all or any portion of the net cash proceeds of such sale of Capital Stock (whether by dividend, distribution or otherwise) within 270 days of the date of the incurrence of such Indebtedness, such Indebtedness shall be deemed to be incurred on the date of, and immediately after giving effect to, such recission, reversal, unwinding, return or refund.

                           (v) For purposes of this Section 9(a), in the event that a Restricted Joint Venture becomes a Permitted Joint Venture or otherwise ceases to be a Restricted Joint Venture, all of the then outstanding Indebtedness of such entity shall be deemed to have been incurred as of the date that such Restricted Joint Venture becomes a Permitted Joint Venture or otherwise ceases to be a Restricted Joint Venture.

                  (b) Merger, Consolidation or Sale of Assets. The Company shall not, without the affirmative vote of the Holders of a majority of the issued and outstanding Exchangeable Preferred Stock, voting or consenting as a separate class, consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Exchangeable Preferred Stock shall be converted into or exchanged for, and shall become shares of, such successor, transferee or resulting Person, having in respect of such successor, transferee or resulting Person the same powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon, that the Exchangeable Preferred Stock had with respect to the Company immediately prior to such transaction; (iii) immediately after such transaction no Voting Rights Triggering Event exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) shall have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to
Section 9(a)(i) hereof.

                  (c) Dividend and Other Payment Restrictions Affecting Subsidiaries.

                  The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to:

                  (i) (1) pay dividends or make any other distributions to the Company or any of its Subsidiaries (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (2) pay any indebtedness owed to the Company or any of its Subsidiaries;
                  (ii) make loans or advances to the Company or any of its Subsidiaries;

                  (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of

         (1)      Existing Indebtedness as in effect on the Closing Date;
         (2) any Credit Agreement creating or evidencing Indebtedness permitted by Section 9(a)(ii)(A) and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof;
         (3) this Certificate of Designations, the Exchangeable Preferred Stock, the Exchange Debenture Indenture or the Exchange Debentures;

         (4)      applicable law;

         (5) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

         (6) purchase money obligations or Vendor Debt for property acquired in the ordinary course of business that impose restrictions of the nature described in Section 9(c)(iii) on the property so acquired;

         (7) Indebtedness incurred pursuant to Section 9(a)(ii)(I), provided that such encumbrance or restriction only relates to the Subsidiary or Permitted Joint Venture incurring such Indebtedness; and

         (8) Refinancing Indebtedness, provided that such encumbrances or restrictions are no more restrictive than those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded. (d) Reports

                  Whether or not required by the rules and regulations of the Commission, so long as any shares of Exchangeable Preferred Stock are outstanding, the Company shall furnish to the Holders of Exchangeable Preferred Stock, (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K, respectively, if the Company were required to file such Forms, including, without limitation, a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants, (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports with the Commission and (iii) on a quarterly basis, certain financial information and operating data with respect to each Subsidiary and Joint Venture engaged in a Telecommunications Business in the form specified by Schedule A hereto. In addition, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information and reports with the Commission for public availability (unless the Commission shall not accept such a filing) and shall make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any Exchangeable Preferred Stock shall remain outstanding, it shall furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144(d)(4) under the Securities Act.
                  10.      Officers' Certificate

                  Each Officers' Certificate provided for in this Certificate of Designations shall include:

                  (a) a statement that the Officers making such certificate or opinion have read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
                  (c) a statement that, in the opinion of each such Officer, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (d) a statement as to whether or not, in the opinion of each such Officer, such condition or covenant has been satisfied.

                  11.      Payment

                  (a) All amounts payable in cash with respect to the Exchangeable Preferred Stock shall be payable in United States dollars at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of dividends (if any) may be made by check mailed to the Holders of the Exchangeable Preferred Stock at their respective addresses set forth in the register of Holders of Exchangeable Preferred Stock maintained by the Transfer Agent; provided that all cash payments with respect to the Global Shares (as defined below) and shares of Exchangeable Preferred Stock the Holders of which have given wire transfer instructions to the Company shall be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.
                  (b) Any payment on the Exchangeable Preferred Stock due on any day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such due date.

                  (c) The Company has initially appointed the Transfer Agent to act as the "Paying Agent." The Company may at any time terminate the appointment of any Paying Agent and appoint additional or other Paying Agents; provided that until the Exchangeable Preferred Stock has been delivered to the Company for cancellation, or moneys sufficient to pay the Liquidation Preference of the Exchangeable Preferred Stock plus, without duplication, accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for any partial Dividend Period) and Liquidated Damages, if any, on the Exchangeable Preferred Stock shall have been made available for payment and either paid or returned to the Company as provided in this Certificate of Designations, the Company shall maintain an office or agency in the Borough of Manhattan, The City of New York for surrender of Exchangeable Preferred Stock for payment and exchange.

                  (d) Dividends payable on the Exchangeable Preferred Stock on any redemption date or repurchase date that is a Dividend Payment Date shall be paid to the Holders of record as of the immediately preceding Record Date.

                  (e) All moneys and shares of Exchangeable Preferred Stock deposited with any Paying Agent or then held by the Company in trust for the payment of the Liquidation Preference and accumulated and unpaid dividends and Liquidation Damages, if any, on any shares of Exchangeable Preferred Stock which remain unclaimed at the end of two years after such payment has become due and payable shall be repaid to the Company, and the Holder of such shares of Exchangeable Preferred Stock shall thereafter look only to Company for payment thereof.

                  12.      Exclusion of Other Rights

                  Except as may otherwise be required by law, the shares of Exchangeable Preferred Stock shall not have any powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designations (as this Certificate of Designations may be amended from time to time) and in the Certificate of Incorporation. The shares of Exchangeable Preferred Stock shall have no preemptive or subscription rights.

                  13.      Headings of Subdivisions

                  The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

                  14.      Severability of Provisions

                  If any powers, preferences and relative, participating, optional and other special rights of the Exchangeable Preferred Stock and the qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as it may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other powers, preferences and relative, participating, optional and other special rights of the Exchangeable Preferred Stock and the qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as so amended) which can be given effect without the invalid, unlawful or unenforceable powers, preferences and relative, participating, optional and other special rights of the Exchangeable Preferred Stock and the qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no powers, preferences and relative, participating, optional or other special rights of the Exchangeable Preferred Stock and the qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such powers, preferences and relative, participating, optional or other special rights of Exchangeable Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

                  15.      Form of Exchangeable Preferred Stock
         (a) The Exchangeable Preferred Stock shall initially be issued in the form of one or more Global Securities ("Global Securities"). The Global Securities shall be deposited on the Closing Date with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to as the "Global Security Holder").

         (b) The Exchangeable Preferred Stock offered and sold in reliance on Rule 144A shall be issued initially in the form of a Rule 144A Global Security (the "Rule 144A Global Security"). Exchangeable Preferred Stock offered and sold in reliance on Regulation S shall be issued initially in the
                                                       37
form of a Regulation S Temporary Global Security (the "Regulation S Temporary Global Security"), which shall be deposited on behalf of the purchasers with the Transfer Agent, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary. Following the termination of the 40-day Restricted Period (as defined in Rule
144A), beneficial interests in the Regulation S Temporary Global Security shall be exchanged for benefical interests in a Regulation S Permanent Global Security pursuant to the applicable procedures of the Depositary.

         (c) So long as the Global Security Holder is the registered owner of any Exchangeable Preferred Stock, the Global Security Holder shall be considered the sole holder under this Certificate of Designations of the shares of Exchangeable Preferred Stock evidenced by the Global Security. Beneficial owners of shares of Exchangeable Preferred Stock evidenced by the Global Security shall not be considered the owners or holders thereof under this Certificate of Designations for any purpose.

         (d) Payments in respect of the Liquidation Preference of and accumulated and unpaid dividends and Liquidated Damages, if any, on any Exchangeable Preferred Stock registered in the name of the Global Security Holder on the applicable record date shall be payable by the Company to or at the direction of the Global Security Holder in its capacity as the registered holder under this Certificate of Designations. The Company may treat the persons in whose names Exchangeable Preferred Stock, including, without limitation, the Global Security, are registered as the owners thereof for the purpose of receiving such payments.

         (e) Any person having a beneficial interest in a Global Security may, upon request to the Company, exchange such beneficial interest for Exchangeable Preferred Stock in the form of registered definitive certificates (the "Certificated Securities"). Upon any such issuance, the Company shall register such Certificated Securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). If (i) the Company notifies the holders in writing that the Depositary is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the holders in writing that it elects to cause the issuance of Exchangeable Preferred Stock in the form of Certificated Securities under this Certificate of Designations, then, upon surrender by the Global Security Holder of its Global Security, Exchangeable Preferred Stock in such form will be issued to each person that the Global Security Holder and the Depositary identify as being the beneficial owner of the related Exchangeable Preferred Stock.

         (f) (i) Each Global Security shall bear a legend in substantially the following form:

                           "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR A SECURITY IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. THE DEPOSITARY TRUST COMPANY SHALL ACT AS THE DEPOSITARY UNTIL A SUCCESSOR SHALL BE APPOINTED BY THE COMPANY AND THE TRANSFER AGENT. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW

                           YORK) ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  (ii) In addition, the Regulation S Temporary Global Security shall bear a legend in substantially the following form:

                           "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED SECURITIES ARE AS SPECIFIED IN THE CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS OF PREFERRED STOCK AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF OF 127/8 SENIOR EXCHANGEABLE REDEEMABLE PREFERRED STOCK OF HYPERION TELECOMMUNICATIONS, INC. DATED AS OF OCTOBER 8, 1997. NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL SECURITY SHALL BE ENTITLED TO RECEIVE CASH DIVIDEND PAYMENTS HEREON. NOTHING IN THIS LEGEND SHALL BE DEEMED TO PREVENT DIVIDENDS FROM ACCRUING AND ACCUMULATING ON THIS SECURITY."
         (g) All shares of Exchangeable Preferred Stock and the Debentures issuable upon exchange thereof will bear a legend to the following effect, unless the Company determines otherwise in compliance with applicable law:
                           "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION." THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO (A) OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY ONLY (1) TO THE COMPANY, (2) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (3) TO A PERSON IT REASONABLY

                           BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A, (4) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (5) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR
                           (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI") THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRANFER AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRANSFER AGENT) OR (6) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT (AND BASED ON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), SUBJECT IN EACH OF THE FOREGOING CASES TO APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTIONS AND (B) THAT IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

         IN WITNESS WHEREOF, the Company has caused this certificate to be duly executed by James P. Rigas, Vice Chairman and Chief Executive Officer of the Company, and attested by Edward E.
Babcock, its Assistant Secretary, this 8th day of October, 1997.


                               HYPERION TELECOMMUNICATIONS, INC.


                               By: /s/   James P. Rigas
                               Name: James P. Rigas
                               Title: Vice Chairman and Chief Executive Officer




ATTEST:


By: /s/  Edward E. Babcock
    Name: Edward E. Babcock

                                   SCHEDULE A

                Form of Financial Information and Operating Data of the Subsidiaries and the Joint Ventures Presented by Cluster


Data presented for the fiscal period ended ____________:

                                            NORTH               MID-               MID-SOUTH              OTHER
                                            EAST              ATLANTIC                                   NETWORKS
FINANCIAL DATA

Total Revenue
Total Capital Expenditures
Total EBITDA
Proportional Revenue\*
Proportional Capital
Expenditures\*
Proportional EBITDA\*
STATISTICAL DATA
Route Miles
Fiber Miles
Buildings connected
LEC-COs collocated\**
Voice Grade Equivalent
Circuits
===================================  =================== =================== ===================== ====================








\*       Represents portion of revenue attributable to the Company.

\**      Local Exchange Carrier's central office.

           INDENTURE dated as of __________ between HYPERION TELECOMMUNICATIONS, INC., a Delaware corporation (the "Company") and ______________________________,
as trustee (the"Trustee").

           The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the holders (the "Holders") of the 127/8% Series A Senior Subordinated Debentures due 2007 (the "Exchange Debentures") and the 127/8% Series B Senior Subordinated Debentures due 2007 (the "New Exchange Debentures" and, together with the Series A Debentures, the "Debentures"):


                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01.   DEFINITIONS.


           "Accredited Investor" has the meaning set forth in Rule 501(a) (1),
(2), (3) of (7) of the Securities Act.

           "Acquired Indebtedness" means, with respect to any specified Person:
(i) Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

           "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this Indenture, beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control; provided, that no Local Partner shall be deemed an affiliate of a Subsidiary or a Joint Venture solely as a result of such Local Partner's ownership of more than 10% of the Voting Stock of such Subsidiary or Joint Venture.

           "Agent" means any Registrar, Paying Agent or co-registrar. "Agent Members" means members of, or participants in, the
Depository.

           "Annualized Pro Forma EBITDA" means with respect to any Person, such Person's Pro Forma EBITDA for the latest fiscal quarter for which internal financial statements are then available multiplied by four.

           "Applicable Procedures" means applicable procedures of the Depository, Euroclear or Cedel Bank, as the case may be.

           "Asset Sale" means

           (i) the sale, lease, conveyance, disposition or other transfer of any assets (including, without limitation, by way of a Sale and Leaseback Transaction) other than (a) sales of inventory in the ordinary course of business consistent with past practices and (b) issuances and sales by the Company of its Equity Interests (provided that the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole shall be governed by Sections 4.15 and 5.01 of the Indenture), and
           (ii) the issuance or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries or Joint Ventures, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million.

Notwithstanding the foregoing: (x) a transfer of assets by the Company to a Wholly Owned Subsidiary or by a Subsidiary to the Company or to another Wholly Owned Subsidiary, (y) an issuance of Equity Interests by a Subsidiary to the Company or to a Wholly Owned Subsidiary and (z) a Restricted Payment that is permitted by Section 4.07 will not be deemed to be Asset Sales.
           "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

           "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

           "Board of Directors" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

           "Business Day" means any day other than a Legal Holiday.
           "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

           "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
           "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more that one year from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500,000,000 and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having the highest rating obtainable from either Moody's Investors Service, Inc. or Standard & Poor's Corporation and, in each case, maturing within six months after the date of acquisition.

           "Certificate of Designations" The Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of 127/8% Senior Exchangeable Redeemable Preferred Stock of the Company dated as of October 8, 1997.

           "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange
Act) other than the Principals or their Affiliates, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person", other than the Principals and their Affiliates, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of the Capital Stock of the Company, or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors. For purposes of this definition, any transfer of an Equity Interest of an entity that was formed for the purpose of acquiring voting power of Capital Stock of the Company shall be deemed to be a transfer of such portion of such voting power of Capital Stock as corresponds to the portion of the equity of such entity that has been so transferred.

           "Consolidated Interest Expense" means, for any Person, for any period, the aggregate of the following for such Person for such period determined on a consolidated basis in accordance with GAAP: (a) the amount of interest in respect of Indebtedness (including amortization of original issue discount, amortization of debt issuance costs and non-cash interest payments on any Indebtedness and the interest portion of any deferred payment obligation) and (b) the interest component of rentals in respect of any Capital Lease Obligation paid, in each case whether accrued or scheduled to be paid or accrued by such Person during such period to the extent such amounts were deducted in computing Consolidated Net Income, determined on a consolidated basis in accordance with GAAP. For purposes of this definition, interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP consistently applied.
           "Company" means Hyperion Telecommunications, Inc. a Delaware corporation.

           "Consolidated Leverage Ratio" means, for any Person, as of any date, the ratio of (i) the sum of the aggregate outstanding amount of all Indebtedness of a Person and its Subsidiaries (other than any Indebtedness of a General Partner Subsidiary to the extent that such Indebtedness has been incurred in connection with such General Partner Subsidiary's partnership interest in the Restricted Joint Venture of which such General Partner Subsidiary is a general partner) determined on a consolidated basis in accordance with GAAP to (ii) Annualized Pro Forma EBITDA.
           "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions actually paid in cash to the referent Person or a Wholly Owned Subsidiary thereof, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

           "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments) and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.
           "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of this Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.
           "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.

           "Credit Agreement" means, with respect to any Person, any agreement entered into by and among such Person and one or more commercial banks or financial institutions, providing for senior term or revolving credit borrowings of a type similar to credit agreements typically entered into by commercial banks and financial institutions, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and related agreements may be amended, extended, refinanced, renewed, restated, replaced or refunded from time to time.
           "Cumulative Interest Expense" means the aggregate amount of Consolidated Interest Expense of the Company paid or accrued by the Company from and after the first day of the first fiscal quarter beginning after the date of the Indenture to the end of the fiscal quarter immediately preceding a proposed Restricted Payment, determined on a consolidated basis in accordance with GAAP.

           "Cumulative Pro Forma EBITDA" means the cumulative EBITDA of the Company from and after the first day of the first fiscal quarter beginning after the date of the Indenture to the end of the fiscal quarter immediately preceding the date of a proposed Restricted Payment, or, if such cumulative EBITDA for such period is negative, minus the amount by which such cumulative EBITDA is less than zero.

           "Debenture Custodian" means the Trustee, as custodian with respect to the Debentures in global form, or any successor entity thereto.
           "Debentures" means the Exchange Debentures and the New Exchange Debentures.

           "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

           "Definitive Debentures" means Restricted Definitive Debentures and Unrestricted Debentures.

           "Depository" means, with respect to any Global Debenture, the Person specified in Section 2.03 hereof as the Depositary with respect to such Debenture, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

           "Designated Senior Debt" means (i) all Obligations outstanding under each Credit Agreement permitted pursuant to Section 4.09(i) hereof, (ii) the Senior Notes, (iii) the Senior Secured Notes and (iv) any other Senior Debt permitted under Section 4.09 hereof, the principal amount of which is $20 million or more and that has been designated by the Company as "Designated Senior Debt."

           "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Debentures mature; provided, however, that any Capital Stock which would not constitute Disqualified Stock but for provisions thereof giving holders the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a Charge in Control occurring prior to the final maturity of the Debentures shall not constitute Disqualified Stock if the change of control provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions applicable to the Debentures contained in Section 4.15 hereof and such Capital Stock specifically provides that the Company will not repurchase or redeem any such stock pursuant to such provisions prior to the Company's repurchase of such Debentures as are required to be repurchased pursuant to Section 4.15 hereof; and provided, further, that the Preferred Stock and New Preferred Stock shall not be, and shall not be deemed to be, Disqualified Stock.

           "EBITDA" means, for any Person, for any period, an amount equal to
(A) the sum of (i) Consolidated Net Income for such period plus (ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (i) hereof plus (iii) Consolidated Interest

Expense for such period, plus (iv) depreciation for such period on a consolidated basis plus (v) amortization of intangibles for such period on a consolidated basis, plus (vi) any other non-cash items reducing Consolidated Net Income for such period minus (B) all non-cash items increasing Consolidated Net Income for such period, all for each such Person and its Subsidiaries determined in accordance with GAAP consistently applied.

           "Enhanced Services Provider" means (i) !NTERPRISE, a wholly owned subsidiary of US West, (ii) any nationally recognized Person which provides enhanced telecommunications services, including but not limited to, frame relay, Asynchronous Transfer Mode data transport, business video conferencing, private line data interconnect service and LAN connection and monitoring services, or
(iii) any Person that has least 500 existing enhanced data services installations in the United States.

           "Enhanced Services Venture" means any entity in which any Qualified Subsidiary or Permitted Joint Venture owns at least 50% of the Equity Interests, provided that the remainder of the Equity Interests are owned by an Enhanced Services Provider.

           "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

           "Exchange Act" means the Securities Exchange Act of 1934, as amended. "Exchange Debentures" means the Exhange Debentures described above issued under this Indenture.

           "Exchange Offer" means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange the Preferred Stock issued in the Offering for the New Preferred Stock or the Exchange Debentures for the New Exchange Debentures, as the case may be.

           "Existing Indebtedness" means (i) the Senior Notes, (ii) the Senior Secured Notes and (iii) any other Indebtedness of the Company and its Subsidiaries (a) in existence on October 9, 1997 or (b) incurred by the Company, its Subsidiaries and its Joint Ventures after October 9, 1997 and on or prior to the Issue Date in accordance with the Certificate of Designations.
           "Existing Networks" means the telecommunications networks operated by the Company, its Subsidiaries and Joint Ventures, including, but not limited to, all networks under construction, on the date hereof.

           "Fiber Lease Agreements" means the agreements relating to fiber leases as set forth on Schedule A hereto.

           "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

           "General Partner Subsidiary" means a direct or indirect Wholly Owned Subsidiary of the Company that (i) is a general partner or stockholder of a Restricted Joint Venture and (ii) (a) is not engaged in any trade or business other than the holding, voting, disposing of or taking any action with respect to its Equity Interest in such Restricted Joint Venture, (b) has no material assets other than its Equity Interest in such Restricted Joint Venture, (c) has no material liabilities other than liabilities arising (1) as a result of the guarantee by such General Partner Subsidiary of Indebtedness incurred by the Restricted Joint Venture of which such General Partner Subsidiary is a general partner or (2) by operation of law; provided that, for purposes of this definition, Hyperion Telecommunications of Virginia, Inc. shall be deemed to be a General Partner Subsidiary for all purposes so long as Hyperion Telecommunications of Virginia, Inc. does not engage in any operations or business that is materially different from the operations or business engaged in by such company on the date hereof.

           "Global Debenture" means, individually and collectively, the Regulation S Global Debenture, the Rule 144A Global Debenture and the Unrestricted Global Debenture.

           "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

           "Holder" means a Person in whose name a Debenture is registered. "Indebtedness" means, with respect to any Person, (a) any liability of any Person, whether or not contingent (i) for borrowed money, or under any reimbursement obligation relating to a letter of credit, bankers' acceptance or note purchase facility; or (ii) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation); or (iii) for the payment of money relating to a lease that is required to be classified as a Capitalized Lease Obligation in accordance with GAAP; (iv) for Disqualified Stock; or (v) for preferred stock of any Subsidiary (other than preferred stock held by the Company or any of its Subsidiaries); (b) any liability of others described in the preceding clause (a) that the Person has guaranteed, that is recourse to such Person or that is otherwise its legal liability; and (c) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) and (b) above.
           "Indenture" means this Indenture, as amended or supplemented from time to time.

           "Initial Public Offering" means an initial underwritten public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act of 1933, as amended.

           "Intercompany Notes" means the intercompany notes issued by Subsidiaries and Joint Ventures of the Company in favor of the Company or its Subsidiaries to evidence loans by the Company to such Subsidiary or Joint Venture, in each case, in the form attached as Annex 1 hereto.
           "Invested Equity Capital" means, with respect to any of the Company's Subsidiaries or Joint Ventures as of any date, the sum of (i) the total dollar amount contributed in cash plus the value of all property contributed (valued at the lower of fair market value of such property at the time of contribution, determined in good faith by the Company's Board of Directors, or the book value of such property at the time of contribution on the books of the Person making such contribution) to such Subsidiary or Joint

Venture, as the case may be, since the date of its formation in the form of common equity plus, without duplication, (ii) the total dollar amount contributed in cash plus the value of all property contributed (valued at the lower of fair market value of such property at the time of contribution, determined in good faith by the Company's Board of Directors, or the book value of such property at the time of contribution on the books of the Person making such contribution) to such Subsidiary or Joint Venture, as the case may be, since the date of its formation by Local Partners (and their Affiliates) in consideration of the issuance of preferred equity on a basis that is substantially proportionate to their common equity interests plus, without duplication, (iii) the total dollar amount contributed in cash plus the value of all property contributed (valued at the lower of fair market value of such property at the time of contribution, determined in good faith by the Company's Board of Directors, or the book value of such property at the time of contribution on the books of the Person making such contribution) to such Subsidiary or Joint Venture since the date of its formation by the Company in consideration of the issuance of preferred equity less (iv) the fair market value of all dividends and other distributions (in respect of any Equity Interest and in whatever form and however designated) made by such Subsidiary or Joint Venture, as the case may be, since the date of its formation to the holders of its common equity (and their Affiliates); provided that in no event shall the aggregate amount of such dividends and other distributions made by such Subsidiary or Joint Venture, as the case may be, to any such Person (or its Affiliates) reduce the Invested Equity Capital of such Subsidiary or Joint Venture, as the case may be, by more than the total contributions (per clauses
(i) through (iii) above) to such Subsidiary or Joint Venture, as the case may be, by such Person (and its Affiliates).

           "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting solely of common equity securities of the Company shall not be deemed to be an Investment. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of.

           "Issue Date" means the date on which the Exchange Debentures are originally issued under the Indenture.

           "Joint Venture" means a corporation, partnership or other entity engaged in one or more Telecommunications Businesses (i) in which the Company or its Subsidiaries owns, directly or indirectly, an Equity Interest with the balance of the Equity Interest thereof being held by one or more Local Partners and (ii) that is managed and operated by the Company or any of its Subsidiaries.
           "Joint Venture Investment" means any Investment in a Joint Venture. "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

           "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).
           "Liquidated Damages" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

           "Local Partner" means, with respect to any Joint Venture (i) the Joint Venture partners set forth on Schedule B hereto, and (ii) any other Person, provided that such other Person (a) is a major cable company or utility that has a substantial presence within the specific market of such Joint Venture, which presence shall be evidenced, (a) in the case of a cable company, by such company having a market share consisting of at least 50% of the total number of cable subscribers in such market and (b) in the case of a utility company, by such company having at least 75% of the total customer base of such market or (b) is a Wholly Owned Subsidiary of a major cable company or utility that (1) meets the criteria set forth in the immediately preceding clause (a) or
(2) has all of its initial capital contributions under the agreement governing the Joint Venture fully and unconditionally guaranteed, until such time as all such contributions have been made, by one or more Persons who meet the criteria set forth in the immediately preceding clause (a).

           "Local Partner Agreements" means the joint venture agreements with Local Partners, as set forth on Schedule C hereto.

           "Management Agreements" means the agreements governing the management of the networks, as set forth on Schedule D hereto.

           "Net Cash Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale and principal payments on debt, as and when received), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

           "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to Sale and Leaseback Transactions), or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries, and

(ii) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

           "New Preferred Stock" means the Series B Preferred Stock authorized by the Certificate of Designation that may be issued pursuant to the Exchange Offer pursuant to the Registration Rights Agreement.

           "New Telecommunications Service Market" means a Telecommunications Service Market in an area that is not within ten miles of any of the Company's Existing Networks.

           "Non-Recourse Debt" means Indebtedness: (i) as to which neither the Company nor any of its Subsidiaries nor any of its Permitted Joint Ventures (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor, co-obligor or otherwise) or (c) constitutes the lender;
(ii) as to which no default with respect to which (including any rights that the holders thereof may have to take enforcement action against a Restricted Joint Venture) would permit (upon notice, lapse of time, the occurrence or failure to occur, of any other condition or event or any combination thereof) any holder of any other Indebtedness of the Company, any of its Subsidiaries or any of its Permitted Joint Ventures to declare a default on such other Indebtedness or cause or permit the payment thereof to be accelerated prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company, any of its Subsidiaries or any of its Permitted Joint Ventures; provided that the recourse (if any) of a holder of such Indebtedness to the General Partner Subsidiary of a Restricted Joint Venture in which such General Partner Subsidiary is a general partner as a result of being a general partner of such Restricted Joint Venture will not be considered credit support or direct or indirect liability of such General Partner Subsidiary for purposes of clauses
(i)(a), (ii)(b) and (iii) above.

           "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

           "Offering" means the Company's offering of 127/8% Senior Exchangeable Redeemable Preferred Stock due 2007.

           "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.
           "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 11.05 hereof.

           "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
11.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

           "Pari Passu Notes" means any notes issued by the Company which, by their terms and the terms of any indenture governing such notes, have an obligation to be repurchased by the Company upon the occurrence of an Asset Sale.

           "Permitted Investments" means

                (a) any Investment in a Wholly Owned Subsidiary of the Company that is engaged, either directly or indirectly through a Qualified Subsidiary or Joint Venture, in the Telecommunications Business;
                (b) any Investment in a Qualified Subsidiary of the Company that is directly engaged in the Telecommunications Business;
                (c)   any Investment in Cash Equivalents;

                (d) any Investment in a Person that is not a Subsidiary of the Company, if as a result of such Investment (i)(A) such Person becomes a Qualified Subsidiary or Wholly Owned Subsidiary of the Company or
           (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Qualified Subsidiary and (ii)(A) such Wholly Owned Subsidiary, either directly or indirectly through a Qualified Subsidiary or a Joint Venture, is engaged in the Telecommunications Business or (B) such Qualified Subsidiary is directly engaged in the Telecommunications Business;
                (e)   any Permitted Joint Venture Investment;
                (f) any Investment made as a result of the receipt of non-cash consideration (whether or not such non-cash consideration is deemed to be cash for the purposes of Section 4.10) from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof; or
                (g)   any Investment in an Enhanced Services Venture.
           "Permitted Joint Venture" means any Joint Venture in which the Company has, directly or indirectly, a 45% or greater Equity Interest.
           "Permitted Joint Venture Investment" means any Joint Venture Investment by the Company or a Wholly Owned Subsidiary of the Company if, after such Joint Venture Investment, the Company has, directly or indirectly, a 45% or greater Equity Interest in such Joint Venture.

           "Permitted Junior Securities" means Equity Interests in the Company or debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Debentures are subordinated to Senior Debt pursuant to Article 10 hereof.

           "Permitted Liens" means

                (i) Liens on the property of the Company, any Subsidiary or any Permitted Joint Venture securing Obligations under Indebtedness that may be incurred pursuant to clause (i) of Section 4.09 hereof;
                (ii) Liens in favor of the Company;

                (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company, any Subsidiary or any Permitted Joint Venture; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company;
                (iv) Liens on property existing at the time of acquisition thereof by the Company, any Subsidiary or any Permitted Joint Venture, provided that such Liens were in existence prior to the contemplation of such acquisition;

                (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;
                (vi) Liens existing on the date of this Indenture; (vii) Liens on property of Subsidiaries and Permitted Joint
           Ventures securing Obligations under Indebtedness incurred pursuant to clause (viii) of Section 4.09 hereof but only to the extent that (a) in the case of Subsidiaries and Permitted Joint Ventures that are incurring Indebtedness other than Related Network Debt, such Liens secure only such Indebtedness incurred by such Subsidiary or such Joint Venture; and (b) in the case of Subsidiaries and Joint Ventures that are incurring Related Network Debt, such Liens secure only such Related Network Debt;

                (viii) Liens securing Obligations under the Senior Indenture, the Senior Notes, the Senior Secured Indenture, the Senior Secured Notes, this Indenture and the Debentures;

                (ix) Liens securing Obligations under Vendor Debt pursuant to clause (ii) of Section 4.09 hereof; provided that the principal amount of such Vendor Debt secured by such Lien does not exceed 100% of the purchase price or cost of acquisition, construction or improvement of the Telecommunications Related Assets subject to such Liens;

                (x) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

                (xi) Liens incurred in the ordinary course of business of the Company, any Subsidiary or any Permitted Joint Venture with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company, such Subsidiary or such Permitted Joint Venture; and

                (xii) Liens securing Refinancing Indebtedness, but only if, and to the extent, that such Liens that are incurred in connection with such Refinancing Indebtedness are at least as favorable to the Holders of Debentures as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

           "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

           "Private Placement Legend" means the legend set forth in Section 2.06(g)(i)(A) to be placed on all Exchange Debentures issued under this Indenture except as permitted pursuant to Section 2.06(g)(i)(B).
           "Preferred Stock" for any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

           "Principals" means John J. Rigas and members of his immediate family, any of their respective spouses, estates, lineal descendants, heirs, executors, personal representatives, administrators, trusts for any of their benefit and charitable foundations to which shares of the Company's Capital Stock beneficially owned by any of the foregoing have been transferred.
           "Pro Forma EBITDA" means, for any Person, for any period, the EBITDA of such Person as determined on a consolidated basis in accordance with GAAP consistently applied, after giving effect to the following: (i) if, during or after such period, such Person or any of its Subsidiaries shall have made any Asset Sale, Pro Forma EBITDA for such Person and its Subsidiaries for such period shall be reduced by an amount equal to the Pro Forma EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for the period or increased by an amount equal to the Pro Forma EBITDA (if negative) directly attributable thereto for such period, (ii) if, during or after such period, such Person or any of its Subsidiaries completes an acquisition of any Person or business which immediately after such acquisition is a Subsidiary of such Person, Pro Forma EBITDA shall be computed so as to give pro forma effect to such acquisition of such Person or business, as the case maybe, as if such acquisition had been completed as of the beginning of such periods, and (iii) if, during or after such period, such Person or any of its Subsidiaries incurs any Indebtedness (including without limitation, any Acquired Indebtedness) or issues any Disqualified Stock, Pro Forma EBITDA shall be computed so as to give pro forma effect (including pro forma application of the proceeds therefrom) thereto as if such Indebtedness or Disqualified Stock had been incurred or issued at the beginning of such period.

           "Qualified Subsidiary" means any Subsidiary in which a Local Partner or Local Partners own at least 5% but less than 50% of the Equity Interests of such Subsidiary; provided that such Subsidiary remains a Subsidiary of the Company at all times for purposes of this Indenture.

           "Refinancing Indebtedness" means any Indebtedness of the Company, any of its Subsidiaries or any of its Permitted Joint Ventures issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company, any of its Subsidiaries or any of its Permitted Joint Ventures; provided that: (i) the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Debentures, such Refinancing Indebtedness has a final maturity date later than the final maturity date of the Debentures, and is subordinated in right of payment to the Debentures on terms at least as favorable to the Holders of Debentures as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iv) to the extent that the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded was secured by Liens, any Liens being incurred in connection with such Refinancing Indebtedness are at least as favorable to the Holders of Debentures as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (v) such Indebtedness is incurred either by the Company, the Subsidiary or the Permitted Joint Venture who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

           "Registration Rights Agreement" means the Registration Rights Agreement, dated as of October 9, 1997, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

           "Regulation S" means Regulation S promulgated under the Securities
Act.

           "Regulation S Global Debenture" means a Regulation S Temporary Global Debenture or Regulation S Permanent Global Debenture, as appropriate.
           "Regulation S Permanent Global Debenture" means a Permanent Global Debenture in the form of Exhibit A-1 hereto bearing the Global Debenture Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depository or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Debenture upon expiration of the Restricted Period.
           "Regulation S Temporary Global Debenture" means a Temporary Global Debenture in the form of Exhibit A-2 hereto bearing the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depository or its nominee, issued in a denomination equal to the outstanding principal amount of the Exchange Debentures initially sold in reliance on Rule 903 of Regulation S.

           "Related Networks" means any group of Qualified Subsidiaries or Permitted Joint Ventures in which the same Local Partner owns, or the same group of Local Partners own, all the Equity Interests of each such Qualified Subsidiary or Permitted Joint Venture that comprise such Related Network that are not owned by the Company.

           "Related Network Debt" means any Credit Agreement entered into by and among the Qualified Subsidiaries and/or Permitted Joint Ventures that comprise a Related Network.

           "Representative" means the indenture trustee, agent or representative for any Senior Debt.

           "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

           "Restricted Definitive Debentures" means Exchange Debentures that are in the form of the Exchange Debentures attached hereto as Exhibit A-1, that do not include the information called for by footnotes 1 and 2 thereof.
           "Restricted Global Debentures" means the Regulation S Global Debentures and the Rule 144A Global Debentures.

           "Restricted Period" means the 40-day restricted period as defined in Regulation S.

           "Restricted Investment" means any Investment other than a Permitted Investment.

           "Restricted Joint Venture" means any Joint Venture that is not a Permitted Joint Venture, but only if such Joint Venture: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not a party to any agreement, contract, arrangement or understanding with the Company, any of its Subsidiaries or any of its Permitted Joint Ventures unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company, such Subsidiary or such Permitted Joint Venture than those that might be obtained at the time from Persons who are not Affiliates of the Company; and (c) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company, any of its Subsidiaries or any of its Permitted Joint Ventures. If, at any time, a Restricted Joint Venture would fail to meet the requirements of a Restricted Joint Venture by becoming a Permitted Joint Venture or otherwise, it shall thereafter cease to be a Restricted Joint Venture for purposes of this Indenture and (i) all of the then outstanding Indebtedness of such entity shall be deemed to be incurred as of the date on which such entity becomes a Permitted Joint Venture or otherwise ceases to be a Restricted Joint Venture for purposes of Section 4.09 hereof subject to the provisions of
Section 6.01(d) hereof (and if such Indebtedness is not permitted to be incurred as of such date, the Company shall be in default of such covenant) and (ii) all of the then outstanding Investments made by such entity since the date of this Indenture shall be deemed to have been made as of the date that such Restricted Joint Venture becomes a Permitted Joint Venture or otherwise ceases to be a Restricted Joint Venture for purposes of Section 4.07 hereof (and if such Investments are not permitted to be made as of such date under Section 4.07 hereof, the Company shall be in default of such covenant); provided that if a Restricted Joint Venture ceases to be a Restricted Joint Venture as a result of
(i) the loss of its Local Partner or (ii) the loss of management control of such Restricted Joint Venture, then the provisions of Section 4.07 shall not be applied to such entity.

           "Restricted Joint Venture Investment" means any Joint Venture Investment by a General Partner Subsidiary if, after such Joint Venture Investment, such Joint Venture is a Restricted Joint Venture.

           "Rule 144A" means Rule 144A promulgated under the Securities Act. "Rule 144A Global Debenture" means a permanent global debenture that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of the Exchange Debenture attached hereto as Exhibit A-1, and that is deposited with and registered in the name of the Depository, representing Exchange Debentures sold in reliance on Rule 144A.
           "Rule 903" means Rule 903 promulgated under the Securities Act.
           "Rule 904" means Rule 904 promulgated under the Securities Act.
           "Sale and Leaseback Transaction" of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person more than 365 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

           "SEC" means the Securities and Exchange Commission.
           "Securities Act" means the Securities Act of 1933, as amended. "Senior Debt" means any Indebtedness permitted to be incurred by the
Company under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Debentures. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include (i) any liability for federal, state, local or other taxes owed or owing by the Company, (ii) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates, (iii) any trade payables or (iv) any Indebtedness that is incurred in violation of the Indenture.

           "Senior Indenture" means the indenture relating to the Senior Notes. "Senior Notes" means the Company's 13% Senior Discount Notes due
2003.

           "Senior Secured Indenture" means the indenture relating to the Senior Secured Notes.

           "Senior Secured Notes" means the Company's 12 1/4% Senior Secured Notes due 2004.

           "Series A Preferred Stock" means the Company's 127/8% Series A Senior Exchangeable Redeemable Preferred Stock due 2007.

           "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

           "Stated Maturity" means with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable.
           "Strategic Investor" means a corporation, partnership or other entity engaged in one or more Telecommunications Businesses that has, or 80% or more of the voting power of the Capital Stock of which is owned by a Person that has, an equity market capitalization, at the time (i) of its initial Investment in the Company or (ii) it purchases an Equity Interest in a Subsidiary or Joint Venture of the Company, as the case may be, in excess of $2.0 billion.
           "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity (other than a partnership) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership of which more than 50% of the partnership's capital accounts, distribution rights or general or limited partnership interests are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

           "Telecommunications Business" means the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities, (ii) creating, developing or marketing communications related network equipment, software and other devices for use in a telecommunications business or (iii) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified in (i) or (ii) above; provided that the determination of what constitutes a Telecommunications Business shall be made in good faith by the Board of Directors of the Company.

           "Telecommunications Related Assets" means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, used or intended for use in connection with a Telecommunications Business.
           "Telecommunications Service Market" means a network built by the Company to service a market.

           "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. SS 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

           "Transfer Restricted Securities" means securities that bear or are required to bear the legend set forth in Section 2.06 hereof.
           "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

           "U.S. Government Obligations" means fixed rate obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged, which are not callable and which mature (or may be put to the issues by the holder at no less than par) no later than the maturity date of the Debentures.

           "Unrestricted Global Debenture" means a permanent global Debenture that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of the Debenture attached hereto as Exhibit A-3, and that is deposited with or on behalf of and registered in the name of the Depository.

           "Unrestricted Definitive Debenture" means Exchange Debentures that are in the form of the Exchange Debentures attached hereto as Exhibit A-3 that do not include the information called for by footnotes 1 and 2 thereof.
           "Unrestricted Debentures" means the Unrestricted Global Debentures and Unrestricted Definitive Debentures.

           "Vendor Debt" means any purchase money Indebtedness of the Company or any Subsidiary incurred in connection with the acquisition of Telecommunications Related Assets and which purchase money Indebtedness was extended by the vendor of such Telecommunications Related Assets or an affiliate thereof.
           "Voting Stock" of any person means Capital Stock of such person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such person, whether at all times or only so long as no senior class of securities has voting power by reason of any contingency.
           "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.

           "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or a combination thereof.

SECTION 1.02.   OTHER DEFINITIONS.
                                                                     Defined in
   Term                                                               Section
   "Affiliate Transaction"........................................        4.11
   "Asset Sale"...................................................        4.10
   "Excess Proceeds Offer"........................................        3.09
   "Bankruptcy Law"...............................................        4.01
   "Change of Control Offer"......................................        4.15
   "Change of Control Payment"....................................        4.15
   "Change of Control Payment Date"...............................        4.15
   "Covenant Defeasance"..........................................        8.03
   "Custodian"....................................................        4.13
   "Event of Default".............................................        6.01
   "Excess Proceeds"..............................................        4.10

   "incur"........................................................        4.09
   "Legal Defeasance" ............................................        8.02
   "Offer Amount".................................................        3.09
   "Offer Period".................................................        3.09
   "Paying Agent".................................................        2.03
   "Purchase Date"................................................        3.09
   "Qualified Equity Offering" . . . . . . .......................        3.07
   "Registrar"....................................................        2.03
   "Restricted Payments"..........................................        4.07
SECTION 1.03.   INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.
           Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.
           The following TIA terms used in this Indenture have the following meanings:

           "indenture securities" means the Debentures;

           "indenture security Holder" means a Holder of a Debenture; "indenture to be qualified" means this Indenture; "indenture trustee" or "institutional trustee" means the Trustee;
           "obligor" on the Debentures means the Company and any successor obligor upon the Debentures.

           All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04.   RULES OF CONSTRUCTION.

           Unless the context otherwise requires:

           (1)  a term has the meaning assigned to it;

           (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

           (3)  "or" is not exclusive;

           (4) words in the singular include the plural, and in the plural include the singular;

           (5) provisions apply to successive events and transactions; and

           (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.


                                    ARTICLE 2
                                 THE DEBENTURES

           [This Article is subject to change, as necessary, to reflect circumstances and/or applicable rules and regulations in effect at the time of the execution of the Indenture.]

SECTION 2.01.  FORM AND DATING.


           The Debentures and the Trustee's certificate of authentication shall be substantially in the form of Exhibits A-1, A-2 and A-3 attached hereto. The Debentures may have notations, legends or endorsements required by law, stock exchange rule or usage, as designated by the Company or its counsel. Each Debenture shall be dated the date of its authentication.
           The Exchange Debentures issued and sold in reliance on Rule 144A shall be issued initially in the form of a Rule 144A Global Debenture. Exchange Debentures offered and sold to Accredited Investors in transactions exempt from registration under the Securities Act not made in reliance on Rule 144A or Regulation S shall be issued initially in the form of Restricted Definitive Debentures. Exchange Debentures offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Debenture, which shall be deposited on behalf of the purchasers of the Exchangers Debentures represented thereby with the Trustee, at its New York office, as custodian for the Depository, and registered in the name of the Depository or the nominee of the Depository for the accounts of designated agents holding on behalf of Euroclear or Cedel Bank, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depository or the Debenture Custodian, together with copies of certificates from Euroclear and Cedel Bank certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Debenture, and (ii) an Officers' Certificate from the Company to the effect set forth in Section 11.04(a) hereof. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Debenture shall be exchanged for beneficial interests in Regulation S Permanent Global Debentures pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Debentures, the Trustee shall cancel the Regulation S Temporary Global Debenture.

           Debentures issued in global form shall be substantially in the form of Exhibits A-1, A-2 or A-3 attached hereto (including the Global Debenture Legend and the "Schedule of Exchanges in the Global Debenture" attached thereto). Debentures issued in definitive form shall be substantially in the form of Exhibit A-1 or A-3 attached hereto (but without the Global Debenture Legend and without the "Schedule of Exchanges of Interests in the Global Debenture" attached thereto). Each Global Debenture shall represent such of the outstanding Debentures as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Debentures from time to time endorsed thereon and that the aggregate principal amount of outstanding Debentures represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of


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a Global Debenture to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Debentures represented thereby shall be made by the Trustee or the Debenture Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

           The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Debenture and the Regulation S Permanent Global Debentures that are held by the Agent Members through Euroclear or Cedel Bank.

SECTION 2.02.   EXECUTION AND AUTHENTICATION.

           Two Officers shall sign the Debentures for the Company by manual or facsimile signature.

           If an Officer whose signature is on a Debenture no longer holds that office at the time a Debenture is authenticated, the Debenture shall nevertheless be valid.

           A Debenture shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Debenture has been authenticated under this Indenture.

           The Trustee shall, upon a written order of the Company signed by two Officers, authenticate Debentures for original issue up to the aggregate principal amount stated in paragraph 4 of the Debentures. The aggregate principal amount of Debentures outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

           The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Debentures. An authenticating agent may authenticate Debentures whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.03.   REGISTRAR AND PAYING AGENT.

           The Company shall maintain (i) an office or agency where Debentures may be presented for registration of transfer or for exchange ("Registrar") and
(ii) an office or agency where Debentures may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Debentures and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
           The Company initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Debentures.


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






           The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Debenture Custodian with respect to the Global Debentures.

SECTION 2.04.   PAYING AGENT TO HOLD MONEY IN TRUST.

           The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Debentures, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Debentures.

SECTION 2.05.   HOLDER LISTS.

           The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA S 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Debentures and the Company shall otherwise comply with TIA S 312(a).

SECTION 2.06.   TRANSFER AND EXCHANGE.

           (a) Transfer and Exchange of Global Debentures. A Global Debenture may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depository to the Depository or to another nominee of the Depository, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Debentures will be exchanged by the Company for Definitive Debentures if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Debentures (in whole but not in part) should be exchanged for Definitive Debentures and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Debenture be exchanged by the Company for Definitive Debentures prior to
(x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates identified by the Company or its counsel to be required pursuant to Rule 903 under the Securities Act. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Debentures shall be issued in such names as the Depositary shall instruct the Trustee. Global Debentures also may be exchanged or replaced, in whole or in part, as provided in Sections
2.07 and 2.10 hereof. Every Debenture authenticated and delivered in exchange for, or in lieu of, a Global Debenture or any portion thereof, pursuant to
Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Debenture. A Global Debenture may not be exchanged for another Debenture


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other than as provided in this Section 2.06(a), however, beneficial interests in a Global Debenture may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

           (b) Transfer and Exchange of Beneficial Interests in Global Debentures. The transfer and exchange of beneficial interests in the Global Debentures shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Debentures shall be subject to restrictions on transfer described in the Private Placement Legend to the extent required by the Securities Act. Transfers of beneficial interests in the Global Debentures also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs as applicable:

           (i) Transfer of Beneficial Interests in the Same Global Debenture. Beneficial interests in any Restricted Global Debenture may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Debenture in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period transfers of beneficial interests in the Temporary Regulation S Global Debenture may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Debenture may be transferred only to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Debenture. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this
      Section 2.06(b)(i).

           (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Debentures. In connection with all transfers and exchanges of beneficial interests (other than a transfer of a beneficial interest in a Global Debenture to a Person who takes delivery thereof in the form of a beneficial interest in the same Global Debenture), the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from an Agent Member to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Debenture in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Agent Member account to be credited with such increase or (B) (1) a written order from an Agent Member given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Debenture in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Debenture shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Debentures be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Debenture prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates identified by the Company or its counsel to be required pursuant to Rule 903 under the Securities Act. Upon an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Debentures. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Debentures contained in this Indenture, the Debentures and otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Debenture(s) pursuant to Section 2.06(h) hereof.


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






           (iii)Transfer of Beneficial Interests to Another Restricted Global Debenture. A beneficial interest in any Restricted Global Debenture may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Debenture if the transfer complies with the requirements of clause (ii) above and the Registrar receives the following:

                (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Debenture, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Debenture or the Regulation S Global Debenture, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

           (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Debenture for Beneficial Interests in the Unrestricted Global Debenture. A beneficial interest in any Restricted Global Debenture may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Debenture or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Debenture if the exchange or transfer complies with the requirements of clause (ii) above and:

                (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Debentures issues in the Exchange Offer or (3) a
           Person who is an affiliate (as defined in Rule 144) of the Company;
                (B) any such transfer is effected pursuant to the Shelf
           Registration Statement in accordance with the Registration Rights
           Agreement;

                (C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
                (D) the Registrar receives the following:

                      (1) if the holder of such beneficial interest in a Restricted Global Debenture proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Debenture, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof;
                      (2) if the holder of such beneficial interest in a Restricted Global Debenture proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Debenture, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and
                      (3) in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in

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






           compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act.
                If any such transfer is effected pursuant to subparagraph (B) or
      (D) above at a time when an Unrestricted Global Debenture has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Debentures in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.
                Beneficial interests in an Unrestricted Global Debenture cannot be exchanged for, or transferred to, Persons who take delivery thereof in the form of a beneficial interest in a Restricted Global Debenture.
           (c) Transfer or Exchange of Beneficial Interests in Global Debentures for Definitive Debentures.

           (i) If any holder of a beneficial interest in a Restricted Global Debenture proposes to exchange such beneficial interest for a Restricted Definitive Debenture or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Debenture, then, upon receipt by the Registrar of the following documentation:

                (A) if the holder of such beneficial interest proposes to exchange such beneficial interest for a Restricted Definitive Debenture, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
                (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
           (2) thereof;

                (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                (E) if such beneficial interest is being transferred to an Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

                (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
           (3)(b) thereof; or


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






                (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Debenture to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Debenture in the appropriate principal amount. Any Restricted Definitive Debenture issued in exchange for a beneficial interest in a Restricted Global Debenture pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Agent Member. The Trustee shall deliver such Restricted Definitive Debentures to the Persons in whose names such Debentures are so registered. Any Restricted Definitive Debenture issued in exchange for a beneficial interest in a Restricted Global Debenture pursuant to this
      Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
           (ii) Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Debenture may not be (A) exchanged for a Definitive Debenture prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(B) under the Securities Act or (B) transferred to a Person who takes delivery thereof in the form of a Definitive Debenture prior to the conditions set forth in clause (A) above or unless the transfer is pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

           (iii)Notwithstanding 2.06(c)(i) hereof, a holder of a beneficial interest in a Restricted Global Debenture may exchange such beneficial interest for an Unrestricted Definitive Debenture or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Debenture if:

                (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the New Exchange Debentures issued in the Exchange Offer or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;
                (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                (C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
                (D) the Registrar receives the following:

                      (1) if the holder of such beneficial interest in a Restricted Global Debenture proposes to exchange such beneficial interest for an Unrestricted Definitive Debenture, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof;

                      (2) if the holder of such beneficial interest in a Restricted Global Debenture proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Debenture, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item
           (4) thereof; and

                      (3) in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Company, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act.

           (iv) If any holder of a beneficial interest in an Unrestricted Global Debenture proposes to exchange such beneficial interest for an Unrestricted Definitive Debenture or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Debenture, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Unrestricted Global Debenture to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Debenture in the appropriate principal amount. Any Unrestricted Definitive Debenture issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Agent Member. The Trustee shall deliver such Unrestricted Definitive Debentures to the Persons in whose names such Debentures are so registered. Any Unrestricted Definitive Debenture issued in exchange for a beneficial interest pursuant to this section 2.06(c)(iv) shall not bear the Private Placement Legend. A beneficial interest in an Unrestricted Global Debenture cannot be exchanged for a Restricted Definitive Debenture or transferred to a Person who takes delivery thereof in the form of a Restricted Definitive Debenture.

           (d) Transfer and Exchange of Definitive Debentures for Beneficial Interests in Global Debenture.

           (i) If any Holder of a Restricted Definitive Debenture proposes to exchange such Exchange Debenture for a beneficial interest in a Restricted Global Debenture or to transfer such Restricted Definitive Debentures to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Debenture, then, upon receipt by the Registrar of the following documentation:

                (A) if the Holder of such Restricted Definitive Debenture proposes to exchange such Debenture for a beneficial interest in a Restricted Global Debenture, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                (B) if such Restricted Definitive Debenture is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; or

                (C) if such Restricted Definitive Debenture is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

      the Trustee shall cancel the Restricted Definitive Debenture, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Debenture, in the case of clause (B) above, the 144A Global Debenture, and in the case of clause
      (C) above, the Regulation S Global Debenture.

           (ii) A Holder of a Restricted Definitive Debenture may exchange such Exchange Debenture for a beneficial interest in an Unrestricted Global Debenture or transfer such Restricted Definitive Debenture to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Debenture if:

                (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the New Exchange Debentures issued in the Exchange Offer or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                (C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
                (D) the Registrar receives the following:

                      (1) if the Holder of such Restricted Definitive Debentures proposes to exchange such Debentures for a beneficial interest in the Unrestricted Global Debenture, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof;

                      (2) if the Holder of such Restricted Definitive Debentures proposes to transfer such Debentures to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Debenture, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

                      (3) in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Restricted Definitive Debentures are being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

      Upon satisfaction of the conditions of any of the subparagraphs in this
      Section 2.06(d)(ii), the Trustee shall cancel the Restricted Definitive Debentures and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Debenture.



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           (iii)A Holder of an Unrestricted Definitive Debenture may exchange such Exchange Debenture for a beneficial interest in an Unrestricted Global Debenture or transfer such Unrestricted Definitive Debentures to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Debenture at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Debenture and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Debenture.
           If any such exchange or transfer from a Definitive Debenture to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or
(iii) above at a time when an Unrestricted Global Debenture has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Debentures in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraphs
(ii)(B), (ii)(D) or (iii) above.

           (e) Transfer and Exchange of Definitive Debentures for Definitive Debentures. Upon request by a Holder of Definitive Debentures and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Debentures. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Debentures duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, pursuant to the provisions of this Section 2.06(e).

           (i) Restricted Definitive Debentures may be transferred to and registered in the name of Persons who take delivery thereof if the Registrar receives the following:

                (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable. (ii) Any Restricted Definitive Debenture may be exchanged by the
      Holder thereof for an Unrestricted Definitive Debenture or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Debenture if:

                (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a Broker-Dealer, (2) a Person participating in the distribution


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






           of the New Exchange Debentures issued in the Exchange Offer or (3) a
           Person who is an affiliate (as defined in Rule 144) of the Company;
                (B) any such transfer is effected pursuant to the Shelf
           Registration Statement in accordance with the Registration Rights
           Agreement;

                (C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
                (D) the Registrar receives the following:

                      (1) if the Holder of such Restricted Definitive Debentures proposes to exchange such Debentures for an Unrestricted Definitive Debenture, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof;
                      (2) if the Holder of such Restricted Definitive Debentures proposes to transfer such Debentures to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Debenture, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and
                      (3) in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Restricted Definitive Debenture is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

           (iii)A Holder of Unrestricted Definitive Debentures may transfer such Debentures to a Person who takes delivery thereof in the form of an Unrestricted Definitive Debenture. Upon receipt of a request for such a transfer, the Registrar shall register the Unrestricted Definitive Debentures pursuant to the instructions from the Holder thereof. Unrestricted Definitive Debentures cannot be exchanged for or transferred to Persons who take delivery thereof in the form of a Restricted Definitive Debenture.

           (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Debentures in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Debentures tendered for acceptance by persons that are not (x) Broker-Dealers, (y) Persons participating in the distribution of the New Exchange Debentures issued in the Exchange Offer or (z) Persons who are Affiliates (as defined in Rule 144) of the Company and accepted for exchange in the Exchange Offer and (ii) Unrestricted Definitive Debentures in an aggregate principal amount equal to the principal amount of the Restricted Definitive Debentures accepted for exchange in the Exchange Offer. Concurrent with the issuance of such Debentures, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Debentures to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Debentures so accepted Unrestricted Definitive Debentures in the appropriate principal amount.

      (g) Legends. The following legends shall appear on the face of all Global Debentures and Definitive Debentures issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
           (i)  Private Placement Legend.

                (A) Except as permitted by subparagraph (B) below, each Global Debenture and each Definitive Debenture (and all Debentures issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

                "THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS DEBENTURE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS DEBENTURE BY ITS ACCEPTANCE HEREOF AGREES TO (A) OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS DEBENTURE ONLY (1) TO THE COMPANY, (2) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (3) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A, (4) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (5) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI") THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS DEBENTURE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) OR (6) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT (AND BASED ON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), SUBJECT IN EACH OF THE FOREGOING CASES TO APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTIONS AND (B) THAT IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE DEBENTURE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE." (B) Notwithstanding the foregoing, any Unrestricted Global
           Debenture or Unrestricted Definitive Debenture issued pursuant to subparagraphs (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii),
           (e)(iii) or (f) to this Section 2.06 (and all Debentures issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.


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






           (ii) Global Debenture Legend. Each Global Debenture shall bear a legend in substantially the following form:

      "THIS GLOBAL DEBENTURE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS DEBENTURE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL DEBENTURE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL DEBENTURE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO
      SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL DEBENTURE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

           (iii)Regulation S Temporary Global Debenture Legend. The Regulation S Temporary Global Debenture shall bear a legend in substantially the following form:

      "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL DEBENTURE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED DEBENTURES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL DEBENTURE SHALL BE ENTITLED TO RECEIVE CASH PAYMENTS OF INTEREST DURING THE PERIOD WHICH SUCH HOLDER HOLDS THIS DEBENTURE. NOTHING IN THIS LEGEND SHALL BE DEEMED TO PREVENT INTEREST FROM ACCRUING ON THIS DEBENTURE."
           (h) Cancellation and/or Adjustment of Global Debentures. At such time as all beneficial interests in a particular Global Debenture have been exchanged for Definitive Debentures or a particular Global Debenture has been redeemed, repurchased or cancelled in whole and not in part, each such Global Debenture shall be returned to or retained and cancelled by the Trustee in accordance with
Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Debenture is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Debenture or for Definitive Debentures, the principal amount of Debentures represented by such Global Debenture shall be reduced accordingly and an endorsement shall be made on such Global Debenture, by the Trustee or by the Depositary at the direction of the Trustee, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Debenture, such other Global Debenture shall be increased accordingly and an endorsement shall be made on such Global Debenture, by the Trustee or by the Depositary at the direction of the Trustee, to reflect such increase.
           (i)  General Provisions Relating to Transfers and Exchanges.
           (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Debentures and Definitive Debentures upon receipt of a Company Order or at the Registrar's request.

           (ii) No service charge shall be made to a holder of a beneficial interest in a Global Debenture or to a Holder of a Definitive Debenture for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.08, 4.09, 4.10 and 9.05 hereof).
           (iii)The Registrar shall not be required to register the transfer of or exchange any Debenture selected for redemption in whole or in part, except the unredeemed portion of any Debenture being redeemed in part.
           (iv) All Global Debentures and Definitive Debentures issued upon any registration of transfer or exchange of Global Debentures or Definitive Debentures shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Debentures or Definitive Debentures surrendered upon such registration of transfer or exchange.

           (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange Debentures during a period beginning at the opening of business 15 days before the day of any selection of Debentures for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Debenture so selected for redemption in whole or in part, except the unredeemed portion of any Debenture being redeemed in part or
      (C) to register the transfer of or to exchange a Debenture between a record date and the next succeeding Interest Payment Date.
           (vi) Prior to due presentment for the registration of a transfer of any Debenture, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Debenture is registered as the absolute owner of such Debenture for the purpose of receiving payment of principal of and interest on such Debentures and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

           (vii) The Trustee shall authenticate Global Debentures and Definitive Debentures in accordance with the provisions of Section 2.02 hereof.
           (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a transfer or exchange may be submitted by facsimile.
SECTION 2.07.   REPLACEMENT DEBENTURES.

           If any mutilated Debenture is surrendered to the Trustee, or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Debenture, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Debenture if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Debenture is replaced. The Company may charge for its expenses in replacing a Debenture.

           Every replacement Debenture is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Debentures duly issued hereunder.
SECTION 2.08.   OUTSTANDING DEBENTURES.

           The Debentures outstanding at any time are all the Debentures authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Debenture effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section
2.09 hereof, a Debenture does not cease to be outstanding because the Company or an Affiliate of the Company holds the Debenture.

           If a Debenture is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Debenture is held by a bona fide purchaser.

           If the principal amount of any Debenture is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

           If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Debentures payable on that date, then on and after that date such Debentures shall be deemed to be no longer outstanding and shall cease to accrete or accrue interest.

SECTION 2.09.   TREASURY DEBENTURES.

           In determining whether the Holders of the required principal amount of Debentures have concurred in any direction, waiver or consent, Debentures owned by the Company, or by any Affiliate thereof shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Debentures that a Trustee knows are so owned shall be so disregarded. SECTION
2.10. TEMPORARY DEBENTURES.

           Until definitive Debentures are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Debentures upon a written order of the Company signed by two Officers of the Company. Temporary Debentures shall be substantially in the form of definitive Debentures but may have variations that the Company considers appropriate for temporary Debentures and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Debentures in exchange for temporary Debentures.

           Holders of temporary Debentures shall be entitled to all of the benefits of this Indenture.

SECTION 2.11.   CANCELLATION.

           The Company at any time may deliver Debentures to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Debentures surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Debentures surrendered for

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






registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Debentures (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Debentures shall be delivered to the Company. The Company may not issue new Debentures to replace Debentures that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.   RECORD DATE.

           The record date for purposes of determining the identity of Holders of the Debentures entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA S 316 (c).

SECTION 2.13.   DEFAULTED INTEREST.

           If the Company defaults in a payment of interest on the Debentures, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Debentures and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Debenture and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.


                                                    ARTICLE 3
                            REDEMPTION AND PREPAYMENT

SECTION 3.01.   NOTICES TO TRUSTEE.

           If the Company elects to redeem Debentures pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Debentures to be redeemed and (iv) the redemption price. SECTION 3.02. SELECTION OF DEBENTURES TO BE REDEEMED.

           If less than all of the Debentures are to be redeemed at any time, the Trustee shall select the Debentures to be redeemed among the Holders of the Debentures in compliance with the requirements of the principal national securities exchange, if any, on which the Debentures are listed or, if the Debentures are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Debentures to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Debentures not previously called for redemption.

           The Trustee shall promptly notify the Company in writing of the Debentures selected for redemption and, in the case of any Debenture selected for partial redemption, the principal amount thereof to be redeemed. Debentures and portions of Debentures selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Debentures of a Holder are to be redeemed, the entire outstanding amount of Debentures held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Debentures called for redemption also apply to portions of Debentures called for redemption.
SECTION 3.03. NOTICE OF REDEMPTION.

           Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Debentures are to be redeemed at its registered address.
           The notice shall identify the Debentures to be redeemed and shall state:

           (a)  the redemption date;

           (b)  the redemption price;

           (c) if any Debenture is being redeemed in part, the portion of the principal amount of such Debenture to be redeemed and that, after the redemption date upon surrender of such Debenture, a new Debenture or Debentures in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Debenture;

           (d)  the name and address of the Paying Agent;

           (e) that Debentures called for redemption must be surrendered to the Paying Agent to collect the redemption price;

           (f) that, unless the Company defaults in making such redemption payment, interest on Debentures called for redemption ceases to accrue on and after the redemption date;

           (g) the paragraph of the Debentures and/or Section of this Indenture pursuant to which the Debentures called for redemption are being redeemed; and

           (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Debentures.

           At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.



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SECTION 3.04.   EFFECT OF NOTICE OF REDEMPTION.

           Once notice of redemption is mailed in accordance with Section 3.03 hereof, Debentures called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05.   DEPOSIT OF REDEMPTION PRICE.

           One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Debentures to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, accrued interest on and Liquidated Damages, if any, all Debentures to be redeemed.
           If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Debentures or the portions of Debentures called for redemption. If a Debenture is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name such Debenture was registered at the close of business on such record date. If any Debenture called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Debentures and in Section 4.01 hereof.

SECTION 3.06.   DEBENTURES REDEEMED IN PART.

           Upon surrender of a Debenture that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Debenture equal in principal amount to the unredeemed portion of the Debenture surrendered.
SECTION 3.07. OPTIONAL REDEMPTION.

           (a) Except as set forth in clause (b) of this Section 3.07, the Company shall not have the option to redeem the Debentures prior to October 15, 2002. Thereafter, the Company shall have the option to redeem the Debentures, in whole or in part, upon not less than 30 nor more than 60 days notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on October 15 of the years indicated below:


                  Year                                              Percentage
                  2002......................................         106.438%
                  2003......................................         104.292%
                  2004......................................         102.146%

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                  2005 and thereafter.......................         100.000%
           (b) Notwithstanding the foregoing, the Company, prior to October 15, 2000, may redeem Debentures having an aggregate principal amount of up to $70.0 million for cash at a redemption price equal to 112.875% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption, with the net proceeds from either (i) an Initial Public Offering of the common stock of the Company or (ii) a sale of the Capital Stock (other than Disqualified Stock) of the Company to a Strategic Investor in a single transaction or a series of related transactions for at least $25.0 million (clauses (i) and (ii) together, collectively referred to herein as "Qualified Equity Offerings"); provided that, in either case, at least $130.0 million in aggregate principal amount of the Debentures remain outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 90 days of the date of the closing of such Qualified Equity Offering.

           (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.
SECTION 3.08.   MANDATORY REDEMPTION.

           Except as set forth under Sections 4.10 and 4.15 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Debentures.

SECTION 3.09.   OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.
           In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an Excess Proceeds Offer, it shall follow the procedures specified below.

           The Excess Proceeds Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Debentures required to be purchased pursuant to Section 4.10 hereof or, if Debentures tendered in response to the Excess Proceeds Offer are less than the amount required to be purchased pursuant to Section 4.10 hereof, all Debentures tendered in response to the Excess Proceeds Offer. Payment for any Debentures so purchased shall be made in the same manner as interest payments are made.
           The Company shall comply with any tender offer rules under the Exchange Act which may then be applicable, including Rule 14e-1, in connection with any offer required to be made by the Company to repurchase the Debentures as a result of an Excess Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 3.09, the Company shall comply with the applicable securities laws or regulations and shall not be deemed to have breached its obligations hereunder by virtue thereof.

           If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Debenture is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Debentures pursuant to the Excess Proceeds Offer.


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






           Upon the commencement of an Excess Proceeds Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Debentures pursuant to the Excess Proceeds Offer. The Excess Proceeds Offer shall be made to all Holders. The notice, which shall govern the terms of the Excess Proceeds Offer, shall state:
                (a) that the Excess Proceeds Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Excess Proceeds Offer shall remain open;

                (b)   the Offer Amount, the purchase price and the Purchase
      Date;

                (c) that any Debenture not tendered or accepted for payment shall continue to accrete or accrue interest;

                (d) that, unless the Company defaults in making such payment, any Debenture accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrete or accrue interest after the Purchase Date;
                (e) that Holders electing to have a Debenture purchased pursuant to an Excess Proceeds Offer may only elect to have all of such Debenture purchased and may not elect to have only a portion of such Debenture purchased;

                (f) that Holders electing to have a Debenture purchased pursuant to any Excess Proceeds Offer shall be required to surrender the Debenture, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Debenture completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

                (g) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Debenture the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Debenture purchased;

                (h) that, if the aggregate principal amount of Debentures surrendered by Holders exceeds the amount required to be purchased pursuant to Section 4.10 hereof, the Company shall select the Debentures to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Debentures in denominations of $1,000, or integral multiples thereof, shall be purchased); and
                (i) that Holders whose Debentures were purchased only in part shall be issued new Debentures equal in principal amount to the unpurchased portion of the Debentures surrendered (or transferred by book-entry transfer).

           On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Debentures or portions thereof tendered or required to be purchased pursuant to the Excess Proceeds Offer, or if less than the amount so required to be purchased


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






has been tendered, all Debentures tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Debentures or portions thereof were accepted for payment by the Company in accordance with the terms of Section 4.10 hereof and this Section 3.09. The Company, the Depository or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Debentures tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Debenture, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Debenture to such Holder, in a principal amount equal to any unpurchased portion of the Debenture surrendered. Any Debenture not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Excess Proceeds Offer on the Purchase Date.

           Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.


                                    ARTICLE 4
                                    COVENANTS

SECTION 4.01.   PAYMENT OF DEBENTURES.

           The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Debentures (including any additional interest required to be paid pursuant to the provisions of the Registration Rights Agreement) on the dates and in the manner provided in the Debentures. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

           The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Debentures to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.   MAINTENANCE OF OFFICE OR AGENCY.

           The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Debentures may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.



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






           The Company may also from time to time designate one or more other offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
           The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section
2.03 hereof.

SECTION 4.03.   REPORTS.

           (a) Whether or not required by the rules and regulations of the SEC, so long as any Debentures are outstanding, the Company shall furnish to the Holders of Debentures (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants; (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports; and (iii) on a quarterly basis, certain financial information and operating data with respect to each Subsidiary and Joint Venture engaged in a Telecommunications Business, in the form specified by Schedule E hereto. In addition, whether or not required by the rules and regulations of the SEC the Company shall file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA S 314(a).
           (b) For so long as any Debentures remain outstanding, the Company shall furnish to all Holders and to securities analysts and prospective investors, promptly upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.04.   COMPLIANCE CERTIFICATE.

           (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company, its Subsidiaries and Joint Ventures during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Debentures is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.



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






           (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four or Article Five hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.
           (c) The Company shall, so long as any of the Debentures are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05.   TAXES.

           The Company shall pay, and shall cause each of its Subsidiaries and Joint Ventures to pay, prior to delinquency, all material taxes, assessments, and governmental levies, except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of Debentures.
SECTION 4.06.   STAY, EXTENSION AND USURY LAWS.

           The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted. SECTION 4.07. RESTRICTED PAYMENTS.

           The Company shall not, and (i) shall not permit any of its Subsidiaries or Joint Ventures to, directly or indirectly: (a) declare or pay any dividend or make any other payment or distribution on account of the Company's Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Wholly Owned Subsidiary); (b) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company (other than Equity Interests owned by the Company or any Wholly Owned Subsidiary of the Company); or (c) purchase, redeem or otherwise acquire or retire for value, prior to a scheduled mandatory sinking fund payment date or maturity date, any Indebtedness of the Company which ranks subordinated in right to payment to the Debentures and (ii) shall not permit any of its Subsidiaries or Permitted Joint Ventures to, make any Investment other than a Permitted Investment (all such payments and other actions set forth in clauses (i) and (ii) above being collectively referred to as "Restricted Payments") unless, at the time of and after giving effect to such Restricted Payment:

           (x) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and
           (y) such Restricted Payment, together with the aggregate amount of all other Restricted Payments (including, without limitation, all Restricted Payments referred to in clauses (a), (b) and (b)(1) below but excluding those made under clauses (b)(2) and (c) below) made by the Company and its Subsidiaries after the date of the Indenture is less than the sum of: (1) the excess of (A) Cumulative Pro Forma EBITDA over (B) 2.0 times Cumulative Interest Expense plus (2) the aggregate net cash proceeds received by the Company (other than from a Subsidiary or Joint Venture)
      (A) as capital contributions to the Company, (B) from the issuance and sale of Equity Interest, other than Disqualified Stock, and (C) from the issuance and sale of Indebtedness that is convertible into Capital Stock (other than Disqualified Stock), to the extent such Indebtedness is actually converted into such Capital Stock (clauses (A), (B) and (C) collectively referred to as "Equity Issuances"), other than any such net cash proceeds from Equity Issuances that were used as set forth in clause
      (b) and (c) below; and

           (z) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.09 hereof.

           The foregoing provisions shall not prohibit the following Restricted
Payments:

           (a) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with this Section 4.07;

           (b) so long as no Default or Event of Default shall have occurred and be continuing, Restricted Joint Venture Investments, which at the time any such Restricted Joint Venture Investment was made, did not cause the aggregate amount of all Restricted Joint Venture Investments made on or after the date of this Indenture and then outstanding under this clause (b) to exceed (1) $20.0 million plus (2) the net cash proceeds from Equity Issuances not used as set forth in clause (y) above and clause (c) below; or
           (c) so long as no Default or Event of Default shall have occurred and be continuing, the making of any Investment in a Telecommunications Business out of the net cash proceeds from Equity Issuances not used as set forth in clauses (y) and (b)(2) above.

           (d) all payments pursuant to the third sentence of Section 15 of the Warrant Agreement, dated April 15, 1996 between the Company and the Bank of Montreal Trust Company, as Warrant Agent.

           For purposes of this Section 4.07, in the event that a Restricted Joint Venture becomes a Permitted Joint Venture or otherwise ceases to be a Restricted Joint Venture, all of the then outstanding Investments made by such entity since the date of the Indenture shall be deemed to have been made as of the date that such Restricted Joint Venture becomes a Permitted Joint Venture or otherwise ceases to be a Restricted Joint Venture; provided that if a Restricted Joint Venture ceases to be a Restricted Joint Venture as a result of (i) the loss of its Local Partner or (ii) the loss of management control of such Restricted Joint Venture, then the provisions of this paragraph shall not be applied to such entity.

           The amount of all Restricted Payments, other than cash, shall be the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) on the date of such Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to such Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, which calculations may be based upon the Company's latest available financial statements.


SECTION 4.08.   DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.
           The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to:

           (i) (a) pay dividends or make any other distributions to the Company or any of its Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Subsidiaries;

           (ii) make loans or advances to the Company or any of its Subsidiaries;

           (iii)grant liens or grant security interests on its assets in favor of the Holders of Debentures or guarantee the payment of the Debentures; or

           (iv) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of:
      (a) Existing Indebtedness as in effect on the Issue Date; (b) any Credit Agreement creating or evidencing Indebtedness permitted by clause (i) of Section 4.09 and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof;

      (c)  the Indenture and the Debentures;

      (d)  applicable law;

      (e) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

      (f) purchase money obligations or Vendor Debt for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iv) above on the property so acquired;


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






      (g) Indebtedness incurred pursuant to clause (viii) of Section 4.09; provided that such encumbrance or restriction only relates to the Subsidiary or Permitted Joint Venture incurring such Indebtedness; and

      (h) Refinancing Indebtedness, provided that such encumbrances or restrictions are no more restrictive than those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.


SECTION 4.09.   INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.
           The Company shall not, and shall not permit any of its Subsidiaries or Joint Ventures to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including, without limitation, Acquired Indebtedness) and that the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries or Joint Ventures to issue any shares of Preferred Stock; provided that the Company may incur Indebtedness (including, without limitation, Acquired Indebtedness) or issue shares of Disqualified Stock if the Company's Consolidated Leverage Ratio as of the last day of the Company's most recently ended fiscal quarter for which internal financial statements are available immediately preceding the date on which such Indebtedness is incurred, or such Disqualified Stock is issued, as the case may be, would have been (a) greater than zero and less than 5.5 to 1.0, if such incurrence or issuance is on or prior to March 31, 1999, and (b) greater than zero and less than 5.0 to 1.0, if such incurrence or issuance is after March 31, 1999, in each case, determined on a pro forma basis (including pro forma application of the net proceeds therefrom) as if such Indebtedness had been incurred, or such Disqualified Stock had been issued, as the case may be, at the beginning of such fiscal quarter.

      The foregoing provisions shall not apply to:

           (i) the incurrence of Indebtedness by the Company, any Subsidiary (other than a General Partner Subsidiary) or any Permitted Joint Venture pursuant to Credit Agreement(s), provided that the aggregate principal amount of such Credit Agreement(s) at any one time outstanding under this clause (i) does not exceed $50.0 million for the Company, all of its Subsidiaries (other than a General Partner Subsidiary) and all of its Permitted Joint Ventures combined;

           (ii) the incurrence of Vendor Debt by the Company, any Subsidiary (other than a General Partner Subsidiary) or any Permitted Joint Venture, provided that the aggregate principal amount of such Vendor Debt does not exceed 80% of the total cost of the Telecommunications Related Assets financed therewith (or 100% of the total cost of the Telecommunications Related Assets financed therewith if such Vendor Debt was extended for the purchase of tangible physical assets and was so financed by the vendor thereof or an affiliate of such vendor);

           (iii)      Refinancing Indebtedness;

           (iv) the incurrence of Indebtedness by the Company not to exceed, at any one time outstanding 2.0 times (a) the net cash proceeds received by the Company from the

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






                      issuance and sale of its Capital Stock (other than Disqualified Stock) (including, without limitation, the net cash proceeds received from the issuance and sale of the Series A Preferred Stock) plus (b) the fair market value at the time of issuance of Equity Interests (other than Disqualified Stock) issued in connection with any acquisition of a Telecommunications Related Business, in each case to a Person other than a Subsidiary or a Joint Venture of the Company, provided that such Indebtedness
                      (y) does not mature prior to the Stated Maturity of the Debentures and has a Weighted Average Life to Maturity longer than the Debentures;

           (v) the incurrence by the Company of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $10.0 million;

           (vi) the incurrence by any Restricted Joint Venture of Non-Recourse Debt, provided that if any Non-Recourse Debt of a Restricted Joint Venture ceases to be Non-Recourse Debt, such event shall be deemed to constitute an incurrence of Indebtedness as of the date such Indebtedness ceases to be Non-Recourse Debt;
           (vii) the guarantee of Indebtedness by a General Partner Subsidiary in connection with the incurrence of Indebtedness by the Restricted Joint Venture of which such General Partner Subsidiary is a general partner; and
           (viii) the incurrence by any Subsidiary (other than a General Partner Subsidiary) or any Permitted Joint Venture of Indebtedness (including, without limitation, Acquired Indebtedness) so long as all of the net proceeds of such incurrence are used by such Subsidiary or Permitted Joint Venture, as the case may be, directly in connection with the design, construction, development or acquisition of a Telecommunications Service Market; provided that, as of the last day of the Company's most recently ended fiscal quarter for which internal financial statements are available immediately preceding the date on which such Indebtedness is incurred, either: (a) the aggregate principal amount of all Indebtedness of such Subsidiary or such Permitted Joint Venture does not exceed 1.75 times the Invested Equity Capital of such Subsidiary or such Permitted Joint Venture; or (b) the Consolidated Leverage Ratio of such Subsidiary or such Permitted Joint Venture would not have been greater than 3.5 to 1.0, in each case determined on a pro forma basis (including pro forma application of the net proceeds therefrom) as if such Indebtedness had been incurred at the beginning of such fiscal quarter; provided, further that any Indebtedness incurred by any Subsidiary of the Company or any Permitted Joint Venture (other than Related Networks) pursuant to this clause (viii) shall be non-recourse with respect to the Company or any other Subsidiary of the Company or any other Joint Venture.

           For purposes of this Section 4.09, in the event that the Company proposes to incur Indebtedness pursuant to clause (iv) above, the Company shall, simultaneously with the incurrence of such Indebtedness, deliver to the Trustee a resolution of the Board of Directors set forth in an Officers' Certificate stating that the sale or sales of Capital Stock forming the basis for the incurrence of such Indebtedness (i) constitutes a long term investment in the Company and (ii) has not been made for the purpose of circumventing this Section
4.09. In the event that the Company rescinds, reverses or unwinds such sale of Capital Stock or otherwise returns or refunds all or any portion of the net cash proceeds of such sale of Capital Stock (whether by dividend, distribution or otherwise) within 270 days of the date of the incurrence of such Indebtedness, such Indebtedness will be deemed to be incurred on the date of, and immediately after giving effect to, such rescission, reversal, unwinding, return or refund.
           For purposes of this Section 4.09, in the event that a Restricted Joint Venture becomes a Permitted Joint Venture or otherwise ceases to be a Restricted Joint Venture, all of the then outstanding Indebtedness of such entity shall be deemed to have been incurred as of the date that such Restricted Joint Venture becomes a Permitted Joint Venture or otherwise ceases to be a Restricted Joint Venture.


SECTION 4.10.   ASSET SALES.

           The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, whether in a single transaction or a series of related transactions occurring within any twelve-month period, make any Asset Sale, unless:

                (i) the Company or the Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Board of Directors) for the shares or assets sold or otherwise disposed of; and
                (ii) at least 85% of such consideration consists of cash, provided that

           (A) an amount equal to the fair market value (as determined in good faith by the Board of Directors) of:

                (1) Telecommunications Related Assets received by the Company or any Subsidiary from the transferee that will be used by the Company or such Subsidiary in the operation of a Telecommunications Business;

                (2) the Voting Stock of any Person engaged in a Telecommunications Business received by the Company or any Subsidiary; provided that on the date such Voting Stock is received, such Investment in Voting Stock constitutes a Permitted Joint Venture Investment; or
                (3) the publicly tradeable Voting Stock of any person engaged in the Telecommunications Business received by the Company or any Subsidiary as consideration for a sale of an Equity Interest in any Restricted Joint Venture, shall, for the purposes of this Section 4.10, be deemed to be cash which was applied in accordance with the first sentence of the penultimate paragraph of this Section 4.10; and



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






           (B) in the event that any of Hyperion Telecommunications of Pennsylvania, Inc., Hyperion Telecommunications of Tennessee, Inc. or Hyperion Telecommunications of New York, Inc. sell their respective partnership interests in the partnerships to which each is a partner to the respective partnerships in the manner specified by the applicable partnership agreement, (1) the principal amount of any seller note issued to the Company or any of its Wholly Owned Subsidiaries shall be deemed to be cash for purposes of this Section 4.10 and (2) the payments of principal pursuant to such seller note shall be deemed to be Net Cash Proceeds (for purposes of the penultimate paragraph of this Section 4.10) as and when such payments are received.
           For purposes of this Section 4.10, the first $1.0 million of Net Cash Proceeds received from Asset Sales (other than Asset Sales of Stock Collateral) in any fiscal year shall not be subject to the restrictions contained in this section.

           In determining the fair market value with respect to any Asset Sale or series of related Asset Sales involving aggregate consideration in excess of $10.0 million, the Board of Directors of the Company must obtain an opinion as to the fairness to the Holders of Debentures of such Asset Sales from a financial point of view issued by a nationally recognized investment banking firm with total assets in excess of $1.0 billion; provided that no such opinion shall be required if such Asset Sale is in accordance with the terms of any Local Partner Agreement to which the Company or any of its Subsidiaries is a party on the date hereof.

           The Company may apply the Net Cash Proceeds from any Asset Sale (A) to permanently reduce Senior Debt (including, without limitation, the Senior Notes and the Senior Secured Notes) or (B) to an investment in Telecommunications Related Assets in a Telecommunications Service Market within 180 days after such Asset Sale; provided that if the Company determines to make such investment in a New Telecommunications Service Market, the Company shall be deemed to have complied with the first clause of this sentence if, the Company
(y) within 180 days of such Asset Sale, delivers to the Trustee a resolution adopted by a majority of the Board of Directors set forth in an Officer's Certificate certifying that the Company intends to utilize the Net Cash Proceeds of such Asset Sale to invest in a specific new Telecommunications Service Market and (z) completes such investment within 360 days of such Asset Sale. The Company shall be deemed to have completed its investment for purposes of the preceding clause (z), so long as the Company has (i) a business plan that sets forth the Company's investment plans for the applicable Telecommunications Service Market and (ii) issued all material purchase orders to the appropriate parties that are necessary to complete such business plan. Any Net Cash Proceeds from an Asset Sale that are not invested as provided in the two preceding sentences shall constitute Excess Proceeds. When the aggregate amount of Excess Proceeds exceeds $2.5 million, the Company shall, but only to the extent then permitted by the terms of the Senior Debt (including, without limitation, the Senior Notes and the Senior Secured Notes), commence an offer to purchase (an "Excess Proceeds Offer") the maximum principal amount of Debentures and Pari Passu Notes that may be purchased out of the Excess Proceeds, at an offer price in cash equal to 100% of the outstanding principal amount of the Debentures and 100% of the outstanding principal amount (or accreted value) of the Pari Passu Notes, plus accrued and unpaid interest and Liquidated Damages, if any thereon, to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. To the extent that the aggregate principal amount of the Debentures tendered pursuant to an Excess Proceeds Offer, plus accrued and unpaid interest thereon to the date of repurchase thereof, is less than the Excess Proceeds, the Company may use such remaining Excess Proceeds for any purpose not prohibited by this Indenture. If the aggregate principal


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amount of the Debentures tendered pursuant to an Excess Proceeds Offer, plus accrued and unpaid interest thereon to the date of repurchase thereof, exceeds the amount of Excess Proceeds, the Company shall select the Debentures to be purchased on a pro rata basis. Upon completion of such offer, the amount of Excess Proceeds shall be reset at zero. Pending application of the Net Cash Proceeds as set forth above from Asset Sales, all such Net Cash Proceeds shall be placed in escrow for the benefit of the Holders of Debentures.
           Notwithstanding the foregoing, the Company shall not, and shall not permit any Subsidiary to, directly or indirectly, make any Asset Sale of any Equity Interests of any Subsidiary (at least 80% of the voting power of the Capital Stock of which is owned by the Company) except pursuant to an Asset Sale of all of the Equity Interests of such Subsidiary; provided that any sale of any Equity Interest of any such Subsidiary to a Strategic Investor shall be deemed not to be an Asset Sale for purposes of this Section 4.10, so long as such sale of such Equity Interests does not result in such Subsidiary ceasing to be a Subsidiary of the Company.


SECTION 4.11.   TRANSACTIONS WITH AFFILIATES.

           The Company shall not, and shall not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless

           (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary, other than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person; and

           (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution adopted by a majority of the disinterested members of the Board of Directors and a majority of the Independent Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above; and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of Debentures of such Affiliate Transaction from a financial point of view issued by a nationally recognized consulting firm, business valuation firm or investment banking firm;

provided that: (i) all agreements and arrangements with Affiliates, including without limitation the Local Partner Agreements, the Fiber Lease Agreements, the Management Agreements, network monitoring agreements and transactions in connection therewith or pursuant thereto existing on the date of the Senior Indenture, and through the term thereof as in effect on the date of the Senior Indenture; (ii) all arrangements and transactions with Adelphia, including existing intercompany Indebtedness, overhead charges made in the ordinary course of business, fiber lease arrangements and similar services existing on the date of the Senior Indenture and through the current term thereof as in effect on the date of the Senior Indenture; (iii) all employment arrangements approved by the Board of Directors; (iv) all restricted Payments made pursuant to Section 4.07 hereof; (v) transactions between or among the Company and/or

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its Wholly Owned Subsidiaries; (vi) transactions between a General Partner
Subsidiary and the Restricted Joint Venture of which such General Partner Subsidiary is a general partner; and (vii) management and network monitoring agreements between the Company and any of its Joint Ventures, shall not be deemed Affiliate Transactions.

SECTION 4.12.   LIENS.

           The Company shall not, and shall not permit any of its Subsidiaries or Permitted Joint Ventures to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income herefrom, except Permitted Liens.

SECTION 4.13.   LINE OF BUSINESS.

           The Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than Telecommunications Business and such business activities as are incidental or related thereto.

SECTION 4.14.   CORPORATE EXISTENCE.

           Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (char ter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Debentures.

SECTION 4.15.   OFFER TO PURCHASE UPON CHANGE OF CONTROL.

           (a) Upon the occurrence of a Change of Control, the Company shall make an offer (the "Change of Control Offer") to each holder of Debentures to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Debentures at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to the date of repurchase in accordance with the procedures set forth in this Section 4.15 (the "Change of Control Payment"). Within ten days following any Change of Control, the Company shall mail a notice to each Holder stating: (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Debentures tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no later than 30 business days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any Debenture not tendered will continue to accrete or accrue interest; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Debentures accepted for payment pursuant to the Change of Control Offer shall cease to accrete or accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Debentures purchased pursuant to a Change of Control Offer will be required to surrender the Debentures, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Debentures completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will


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be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Debentures delivered for purchase, and a statement that such Holder is withdrawing his election to have the Debentures purchased; and (7) that Holders whose Debentures are being purchased only in part will be issued new Debentures equal in principal amount to the unpurchased portion of the Debentures surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Debentures as a result of a Change of Control.
           (b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Debentures or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Debentures or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Debentures so accepted together with an Officers' Certificate stating the aggregate principal amount of Debentures or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Debentures so tendered payment in an amount equal to the purchase price for the Debentures, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Debenture equal in principal amount to any unpurchased portion of the Debentures surrendered by such Holder, if any; provided, that each such new Debenture shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

SECTION 4.16.   LIMITATIONS ON SALE AND LEASEBACK TRANSACTIONS.
           The Company shall not, and shall not permit any of its Subsidiaries to, enter into any Sale and Leaseback Transaction; provided that the Company or any Subsidiary (other than a General Partner Subsidiary) may enter into a Sale and Leaseback Transaction if (i) the Company or other entity could have incurred the Indebtedness relating to such Sale and Leaseback Transaction pursuant to Sections 4.09 and 4.12 hereof to incur secured Indebtedness in an amount equal to the Attributable Debt with respect to such transaction, (ii) the net proceeds of such Sale and Leaseback Transaction are at least equal to the fair market value of such property as determined in good faith by the Board of Directors of the Company and (iii) such proceeds are applied in accordance with Section 4.10 hereof.

SECTION 4.17.   LOANS TO SUBSIDIARIES AND JOINT VENTURES.

           All loans to Subsidiaries or Joint Ventures made by the Company from time to time after the date of this Indenture shall be evidenced by Intercompany Notes in favor of the Company. All loans by the Company to any Subsidiary or Joint Venture outstanding on the date hereof shall be evidenced by an unsecured Intercompany Note. The Company shall not, and shall not permit any of its Subsidiaries to, make any loans by Subsidiaries to other Subsidiaries and by Subsidiaries to Joint Ventures in which such Subsidiary does not have an Equity Interest, except that such loans may be (i) incurred and maintained between and among the Company, its Subsidiaries and Permitted Joint Ventures in connection with the incurrence of Indebtedness pursuant to clause (i) of Section 4.09 hereof or (ii) incurred and maintained between and among Related Networks in connection with the incurrence of Indebtedness by such Related

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Networks pursuant to the proviso in clause (viii) of Section 4.09 hereof. A form of Intercompany Note is attached as an annex hereto.

SECTION 4.18.   LIMITATION ON STATUS AS INVESTMENT COMPANY.

           The Company shall not, and shall not permit any of its Subsidiaries to, conduct its business in a fashion that would cause it to be required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended) or otherwise become subject to regulation under the Investment Company Act of 1940.

                                    ARTICLE 5
                                   SUCCESSORS

SECTION 5.01.   MERGER, CONSOLIDATION, OR SALE OF ASSETS.

           The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Debentures and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.09 hereof.
SECTION 5.02. SUCCESSOR CORPORATION SUBSTITUTED.

           Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the


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obligation to pay the principal of and interest on the Debentures except in the case of a sale of all of the Company's assets that meets the requirements of
Section 5.01 hereof.


                                                    ARTICLE 6
                                              DEFAULTS AND REMEDIES

SECTION 6.01.   EVENTS OF DEFAULT.

           An "Event of Default" occurs if:

                (a) the Company defaults in the payment when due of interest on, or Liquidated Damages with respect to, the Debentures and such default continues for a period of 30 days;

                (b) the Company defaults in the payment when due of principal of or premium, if any, on the Debentures when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

                (c) the Company fails to comply with any of the provisions of
           Section 4.07, 4.10, 4.15 or 5.01 hereof;

                (d) the Company fails to comply with the provisions described under Section 4.09; provided that, for purposes of clause (8) of
           Section 4.09, in the event that the Company fails to comply with such section because Indebtedness is deemed to be incurred by a Restricted Joint Venture solely as a result of such Restricted Joint Venture ceasing to be a Restricted Joint Venture as a result of (i) the loss of a Local Partner or (ii) the loss of management control of such Restricted Joint Venture, such failure continues for 90 days;
                (e) the Company fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture or the Debentures for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Debentures then outstanding;

                (f) default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;



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                (g) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary and such judgment or judgments are not paid within, discharged by or stayed for a period of 60 days; provided that the aggregate of all such undischarged, unpaid or unstayed judgments exceeds $5.0 million;

                (h) the Company or any of its Significant Subsidiaries or any of its Joint Ventures that would, if it were a Subsidiary constitute a Significant Subsidiary, or any group of Subsidiaries or Joint Ventures that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:
                      (i)  commences a voluntary case,

                      (ii) consents to the entry of an order for relief against
                it in an involuntary case,

                      (iii) consents to the appointment of a Custodian of it or
                for all or substantially all of its property,
                      (iv) makes a general assignment for the benefit of its
                 creditors, or

                      (v) generally is not paying its debts as they become due;
                 or

                (j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                      (i) is for relief against the Company or any of its
                Significant Subsidiaries or any of its Joint Ventures that would, if it were a Subsidiary constitute a Significant Subsidiary, or any group of Subsidiaries or Joint Ventures that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

                      (ii) appoints a Custodian of the Company or any of its
                Significant Subsidiaries or any of its Joint Ventures that would, if it were a Subsidiary constitute a Significant Subsidiary, or any group of Subsidiaries or Joint Ventures that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any of its Joint Ventures that would, if it were a Subsidiary constitute a Significant Subsidiary, or any group of Subsidiaries or Joint Ventures that, taken as a whole, would constitute a Significant Subsidiary; or
                      (iii) orders the liquidation of the Company or any of its
                Significant Subsidiaries or any of its Joint Ventures that would, if it were a Subsidiary constitute a Significant Subsidiary, or any group of Subsidiaries or Joint Ventures that, taken as a whole, would constitute a Significant Subsidiary;
           and the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 6.02.   ACCELERATION.


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           If any Event of Default (other than an Event of Default specified in clause (i) or (j) of Section 6.01 hereof with respect to the Company, any Significant Subsidiary or any of its Joint Ventures that would, if it were a Subsidiary constitute a Significant Subsidiary, or any group of Subsidiaries or Joint Ventures that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Debentures may declare all the Debentures to be due and payable immediately (an "Acceleration"); provided, that, no such Acceleration shall be permitted until a date which is at least 92 days after all of the Senior Notes and Senior Secured Notes have been repaid in full. Notwithstanding the foregoing, if an Event of Default specified in clause
(h) or (i) of Section 6.01 hereof occurs with respect to the Company, any of its Significant Subsidiaries or any of its Joint Ventures that would, if it were a Subsidiary constitute a Significant Subsidiary, or any group of Subsidiaries or Joint Ventures that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Debentures shall be due and payable immediately without further action or notice; provided, that such Acceleration shall not, and shall not be deemed to, occur until the date which is 92 days after all of the Senior Notes and the Senior Secured Notes have been paid in full. If each of the Senior Indenture and the Senior Secured Indenture is modified or amended such that the immediate acceleration of the Debentures upon the occurrence and during the continuation of an Event of Default would not cause the Preferred Stock issued pursuant to the Offering to be classified as "Disqualified Stock" under each such indenture, then, within 30 days after such modification of amendment of each such indenture, the Company shall, and shall cause the Trustee to, amend the Indenture and the Debentures to delete to proviso to each of the two immediately preceding sentences. Holders of the Debentures may not enforce this Indenture or the Debentures except as provided in this Indenture. The Holders of a majority in aggregate principal amount of the then outstanding Debentures by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

           In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Debentures pursuant to Section 3.07 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Debentures. If an Event of Default occurs prior to October 15, 2002 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition of redemption of the Debentures prior to October 15, 2002, then the premium payable for purposes of this paragraph for the period beginning of the date hereof and ending on August 31, 2001 shall be __________% of the amount that would otherwise be due but for the provisions of this paragraph, plus accrued interest, if any, to the date of payment.

           The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default. SECTION 6.03. OTHER REMEDIES.

           If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Debentures or to enforce the performance of any provision of the Debentures or this Indenture.



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           The Trustee may maintain a proceeding even if it does not possess any of the Debentures or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Debenture in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.   WAIVER OF PAST DEFAULTS.

           Holders of not less than a majority in aggregate principal amount of the then outstanding Debentures by notice to the Trustee may on behalf of the Holders of all of the Debentures waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Debentures (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Debentures may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration in accordance with Section 6.02 hereof). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.   CONTROL BY MAJORITY.

           Holders of a majority in principal amount of the then outstanding Debentures may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Debentures or that may involve the Trustee in personal liability.

SECTION 6.06.   LIMITATION ON SUITS.

           A Holder of a Debenture may pursue a remedy with respect to this Indenture or the Debentures only if:

           (a) the Holder of a Debenture gives to the Trustee written notice of a continuing Event of Default;

           (b) the Holders of at least 25% in principal amount of the then outstanding Debentures make a written request to the Trustee to pursue the remedy;

           (c) such Holder of a Debenture or Holders of Debentures offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

           (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

           (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Debentures do not give the Trustee a direction inconsistent with the request.



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A Holder of a Debenture may not use this Indenture to prejudice the rights of another Holder of a Debenture or to obtain a preference or priority over another Holder of a Debenture.

SECTION 6.07.   RIGHTS OF HOLDERS OF DEBENTURES TO RECEIVE PAYMENT.
           Notwithstanding any other provision of this Indenture, the right of any Holder of a Debenture to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Debenture, on or after the respective due dates expressed in the Debenture (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.   COLLECTION SUIT BY TRUSTEE.

           If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Debentures and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
SECTION 6.09.   TRUSTEE MAY FILE PROOFS OF CLAIM.

           The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Debentures allowed in any judicial proceedings relative to the Company (or any other obligor upon the Debentures), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.   PRIORITIES.

           If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:


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           First:  to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

           Second: to Holders of Debentures for amounts due and unpaid on the Debentures for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Debentures for principal, premium and Liquidated Damages, if any and interest, respectively; and

           Third: to the Company or to such party as a court of competent jurisdiction shall direct.

           The Trustee may fix a record date and payment date for any payment to Holders of Debentures pursuant to this Section 6.10.

SECTION 6.11.   UNDERTAKING FOR COSTS.

           In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Debenture pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Debentures.


                                                    ARTICLE 7
                                                     TRUSTEE
SECTION 7.01.   DUTIES OF TRUSTEE.

           (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

           (b)  Except during the continuance of an Event of Default:
           (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

           (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.



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           (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

           (i) this paragraph does not limit the effect of paragraph (b) of this Section;

           (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
           (iii)the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

           (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b) and (c) of this Section.

           (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

           (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.   RIGHTS OF TRUSTEE.

           (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
           (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

           (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

           (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

           (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

           (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered


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to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

SECTION 7.03.   INDIVIDUAL RIGHTS OF TRUSTEE.

           The Trustee in its individual or any other capacity may become the owner or pledgee of Debentures and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.
SECTION 7.04. TRUSTEE'S DISCLAIMER.

           The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Debentures, it shall not be accountable for the Company's use of the proceeds from the Debentures or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Debentures or any other document in connection with the sale of the Debentures or pursuant to this Indenture other than its certificate of authentication.
SECTION 7.05. NOTICE OF DEFAULTS.

           If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Debentures a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Debenture, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Debentures.

SECTION 7.06.   REPORTS BY TRUSTEE TO HOLDERS OF THE DEBENTURES.
           Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Debentures remain outstanding, the Trustee shall mail to the Holders of the Debentures a brief report dated as of such reporting date that complies with TIA S 313(a) (but if no event described in TIA S 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA S 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA S 313(c).

           A copy of each report at the time of its mailing to the Holders of Debentures shall be mailed to the Company and filed with the SEC and each stock exchange on which the Debentures are listed in accordance with TIA S 313(d). The Company shall promptly notify the Trustee when the Debentures are listed on any stock exchange.



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SECTION 7.07.   COMPENSATION AND INDEMNITY.

           The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. To the extent permitted by law, the Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.
           The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.
           The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

           To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Debentures on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Debentures.
Such Lien shall survive the satisfaction and discharge of this Indenture.

           When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

           The Trustee shall comply with the provisions of TIA S 313(b)(2) to the extent applicable.

SECTION 7.08.   REPLACEMENT OF TRUSTEE.

           A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

           The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Debentures of a majority in principal amount of the then outstanding Debentures may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:



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           (a) the Trustee fails to comply with Section 7.10 hereof; (b) the
           Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

           (c) a Custodian or public officer takes charge of the Trustee or its property; or

           (d)  the Trustee becomes incapable of acting.

           If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Debentures may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
           If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Debentures of at least 10% in principal amount of the then outstanding Debentures may petition any court of competent jurisdiction for the appointment of a successor Trustee.

           If the Trustee, after written request by any Holder of a Debenture who has been a Holder of a Debenture for at least six months, fails to comply with Section 7.10, such Holder of a Debenture may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

           A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and the duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders of the Debentures. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section
7.07 hereof shall continue for the benefit of the retiring Trustee. SECTION
7.09. SUCCESSOR TRUSTEE BY MERGER, ETC.

           If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10.   ELIGIBILITY; DISQUALIFICATION.

           There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities. The Trustee and its direct parent shall at all times have a combined capital surplus of at least fifty million dollars. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for purposes of this Section


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7.10 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

           This Indenture shall always have a Trustee who satisfies the requirements of TIA S 310(a)(1), (2) and (5). The Trustee is subject to TIA S 310(b).

SECTION 7.11.   PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY.
           The Trustee is subject to TIA S 311(a), excluding any creditor relationship listed in TIA S 311(b). A Trustee who has resigned or been removed shall be subject to TIA S 311(a) to the extent indicated therein.

                                    ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE
SECTION 8.01.   OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.
           The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Debentures upon compliance with the conditions set forth below in this Article Eight. SECTION
8.02. LEGAL DEFEASANCE AND DISCHARGE.

           Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Debentures on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Debentures, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Debentures and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Debentures to receive payments in respect of the principal of, premium, if any, and interest on such Debentures when such payments are due, (b) the Company's obligations with respect to such Debentures under Article 2 and
Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and
(d) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03.   COVENANT DEFEASANCE.

           Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12,


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4.13, 4.15, 4.16 and 4.17 hereof with respect to the outstanding Debentures on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Debentures shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Debentures shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Debentures, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Debentures shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(d) through 6.01(g) hereof shall not constitute Events of Default.

SECTION 8.04.   CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

           The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Debentures:

           In order to exercise either Legal Defeasance or Covenant Defeasance:
           (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Debentures, cash in U.S. dollars, non-callable U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accounts, to pay the principal of, premium, if any, and interest and Liquidated Damages, if any, on the outstanding Debentures on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Debentures are being defeased to maturity or to a particular redemption date;

           (ii) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such Legal Defeasance had not occurred;
           (iii) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;


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           (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Debentures pursuant to this Article Eight concurrently with such incurrence) or insofar as Sections 6.01(h) and 6.01(i) hereof are concerned, at any time in the period ending on the 91st day after the date of deposit;

           (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its subsidiaries is bound;

           (vi) the Company shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

           (vii) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Debentures over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

           (viii) the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.


SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

           Subject to Section 8.06 hereof, all money and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Debentures shall be held in trust and applied by the Trustee, in accordance with the provisions of such Debentures and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Debentures of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

           The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Debentures.

           Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount

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thereof that would then be required to be deposited to effect an equivalent
Legal Defeasance or Covenant Defeasance.

SECTION 8.06.   REPAYMENT TO THE COMPANY.

           Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Debenture and remaining unclaimed for two years after such principal, and premium, if any, or interest or Liquidated Damages, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Debenture shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07.   REINSTATEMENT.

           If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or
8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest or Liquidated Damages, if any, on any Debenture following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Debentures to receive such payment from the money held by the Trustee or Paying Agent.

                                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.   WITHOUT CONSENT OF HOLDERS OF THE DEBENTURES.
           Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Debentures, without the consent of any Holder of a Debenture:

           (a)  to cure any ambiguity, defect or inconsistency;
           (b) to provide for uncertificated Debentures in addition to or in place of certificated Debentures;

           (c) to provide for the assumption of the Company's obligations to the Holders of the Debentures in the case of a merger or consolidation pursuant to Article Five hereof;


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           (d) to make any change that would provide any additional rights or benefits to the Holders of the Debentures or that does not adversely affect the legal rights hereunder of any Holder of the Debenture; or
           (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.
           Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
9.06 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.   WITH CONSENT OF HOLDERS OF DEBENTURES.

           Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture and the Debentures may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Debentures then outstanding (including consents obtained in connection with a purchase of or a tender offer or exchange offer for the Debentures), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Debentures, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Debentures may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Debentures (including consents obtained in connection with a purchase of or a tender offer or exchange offer for the Debentures).
           Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Debentures as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

           It shall not be necessary for the consent of the Holders of Debentures under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

           After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of each Debenture affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Debentures then outstanding may waive compliance in a particular instance by the Company with

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






any provision of this Indenture or the Debentures. However, without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Debentures held by a non-consenting Holder):

                (a) reduce the principal amount of Debentures whose Holders must consent to an amendment, supplement or waiver;

                (b) reduce the principal of or change the fixed maturity of any Debenture or alter or waive any of the provisions with respect to the redemption of the Debentures except as provided in clause (g) below with respect to Sections 3.09, 4.10 and 4.15 hereof;
                (c) reduce the rate of or change the time for payment of interest, including default interest, on any Debenture;
                (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Debentures (except a rescission of acceleration of the Debentures by the Holders of at least a majority in aggregate principal amount of the then outstanding Debentures and a waiver of the payment default that resulted from such acceleration);

                (e) make any Debenture payable in money other than that stated in the Debentures;

                (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Debentures to receive payments of principal of or premium, if any, or interest on the Debentures;

                (g) waive a redemption payment with respect to any Debenture (other than a payment required by Sections 3.09, 4.10 and 4.15 hereof); or

                (h) make any change in the foregoing amendment and waiver provisions.

SECTION 9.03.   COMPLIANCE WITH TRUST INDENTURE ACT.

           Every amendment or supplement to this Indenture or the Debentures shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04.   REVOCATION AND EFFECT OF CONSENTS.

           Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Debenture is a continuing consent by the Holder and every subsequent Holder of a Debenture or portion of a Debenture that evidences the same debt as the consenting Holder's Debenture, even if notation of the consent is not made on any Debenture. However, any such Holder or subsequent Holder of a Debenture may revoke the consent as to its Debenture if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.


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






SECTION 9.05.   NOTATION ON OR EXCHANGE OF DEBENTURES.

           The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Debenture thereafter authenticated. The Company in exchange for all Debentures may issue and the Trustee shall authenticate new Debentures that reflect the amendment, supplement or waiver.
           Failure to make the appropriate notation or issue a new Debenture shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.   TRUSTEE TO SIGN AMENDMENTS, ETC.

           The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.



                                   ARTICLE 10
                                  SUBORDINATION

SECTION 10.01.        AGREEMENT TO SUBORDINATE.

           The Company agrees, and each Holder by accepting a Debenture agrees, that the Indebtedness evidenced by the Debentures is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt. SECTION 10.02. LIQUIDATION; DISSOLUTION; BANKRUPTCY.

           Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities:

           (1) holders of Senior Debt shall be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before Holders of the Debentures shall be entitled to receive any payment with respect to the Debentures (except that Holders may receive (i) Permitted Junior Securities and (ii) payments and other distributions made from any defeasance trust created pursuant to Article 8 hereof); and

           (2) until all Obligations with respect to Senior Debt (as provided in subsection (1) above) are paid in full, any distribution to which Holders would be entitled but for this Article 10 shall be made to holders of Senior Debt (except that Holders of Debentures may receive (i) Permitted Junior Securities and (ii) payments and other distributions made from any defeasance trust created pursuant to Article 8 hereof), as their interests may appear.

SECTION 10.03.        DEFAULT ON DESIGNATED SENIOR DEBT.

           The Company may not make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Debentures and may not acquire from the Trustee or any Holder any Debentures for cash or property (other than (i) Permitted Junior Securities and (ii) payments and other distributions made from any defeasance trust created pursuant to Article 8 hereof) until all principal and other Obligations with respect to the Senior Debt have been paid in full if:

           (i) a default in the payment of the principal of, premium or Liquidated Damages, if any, or interest on Designated Senior Debt occurs and is continuing beyond any applicable grace period in the agreements, indentures or other documents governing such Designated Senior Debt; or
           (ii) a default on Designated Senior Debt occurs and is continuing that then permits holders of the Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from a Person who may give it pursuant to Section 10.12 hereof. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until (1) at least 360 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and
      (ii) all scheduled payments of principal, premium, if any, and interest on the Debentures that have come due have been paid in full in cash.
           The Company may and shall resume payments on and distributions in respect of the Debentures and may acquire them upon the earlier of:
           (1) in the case of a payment default, the date upon which the default is cured or waived, or

           (2) in the case of a nonpayment default, 179 days pass after notice is received if the maturity of such Designated Senior Debt has not been accelerated,

if this Article 10 otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

SECTION 10.04.        ACCELERATION OF DEBENTURES.

           If payment of the Debentures is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration.

SECTION 10.05.        WHEN DISTRIBUTION MUST BE PAID OVER.

           In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Debentures at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section 10.03 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

           With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.
SECTION 10.06.        NOTICE BY COMPANY.

           The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Debentures to violate this Article 10, but failure to give such notice shall not affect the subordination of the Debentures to the Senior Debt as provided in this Article 10.

SECTION 10.07.        SUBROGATION.

           After all Senior Debt is paid in full and until the Debentures are paid in full, Holders of Debentures shall be subrogated (equally and ratably with all other Indebtedness pari passu in right of payment with the Debentures) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Debentures have been applied to the payment of Senior Debt. A distribution made under this Article 10 to holders of Senior Debt that otherwise would have been made to Holders of Debentures is not, as between the Company and Holders, a payment by the Company on the Debentures.

SECTION 10.08.        RELATIVE RIGHTS.

           This Article 10 defines the relative rights of Holders of Debentures and holders of Senior Debt. Nothing in this Indenture shall:
           (1) impair, as between the Company and Holders of Debentures, the obligation of the Company, is absolute and unconditional, to pay principal of and interest on the Debentures in accordance with their terms;
           (2) affect the relative rights of Holders of Debentures and creditors of the Company other than their rights in relation to holders of Senior Debt; or

           (3) prevent the Trustee or any Holder of Debentures from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Debentures.

           If the Company fails because of this Article 10 to pay principal of or interest or Liquidated Damages on a Debenture on the due date, the failure is still a Default or Event of Default.

SECTION 10.09.        SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.
           No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Debentures shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

SECTION 10.10.        DISTRIBUTION OR NOTICE TO REPRESENTATIVE.
           Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

           Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders of Debentures shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Debentures for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

SECTION 10.11.        RIGHTS OF TRUSTEE AND PAYING AGENT.

           Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Debentures, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Debentures to violate this Article 10. Only the Company or a Representative may give such notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.
           The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 10.12.        AUTHORIZATION TO EFFECT SUBORDINATION.
           Each Holder of Debentures, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, a Representative of the Senior Debt is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Debentures.

SECTION 10.13.        AMENDMENTS.

           The provisions of this Article 10 shall not be amended or modified without the written consent of the holders of all Senior Debt.

                                   ARTICLE 11
                                  MISCELLANEOUS

SECTION 11.01.        TRUST INDENTURE ACT CONTROLS.

           If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss.318(c), the imposed duties shall control.
SECTION 11.02.        NOTICES.

           Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:




           If to the Company:

                Hyperion Telecommunications, Inc.
                Main at Water Street
                P.O. Box 472
                Coudersport, Pennsylvania  16915
                Telecopy:  (814) 274-8631
                Attention:  [__________________]

           With a copy to:

                Buchanan Ingersoll
                One Oxford Centre
                301 Grant Street
                20th Floor
                Pittsburgh, Pennsylvania  15219-1410
                Attention:  [____________________]

           If to the Trustee:

                [---------------------]

           The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.
           All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
           Any notice or communication to a Holder shall be mailed by first class mail, certified or regis tered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA S 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

           If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

           If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.03. COMMUNICATION BY HOLDERS OF DEBENTURES WITH OTHER HOLDERS OF DEBENTURES.

           Holders may communicate pursuant to TIA S 312(b) with other Holders with respect to their rights under this Indenture or the Debentures. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA S 312(c).

SECTION 11.04.        CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.
           Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:
           (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
           (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.
SECTION 11.05.        STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.
           Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA S 314(a)(4)) shall comply with the provisions of TIA S 314(e) and shall include:

           (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

           (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

           (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

           (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 11.06.        RULES BY TRUSTEE AND AGENTS.

           The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

           No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Debentures or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Debentures by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Debentures. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a wavier is against public policy.
SECTION 11.08.        GOVERNING LAW.

           THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE Debentures.

SECTION 11.09.        NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.
           This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10.        SUCCESSORS.

           All agreements of the Company in this Indenture and the Debentures shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.11.        SEVERABILITY.

           In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 11.12.        COUNTERPART ORIGINALS.

           The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.13.        TABLE OF CONTENTS, HEADINGS, ETC.

           The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

SIGNATURES



Dated as of [_____________], 1997              HYPERION TELECOMMUNICATIONS, INC.
                                               ISSUER

                                                     By:
                                                     Name:
                                                     Title:

Attest:




Dated as of [____________], 1997               [_____________________________]
                                               TRUSTEE


                                                     By:
                                                     Name:
                                                     Title:
Attest:

                                   EXHIBIT A-1
                               (Face of Debenture)


            127/8% Series A/B Senior Subordinated Debentures due 2007
         No.                                                  $_______________
         CUSIP NO.  __________

                        HYPERION TELECOMMUNICATIONS, INC.

         promises to pay to _____________________________________
         or registered assigns,

         the principal sum of $

         dollars on [_____], 2007.

         Interest Payment Dates: _________ and ________, of each year, commencing ____________.

         Record Dates:  _______ and _______
         Dated: __________, 1997

                                               HYPERION TELECOMMUNICATIONS, INC.
                                              By:______________________________
                                     Name:
                                     Title:

                                              By:______________________________
                                     Name:
                                     Title:


This is one of the Global Debentures referred to in the within-mentioned
Indenture:

[-----------------------------]
as Trustee

By:__________________________________
Name:
Title:

                                                     A-1-1

                               (Back of Debenture)
            127/8% Series A/B Senior Subordinated Debentures due 2007
         Unless and until it is exchanged in whole or in part for Debentures in definitive form, this Debenture may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.1/

         THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS DEBENTURE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS DEBENTURE BY ITS ACCEPTANCE HEREOF AGREES TO (A) OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS DEBENTURE ONLY (1) TO THE COMPANY,
         (2) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (3) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A,
         (4) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (5) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI") THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS DEBENTURE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) OR (6) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT (AND BASED ON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), SUBJECT IN EACH OF THE FOREGOING CASES TO APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTIONS AND (B) THAT IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE DEBENTURE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.
         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
--------
1. This paragraph should be included only if the Debenture is issued in global form.

         1. INTEREST. Hyperion Telecommunications, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Debenture at the rate of 127/8% per annum from __________________ until maturity (including any Liquidated Damages required to be paid pursuant to the provisions of the Registration Rights Agreement) and will be payable semi-annually on April 15 and October 15 of each year to the holders of record on the immediately preceding April 1 and October 1, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest payable on or before October 15, 2002 may be paid in the form of additional Debentures valued at the principal amount thereof. Interest payable after October 15, 2002 will be required to be paid in cash. Interest on the Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Debenture is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, provided, further, that the first Interest Payment Date shall be _____________. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

         2. METHOD OF PAYMENT. The Company will pay interest on the Debentures (except defaulted interest) to the Persons who are registered Holders of Debentures at the close of business on the April 1 and October 1 next preceding the Interest Payment Date, even if such Debentures are cancelled after such record date and on or before such Interest Payment Date, except as provided in
Section 2.13 of the Indenture with respect to defaulted interest. The Debentures shall be payable as to principal, premium and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, and interest and premium on, all Global Debentures and all other Debentures the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
         3. PAYING AGENT AND REGISTRAR. Initially, [_____________________], the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.
         4. INDENTURE. The Company issued the Debentures under an Indenture dated as of ___________ (the "Indenture") between the Company and the Trustee. The terms of the Debentures include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code SS 77aaa-77bbbb) (the "TIA"). The Debentures are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Debentures are obligations of the Company limited to $[380.0] million in aggregate principal amount at maturity.
         5.  OPTIONAL REDEMPTION.

         (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Company shall not have the option to redeem the Debentures prior to October 15, 2000. Thereafter, the Company shall have the option to redeem the Debentures, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the
                                                      A-3
redemption prices (expressed as percentages of principal amount set forth below) plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on October 15 of the years indicated below:


                  Year                                             Percentage
                  2002.........................................      106.438%
                  2003.........................................      104.292%
                  2004.........................................      102.146%
                  2005 and thereafter..........................      100.000%
           (b) Notwithstanding the foregoing, the Company, prior to October 15, 2000, may redeem Debentures having an aggregate principal amount of up to $70.0 million for cash at a redemption price equal to 112.875% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption, with the net proceeds from either (i) an Initial Public Offering of the common stock of the Company or (ii) a sale of the Capital Stock (other than Disqualified Stock) of the Company to a Strategic Investor in a single transaction or a series of related transactions for at least $25.0 million (clauses (i) and (ii) together, collectively referred to herein as "Qualified Equity Offerings"); provided that, in either case, at least $130.0 million in aggregate principal amount of the Debentures remain outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 90 days of the date of the closing of such Qualified Equity Offering.

      6.  MANDATORY REDEMPTION.

      Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Debentures.

      7.  REPURCHASE AT OPTION OF HOLDER.

      (a) Upon the occurrence of a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to each Holder of the Debentures to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Debentures at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

      (b) If the Company or any Subsidiary consummates any Asset Sales, within five Business Days of each date on which the aggregate amount of Excess Proceeds exceeds $2.5 million, the Company shall, but only to the extent then permitted by the terms of the Senior Debt (including, without limitation, the Senior Notes and the Senior Secured Notes) commence an offer to purchase (an "Excess Proceeds Offer") the maximum principal amount of Debentures and Pari Passu Notes that may be purchased out of the Excess Proceeds at an offer price in cash equal to 100% of the outstanding principal amount thereof of the Debentures and 100% of the outstanding principal amount (or accreted value) of the Pari Passu Notes, plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture.

      8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder whose Debentures are to be redeemed at its registered address. Debentures may be redeemed in part but only in whole multiples of $1,000 unless all of the Debentures held by a Holder of Debentures are to be redeemed. If any Debenture is to be redeemed in part only, the notice of redemption that relates to such Debenture shall state the portion of the principal amount to be redeemed. On and after the redemption date, interest ceases to accrue on Debentures called for redemption.

      9. DENOMINATIONS, TRANSFER, EXCHANGE. The Debentures are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of the Debentures may be registered and the Debentures may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Debenture or portion of a Debenture selected for redemption, except for the unredeemed portion of any Debenture being redeemed in part. Also, it need not exchange or register the transfer of any Debentures for a period of 15 days before a selection of Debentures to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

      10. PERSONS DEEMED OWNERS. The registered Holder of a Debenture may be treated as its owner for all purposes.

      11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Debentures may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Debentures, and any existing default or compliance with any provision of the Indenture or the Debentures may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Debentures. Without the consent of any Holder of a Debenture. Debentures may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Debentures in addition to or in place of certificated Debentures, to provide for the assumption of the Company's obligations to Holders of the Debentures in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Debentures or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.
      12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Debentures; (ii) default in payment when due of principal of or premium, if any, on the Debentures when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, (iii) failure by the Company to comply with Section 4.07, 4.10, 4.15 or 5.01 of the Indenture; (iv) failure by the Company to comply with Section
4.09 of the Indenture; provided that in the event that the Company fails to comply with Section 4.09 of the Indenture because indebtedness is deemed to be incurred by a Restricted Joint Venture solely as a result of such Restricted Joint Venture ceasing to be a Restricted Joint Venture as a result of (x) the loss of a Local Partner or (y) the loss of management control of such Restricted Joint Venture, and such failure continues for 90 days; (v) failure by the Company for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Debentures then outstanding to comply with certain other agreements in the Indenture or the Debentures; (vi) default under certain other agreements relating to Indebtedness of the Company which default results in the acceleration of such Indebtedness prior to its express maturity; (vii) certain final judgments for the payment of money that remain undischarged for a period of 60 days; and (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries or any of its Joint Ventures that would, if it were a Subsidiary, constitute a Significant Subsidiary. If any Event of Default occurs and is continuing,
                                                      A-5
the Trustee or the Holders of at least 25% in principal amount of the then outstanding Debentures may declare all the Debentures to be due and payable immediately provided, that such acceleration shall not, and shall not be deemed to, occur until the date which is 92 days after all of the Senior Notes have been paid in full. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any of its Significant Subsidiaries or any Joint Venture that would, if it were a Subsidiary constitute a Significant Subsidiary, or any group of Subsidiaries or Joint Ventures that, taken together, would, constitute a Significant Subsidiary, all outstanding Debentures shall become due and payable without further action or notice; provided, that no such acceleration shall be permitted until a date which is at least 92 days after all of the Senior Notes and the Senior Secured Notes have been paid in full. If each of the Senior Indenture and the Senior Secured Indenture is modified or amended such that the immediate acceleration of the Debentures upon the occurrence and during the continuation of an Event of Default would not cause the Preferred Stock issued in the Offering to be classified as "Disqualified Stock" under each such indenture, then, within 30 days after such modification or amendment of such indenture, the Company shall, and shall cause the Trustee to amend the Indenture and the Debentures to delete the proviso to each of the two immediately preceding sentences. Holders of the Debentures may not enforce the Indenture or the Debentures except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Debentures may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Debentures notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Debentures then outstanding by notice to the Trustee may on behalf of the Holders of all of the Debentures waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Debentures. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

      13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

      14. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Debentures or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Debentures.

      15. AUTHENTICATION. This Debenture shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
      16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

      17. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES. In addition to the rights provided to Holders of the Debentures under the Indenture, Holders of Transferred Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of October 9, 1997, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

      18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Debentures and the Trustee may use CUSIP numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Debentures or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
      The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                Hyperion Telecommunications, Inc.
                Main at Water Street
                P.O. Box 472
                Coudersport, Pennsylvania  16915
                Telecopy:  (814) 274-8631
                Attention: [________________________]

                                 ASSIGNMENT FORM


      To assign this Debenture, fill in the form below: (I) or (we) assign and transfer this Debenture to


                  (Insert assignee's soc. sec. or tax I.D. no.)







              (Print or type assignee's name, address and zip code) and irrevocably appoint to transfer this Debenture on the books of the Company. The agent may substitute another to act for him.



Date:

                                 Your Signature:
        (Sign exactly as your name appears on the face of this Debenture) Signature Guarantee.

                       OPTION OF HOLDER TO ELECT PURCHASE

           If you want to elect to have this Debenture purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:
            Section 4.10                            Section 4.15
           If you want to elect to have only part of the Debenture purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:
$-----------


Date:
                                 Your Signature:
              (Sign exactly as your name appears on the Debenture)
                             Tax Identification No.:

Signature Guarantee.

          SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL DEBENTURE2/

           The following exchanges of a part of this Global Debenture for an interest in another Global Debenture or for a Definitive Debenture, or exchanges of a part of another Global Debenture or Definitive Debenture for an interest in this Global Debenture, have been made:


                                                 Amount of increase in     Principal Amount
                         Amount of decrease in     Principal Amount             of this              Signature of
                           Principal Amount             of this            Global Debenture      authorized officer of
                                of this            Global Debenture     following such decrease  Trustee or Debenture
   Date of Exchange        Global Debenture                                  (or increase)             Custodian
---------------------- -------------------------                        ----------------------- ----------------































--------


2.    This should be included only if the Note is a Global Debenture.

                                   EXHIBIT A-2
                (Face of Regulation S Temporary Global Debenture)



                 127/8% Senior Subordinated Debentures due 2007
      No.                                                   $_______________
      CUSIP NO.  __________

                        HYPERION TELECOMMUNICATIONS, INC.

      promises to pay to _____________________________________
      or registered assigns,

      the principal sum of $

      dollars on [_____], 2007.

      Interest Payment Dates:  _________ and ________, of each year, commencing
      ----------.

      Record Dates:  _______ and _______
      Dated: __________, 1997

                                HYPERION TELECOMMUNICATIONS, INC.
                                By:______________________________
                                  Name:
                                  Title:

                                By:______________________________
                                  Name:
                                  Title:


This is one of the Global Debentures referred to in the within-mentioned
Indenture:

[-------------------------]
as Trustee

By:__________________________________
Name:
Title:

                                                     A-2-1

                (Back of Regulation S Temporary Global Debenture)
                 127/8% Senior Subordinated Debentures due 2007
THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL DEBENTURE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED DEBENTURES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL DEBENTURE SHALL BE ENTITLED TO RECEIVE CASH PAYMENTS OF INTEREST DURING THE PERIOD WHICH SUCH HOLDER HOLDS THIS DEBENTURE. NOTHING IN THIS LEGEND SHALL BE DEEMED TO PREVENT INTEREST FROM ACCRUING ON THIS DEBENTURE.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR DEBENTURES IN DEFINITIVE FORM, THIS DEBENTURE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS DEBENTURE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS DEBENTURE BY ITS ACCEPTANCE HEREOF AGREES TO (A) OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS DEBENTURE ONLY (1) TO THE COMPANY, (2) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (3) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A, (4) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(5) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1),
(2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI") THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS DEBENTURE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) OR (6) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT (AND BASED ON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), SUBJECT IN EACH OF THE FOREGOING CASES TO APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTIONS AND (B) THAT IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE DEBENTURE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

      Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

      1. INTEREST. Hyperion Telecommunications, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Debenture at the rate of 127/8% per annum from __________________ until maturity (including any Liquidated Damages required to be paid pursuant to the provisions of the Registration Rights Agreement) and will be payable semi-annually on April 15 and October 15 of each year to the holders of record on the immediately preceding April 1 and October 1, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest payable on or before October 15, 2002 may be paid in the form of additional Debentures valued at the principal amount thereof. Interest payable after October 15, 2002 will be required to be paid in cash. Interest on the Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Debenture is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, provided, further, that the first Interest Payment Date shall be _____________. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

      2. METHOD OF PAYMENT. The Company will pay interest on the Debentures (except defaulted interest) to the Persons who are registered Holders of Debentures at the close of business on the April 1 and October 1 next preceding the Interest Payment Date, even if such Debentures are cancelled after such record date and on or before such Interest Payment Date, except as provided in
Section 2.13 of the Indenture with respect to defaulted interest. The Debentures shall be payable as to principal, premium and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, and interest and premium on, all Global Debentures and all other Debentures the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
      3. PAYING AGENT AND REGISTRAR. Initially, [_____________________], the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.
      4. INDENTURE. The Company issued the Debentures under an Indenture dated as of ___________ (the "Indenture") between the Company and the Trustee. The terms of the Debentures include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code SS 77aaa-77bbbb) (the "TIA"). The Debentures are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Debentures are obligations of the Company limited to $[380.0] million in aggregate principal amount at maturity.

      5.  OPTIONAL REDEMPTION.

      (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Company shall not have the option to redeem the Debentures prior to October 15, 2000. Thereafter, the Company shall have the option to redeem the Debentures, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount set forth below) plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on October 15 of the years indicated below:


                  Year                                            Percentage
                  2002........................................      106.438%
                  2003........................................      104.292%
                  2004........................................      102.146%
                  2005 and thereafter.........................      100.000%
           (b) Notwithstanding the foregoing, the Company, prior to October 15, 2000, may redeem Debentures having an aggregate principal amount of up to $70.0 million for cash at a redemption price equal to 112.875% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption, with the net proceeds from either (i) an Initial Public Offering of the common stock of the Company or (ii) a sale of the Capital Stock (other than Disqualified Stock) of the Company to a Strategic Investor in a single transaction or a series of related transactions for at least $25.0 million (clauses (i) and (ii) together, collectively referred to herein as "Qualified Equity Offerings"); provided that, in either case, at least $130.0 million in aggregate principal amount of the Debentures remain outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 90 days of the date of the closing of such Qualified Equity Offering.

      6.  MANDATORY REDEMPTION.

      Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Debentures.

      7.  REPURCHASE AT OPTION OF HOLDER.

      (a) Upon the occurrence of a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to each Holder of the Debentures to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Debentures at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

      (b) If the Company or any Subsidiary consummates any Asset Sales, within five Business Days of each date on which the aggregate amount of Excess Proceeds exceeds $2.5 million, the Company shall, but only to the extent then permitted by the terms of the Senior Debt (including, without limitation, the Senior Notes and the Senior Secured Notes) commence an offer to purchase (an "Excess Proceeds Offer") the maximum principal amount of Debentures and Pari Passu Notes that may be purchased out of the Excess Proceeds at an offer price in cash equal to 100% of the outstanding principal amount thereof of the Debentures and 100% of the outstanding principal amount (or accreted value) of the Pari Passu Notes, plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture.

      8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder whose Debentures are to be redeemed at its registered address. Debentures may be redeemed in part but only in whole multiples of $1,000 unless all of the Debentures held by a Holder of Debentures are to be redeemed. If any Debenture is to be redeemed in part only, the notice of redemption that relates to such Debenture shall state the portion of the principal amount to be redeemed. On and after the redemption date, interest ceases to accrue on Debentures called for redemption.

      9. DENOMINATIONS, TRANSFER, EXCHANGE. The Debentures are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of the Debentures may be registered and the Debentures may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Debenture or portion of a Debenture selected for redemption, except for the unredeemed portion of any Debenture being redeemed in part. Also, it need not exchange or register the transfer of any Debentures for a period of 15 days before a selection of Debentures to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

      10. PERSONS DEEMED OWNERS. The registered Holder of a Debenture may be treated as its owner for all purposes.

      11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Debentures may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Debentures, and any existing default or compliance with any provision of the Indenture or the Debentures may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Debentures. Without the consent of any Holder of a Debenture. Debentures may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Debentures in addition to or in place of certificated Debentures, to provide for the assumption of the Company's obligations to Holders of the Debentures in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Debentures or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.
      12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Debentures; (ii) default in payment when due of principal of or premium, if any, on the Debentures when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, (iii) failure by the Company to comply with Section 4.07, 4.10, 4.15 or 5.01 of the Indenture; (iv) failure by the Company to comply with Section
4.09 of the Indenture; provided that in the event that the Company fails to comply with Section 4.09 of the Indenture because indebtedness is deemed to be incurred by a Restricted Joint Venture solely as a result of such Restricted Joint Venture ceasing to be a Restricted Joint Venture as a result of (x) the loss of a Local Partner or (y) the loss of management control of such Restricted Joint Venture, and such failure continues for 90 days; (v) failure by the Company for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Debentures then outstanding to comply with certain other agreements in the Indenture or the Debentures; (vi) default under certain other agreements relating to Indebtedness of the Company which default results in the acceleration of such Indebtedness prior to its express maturity; (vii) certain final judgments for the payment of money that remain undischarged for a period of 60 days; and (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries or any of its Joint Ventures that would, if it were a Subsidiary, constitute a Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Debentures may declare all the Debentures to be due and payable immediately provided, that such acceleration shall not, and shall not be deemed to, occur until the date which is 92 days after all of the Senior Notes have been paid in full. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any of its Significant Subsidiaries or any Joint Venture that would, if it were a Subsidiary constitute a Significant Subsidiary, or any group of Subsidiaries or Joint Ventures that, taken together, would, constitute a Significant Subsidiary, all outstanding Debentures shall become due and payable without further action or notice; provided, that no such acceleration shall be permitted until a date which is at least 92 days after all of the Senior Notes and the Senior Secured Notes have been paid in full. If each of the Senior Indenture and the Senior Secured Indenture is modified or amended such that the immediate acceleration of the Debentures upon the occurrence and during the continuation of an Event of Default would not cause the Preferred Stock issued in the Offering to be classified as "Disqualified Stock" under each such indenture, then, within 30 days after such modification or amendment of such indenture, the Company shall, and shall cause the Trustee to amend the Indenture and the Debentures to delete the proviso to each of the two immediately preceding sentences. Holders of the Debentures may not enforce the Indenture or the Debentures except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Debentures may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Debentures notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Debentures then outstanding by notice to the Trustee may on behalf of the Holders of all of the Debentures waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Debentures. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

      13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

      14. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Debentures or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Debentures.

      15. AUTHENTICATION. This Debenture shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
      16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

      17. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES. In addition to the rights provided to Holders of the Debentures under the Indenture, Holders of Transferred Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of October 9, 1997, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").
      18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Debentures and the Trustee may use CUSIP numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Debentures or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
      The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                Hyperion Telecommunications, Inc.
                Main at Water Street
                P.O. Box 472
                Coudersport, Pennsylvania  16915
                Telecopy:  (814) 274-8631
                Attention:  [___________________]

                                 ASSIGNMENT FORM


      To assign this Debenture, fill in the form below: (I) or (we) assign and transfer this Debenture to


                  (Insert assignee's soc. sec. or tax I.D. no.)







              (Print or type assignee's name, address and zip code) and irrevocably appoint to transfer this Debenture on the books of the Company. The agent may substitute another to act for him.



Date:

                                 Your Signature:
        (Sign exactly as your name appears on the face of this Debenture) Signature Guarantee.

        SCHEDULE OF EXCHANGES OF REGULATION S TEMPORARY GLOBAL DEBENTURE

The following exchanges of a part of this Regulation S Temporary Global Debenture for an interest in another Global Debenture, or of other Restricted Global Debentures for an interest in this Regulation S Temporary Global Debenture, have been made:


                                                 Amount of increase in     Principal Amount
                         Amount of decrease in     Principal Amount             of this              Signature of
                           Principal Amount             of this            Global Debenture      authorized officer of
                                of this            Global Debenture     following such decrease  Trustee or Debenture
   Date of Exchange        Global Debenture                                  (or increase)             Custodian




                                   EXHIBIT A-3
                        (Face of Unrestricted Debenture)



                 127/8% Senior Subordinated Debentures due 2007
  No.                                                          $_______________
  CUSIP NO.  __________

                        HYPERION TELECOMMUNICATIONS, INC.

  promises to pay to _____________________________________

  or registered assigns,

  the principal sum of $

  dollars on [_____], 2007.

  Interest Payment Dates:  _________ and ________, of each year, commencing
  ----------.

  Record Dates:  _______ and _______
  Dated: __________, 1997

                             HYPERION TELECOMMUNICATIONS, INC.
                             By:______________________________
                               Name:
                               Title:

                             By:______________________________
                               Name:
                               Title:


This is one of the Global Debentures referred to in the within-mentioned
Indenture:

[------------------]
as Trustee

By:__________________________________
Name:
Title:

                                                     A-3-1

                        (Back of Unrestricted Debenture)

                 127/8% Senior Subordinated Debentures due 2007
[Unless and until it is exchanged in whole or in part for Debentures in definitive form, this Debenture may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]1/

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below.

  1. INTEREST. Hyperion Telecommunications, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Debenture at the rate of 127/8% per annum from __________________ until maturity (including any Liquidated Damages required to be paid pursuant to the provisions of the Registration Rights Agreement) and will be payable semi-annually on April 15 and October 15 of each year to the holders of record on the immediately preceding April 1 and October 1, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest payable on or before October 15, 2002 may be paid in the form of additional Debentures valued at the principal amount thereof. Interest payable after October 15, 2002 will be required to be paid in cash. Interest on the Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Debenture is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, provided, further, that the first Interest Payment Date shall be _____________. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

  2. METHOD OF PAYMENT. The Company will pay interest on the Debentures (except defaulted interest) to the Persons who are registered Holders of Debentures at the close of business on the April 1 and October 1 next preceding the Interest Payment Date, even if such Debentures are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Debentures shall be payable as to principal, premium and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, and interest and premium on, -------- 1. This paragraph should be included only if the Note is a Global Note.
                                                      A-2
all Global Debentures and all other Debentures the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
  3. PAYING AGENT AND REGISTRAR. Initially, [_____________________], the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

  4. INDENTURE. The Company issued the Debentures under an Indenture dated as of ___________ (the "Indenture") between the Company and the Trustee. The terms of the Debentures include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code SS 77aaa-77bbbb) (the "TIA"). The Debentures are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Debentures are obligations of the Company limited to $[380.0] million in aggregate principal amount at maturity.

  5.  OPTIONAL REDEMPTION.

             (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Company shall not have the option to redeem the Debentures prior to October 15, 2000. Thereafter, the Company shall have the option to redeem the Debentures, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount set forth below) plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on October 15 of the years indicated below:

                  Year                                             Percentage
                  2002........................................      106.438%
                  2003........................................      104.292%
                  2004........................................      102.146%
                  2005 and thereafter.........................      100.000%
           (b) Notwithstanding the foregoing, the Company, prior to October 15, 2000, may redeem Debentures having an aggregate principal amount of up to $70.0 million for cash at a redemption price equal to 112.875% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption, with the net proceeds from either (i) an Initial Public Offering of the common stock of the Company or (ii) a sale of the Capital Stock (other than Disqualified Stock) of the Company to a Strategic Investor in a single transaction or a series of related transactions for at least $25.0 million (clauses (i) and (ii) together, collectively referred to herein as "Qualified Equity Offerings"); provided that, in either case, at least $130.0 million in aggregate principal amount of the Debentures remain outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 90 days of the date of the closing of such Qualified Equity Offering.

      6.  MANDATORY REDEMPTION.

      Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Debentures.

      7.  REPURCHASE AT OPTION OF HOLDER.

      (a) Upon the occurrence of a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to each Holder of the Debentures to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Debentures at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

      (b) If the Company or any Subsidiary consummates any Asset Sales, within five Business Days of each date on which the aggregate amount of Excess Proceeds exceeds $2.5 million, the Company shall, but only to the extent then permitted by the terms of the Senior Debt (including, without limitation, the Senior Notes and the Senior Secured Notes) commence an offer to purchase (an "Excess Proceeds Offer") the maximum principal amount of Debentures and Pari Passu Notes that may be purchased out of the Excess Proceeds at an offer price in cash equal to 100% of the outstanding principal amount thereof of the Debentures and 100% of the outstanding principal amount (or accreted value) of the Pari Passu Notes, plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture.

      8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder whose Debentures are to be redeemed at its registered address. Debentures may be redeemed in part but only in whole multiples of $1,000 unless all of the Debentures held by a Holder of Debentures are to be redeemed. If any Debenture is to be redeemed in part only, the notice of redemption that relates to such Debenture shall state the portion of the principal amount to be redeemed. On and after the redemption date, interest ceases to accrue on Debentures called for redemption.

      9. DENOMINATIONS, TRANSFER, EXCHANGE. The Debentures are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of the Debentures may be registered and the Debentures may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Debenture or portion of a Debenture selected for redemption, except for the unredeemed portion of any Debenture being redeemed in part. Also, it need not exchange or register the transfer of any Debentures for a period of 15 days before a selection of Debentures to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

      10. PERSONS DEEMED OWNERS. The registered Holder of a Debenture may be treated as its owner for all purposes.

      11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Debentures may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Debentures, and any existing default or compliance with any provision of the Indenture or the Debentures may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Debentures. Without the consent of any Holder of a Debenture. Debentures may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Debentures in addition to or in place of certificated Debentures, to provide for the assumption of the Company's obligations to Holders of the Debentures in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Debentures or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

      12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Debentures; (ii) default in payment when due of principal of or premium, if any, on the Debentures when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, (iii) failure by the Company to comply with Section 4.07, 4.10, 4.15 or 5.01 of the Indenture; (iv) failure by the Company to comply with Section
4.09 of the Indenture; provided that in the event that the Company fails to comply with Section 4.09 of the Indenture because indebtedness is deemed to be incurred by a Restricted Joint Venture solely as a result of such Restricted Joint Venture ceasing to be a Restricted Joint Venture as a result of (x) the loss of a Local Partner or (y) the loss of management control of such Restricted Joint Venture, and such failure continues for 90 days; (v) failure by the Company for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Debentures then outstanding to comply with certain other agreements in the Indenture or the Debentures; (vi) default under certain other agreements relating to Indebtedness of the Company which default results in the acceleration of such Indebtedness prior to its express maturity; (vii) certain final judgments for the payment of money that remain undischarged for a period of 60 days; and (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries or any of its Joint Ventures that would, if it were a Subsidiary, constitute a Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Debentures may declare all the Debentures to be due and payable immediately provided, that such acceleration shall not, and shall not be deemed to, occur until the date which is 92 days after all of the Senior Notes have been paid in full. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any of its Significant Subsidiaries or any Joint Venture that would, if it were a Subsidiary constitute a Significant Subsidiary, or any group of Subsidiaries or Joint Ventures that, taken together, would, constitute a Significant Subsidiary, all outstanding Debentures shall become due and payable without further action or notice; provided, that no such acceleration shall be permitted until a date which is at least 92 days after all of the Senior Notes and the Senior Secured Notes have been paid in full. If each of the Senior Indenture and the Senior Secured Indenture is modified or amended such that the immediate acceleration of the Debentures upon the occurrence and during the continuation of an Event of Default would not cause the Preferred Stock issued in the Offering to be classified as "Disqualified Stock" under each such indenture, then, within 30 days after such modification or amendment of such indenture, the Company shall, and shall cause the Trustee to amend the Indenture and the Debentures to delete the proviso to each of the two immediately preceding sentences. Holders of the Debentures may not enforce the Indenture or the Debentures except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Debentures may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Debentures notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Debentures then outstanding by notice to the Trustee may on behalf of the Holders of all of the Debentures waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Debentures. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

      13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

      14. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Debentures or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Debentures.

      15. AUTHENTICATION. This Debenture shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
      16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

      17. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES. In addition to the rights provided to Holders of the Debentures under the Indenture, Holders of Transferred Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of October 9, 1997, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

      18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Debentures and the Trustee may use CUSIP numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Debentures or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
      The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                Hyperion Telecommunications, Inc.
                Main at Water Street
                P.O. Box 472
                Coudersport, Pennsylvania  16915
                Telecopy:  (814) 274-8631
                Attention:  [_________________]

                                    EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Hyperion Telecommunications, Inc.
Main at Water Street
P.O. Box 472
Coudersport, Pennsylvania  16915
Telecopy:  (814) 274-8631
Attention:  [_____________________]

[Trustee]



      Re: 127/8% Senior Subordinated Debentures due 2007

      Reference is hereby made to the Indenture, dated as of ___________, 1997 (the "Indenture"), between Hyperion Telecommunications, Inc., as issuer (the "Company"), and _____________________________, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      ______________, (the "Transferor") owns and proposes to transfer the Debenture[s] or interest in such Debenture[s] specified in Annex A hereto, in the principal amount of $___________ in such Debenture[s] or interests (the "Transfer"), to __________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
                             [CHECK ALL THAT APPLY]

1.oCheck if Transferee will take delivery of a beneficial interest in the 144A Global Debenture or a Restricted Definitive Debenture Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Restricted Definitive Debenture is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Restricted Definitive Debenture for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Restricted Definitive Debenture will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Debenture and/or the Restricted Definitive Debenture and in the Indenture and the Securities Act. 2.oCheck if Transferee will take delivery of a beneficial interest in the Temporary Regulation S Global Debenture, the Regulation S Global Debenture or a Restricted Definitive Debenture pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that
(i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the

Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Restricted Definitive Debenture will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Debenture, the Temporary Regulation S Global Debenture and/or the Definitive Debenture and in the Indenture and the Securities Act.

3.oCheck and complete if Transferee will take delivery of a Restricted Definitive Debenture pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to Restricted Definitive Debentures and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

      (a)osuch Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

      (b)osuch Transfer is being effected to the Company or a Subsidiary thereof;

                                       or

      (c)osuch Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

      (d)osuch Transfer is being effected to an Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that the Transfer complies with the transfer restrictions applicable to Restricted Definitive Debentures and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Debentures at the time of transfer of less than $100,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Restricted Definitive Debenture will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Debentures and in the Indenture and the Securities Act.

4.oCheck if Transferee will take delivery of a beneficial interest in an Unrestricted Global Debenture or of an Unrestricted Definitive Debenture.
                                                      B-2

      (a)oCheck if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and
(ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Unrestricted Definitive Debenture will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Debentures, on Restricted Definitive Debentures and in the Indenture.
      (b)oCheck if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Unrestricted Definitive Debenture will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Debentures, on Restricted Definitive Debentures and in the Indenture.
      (c)oCheck if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Unrestricted Definitive Debenture will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Debentures or Restricted Definitive Debentures and in the Indenture.
      This certificate and the statements contained herein are made for your benefit and the benefit of the Company.



                                     [Insert Name of Transferor]

                                     By:
                                     Name:
                                     Title:

Dated:                  ,

                       ANNEX A TO CERTIFICATE OF TRANSFER


1.    The Transferor owns and proposes to transfer the following:
                            [CHECK ONE OF (a) OR (b)]

      (a)oa beneficial interest in the:

           (i)  o 144A Global Debenture (CUSIP          ), or
           (ii) o Regulation S Global Debenture (CUSIP/CINS          ), or
      (b)oa Restricted Definitive Debenture.


2.    After the Transfer the Transferee will hold:
                                   [CHECK ONE]
      (a)oa beneficial interest in the:
           (i)  o 144A Global Debenture (CUSIP         ), or
           (ii) o Regulation S Global Debenture (CUSIP/CINS         ), or
           (iii)o Unrestricted Global Debenture (CUSIP         ); or
      (b)oa Restricted Definitive Debenture; or

      (c)oan Unrestricted Definitive Debenture,

in accordance with the terms of the Indenture.

                                    EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE


Hyperion Telecommunications, Inc.
Main at Water Street
P.O. Box 472
Coudersport, Pennsylvania  16915
Telecopy:  (814) 274-8631
Attention:  [____________________]

[Trustee]




           Re: 127/8% Senior Subordinated Debentures due 2007 (CUSIP )
   ---------------------------------------------------------------------------


         Reference is hereby made to the Indenture, dated as of ____________, 1997 (the "Indenture"), between Hyperion Telecommunications, Inc., as issuer (the "Company"), and _____________________, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
                       , (the "Owner") owns and proposes to exchange the Debenture[s] or interest in such Debenture[s] specified herein, in the principal amount of $____________ in such Debenture[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

1.Exchange of Restricted Definitive Debentures or Beneficial Interests in a Restricted Global Debenture for Unrestricted Definitive Debentures or Beneficial Interests in an Unrestricted Global Debenture

         (a)oCheck if Exchange is from beneficial interest in a Restricted Global Debenture to beneficial interest in an Unrestricted Global Debenture. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Debenture for a beneficial interest in an Unrestricted Global Debenture in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Debentures and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Debenture is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (b)oCheck if Exchange is from beneficial interest in a Restricted Global Debenture to Unrestricted Definitive Debenture. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Debenture for an Unrestricted Definitive Debenture, the Owner hereby certifies (i)
                                                      C-1
the Definitive Debenture is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Debentures and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Debenture is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (c)oCheck if Exchange is from Restricted Definitive Debenture to beneficial interest in an Unrestricted Global Debenture. In connection with the Owner's Exchange of a Restricted Definitive Debenture for a beneficial interest in an Unrestricted Global Debenture, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Debentures and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (d)oCheck if Exchange is from Restricted Definitive Debenture to Unrestricted Definitive Debenture. In connection with the Owner's Exchange of a Restricted Definitive Debenture for an Unrestricted Definitive Debenture, the Owner hereby certifies (i) the Unrestricted Definitive Debenture is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Debentures and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Debenture is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.Exchange of Restricted Definitive Debentures or Beneficial Interests in Restricted Global Debentures for Restricted Definitive Debentures or Beneficial Interests in Restricted Global Debentures

         (a)oCheck if Exchange is from beneficial interest in a Restricted Global Debenture to Restricted Definitive Debenture. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Debenture for a Restricted Definitive Debenture with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Debenture is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Debenture issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Debenture and in the Indenture and the Securities Act.
         (b)oCheck if Exchange is from Restricted Definitive Debenture to beneficial interest in a Restricted Global Debenture. In connection with the Exchange of the Owner's Restricted Definitive Debenture for a beneficial interest in the [CHECK ONE] o 144A Global Debenture or o Regulation S Global Debenture, with an equal principal amount, the Owner hereby certifies (i) such Owner acquired such Restricted Definitive Debenture in a transaction pursuant to Rule 144A or Regulation S, (ii) the beneficial interest is being acquired for the Owner's own account without transfer and (iii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Debentures and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in
                                                      C-2
accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Debenture and in the Indenture and the Securities Act.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                            [Insert Name of Owner]

                                            By:
                                            Name:
                                            Title:

Dated:                  ,

                                    EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR


         Re: 127/8% Senior Secured Debentures due 2007


         Reference is hereby made to the Indenture, dated as of _______________, 1997 (the "Indenture"), between Hyperion Telecommunications, Inc., as issuer (the "Company"), and Bank of Montreal Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         In connection with our proposed purchase of $____________ aggregate principal amount of Restricted Definitive Debentures we confirm that:
         1. We understand that any subsequent transfer of the Debentures or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Debentures or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

         2. We understand that the Debentures have not been registered under the Securities Act, and that the Debentures and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of each account for which we acquire any Debentures (for which are acting as hereinafter stated), that such Debentures may be offered, resold, pledged or otherwise transferred only (i) to a person whom we reasonably believe to be a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, in a transaction meeting the requirements of Rule 144 under the Securities Act, outside the United States in a transaction meeting the requirements of Rule 904 under the Securities Act, or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so Requests), (ii) to the Company or (iii) pursuant to an effective registration statement, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction. We further agreement to provide to any person purchasing the Definitive Debenture or a beneficial interest in a Global Debenture from us in a transaction meeting the requirements of (i) or (ii) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

         3. We understand that, on any proposed resale of the Debentures or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Debentures purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Debentures or beneficial interest therein acquired by us must be effected through one of the Placement Agents.
         4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Debentures, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
         5. We are acquiring the Debentures without a view to distribution thereof in violation of the Securities Act for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.





                      [Insert Name of Accredited Investor]


                                            By:
                                            Name:
                                            Title:

Dated:                  ,

                                     ANNEX A

                            Form of Intercompany Note


         FOR VALUE RECEIVED, __________________, a _______________ corporation
(the "Maker"), promises to pay Hyperion Telecommunications, Inc., a Delaware corporation (the "Lender"), or order to be paid, all cash advanced, from time to time, together with interest on the unpaid principal amount at a rate per annum equal to ___%, to the date of payment. All principal and accrued interest under this Note shall be due and payable on demand][on ____________].
         This Note may be prepaid in whole or in part at any time without penalty or premium.

         The right to please any and all statutes of limitations as a defense to demand hereunder is hereby waived to the extent permitted by law. The Maker, for itself and its successors and assigns, waives presentment, demand, protest and notice thereof or of dishonor, and waives the right to be released by reason of any extension of time or change in the terms of payment or any change, alteration, or release of any security given for the payment hereof.
         This Note shall be governed by and construed in accordance with the laws of the State of New York.

                                            [MAKER]


                                            By: ____________________________
                                            Name:
                                            Title:


Hyperion Telecommunications, Inc.


By: ____________________
Name:
Title:

                                   SCHEDULE A

                             Fiber Lease Agreements
                [To be completed upon execution of the Indenture]

                                   SCHEDULE B

                                 Local Partners
               [To be completed upon execution of the Indenture.]

                                   SCHEDULE C

                            Local Partner Agreements
               [To be completed upon execution of the Indenture.]

                                   SCHEDULE D

                              Management Agreements
               [To be completed upon execution of the Indenture.]





                                   SCHEDULE E

                Form of Financial Information and Operating Data
                          of the Subsidiaries and the Joint Ventures Presented by Cluster


Data presented for the fiscal period ended ____________:

                                            NORTH               MID-               MID-SOUTH              OTHER
                                            EAST              ATLANTIC                                   NETWORKS
FINANCIAL DATA

Total Revenue
Total Capital Expenditures
Total EBITDA
Proportional Revenue\*
Proportional Capital
Expenditures\*
Proportional EBITDA\*
STATISTICAL DATA
Route Miles
Fiber Miles
Buildings connected
LEC-COs collocated\**
Voice Grade Equivalent
Circuits
===================================  =================== =================== ===================== ====================








\*       Represents portion of revenue attributable to the Company.

\**      Local Exchange Carrier's central office.

                             $---------------------


                        HYPERION TELECOMMUNICATIONS, INC.

                              SERIES A AND SERIES B

                 127/8% SENIOR SUBORDINATED DEBENTURES DUE 2007
                                -----------------

                                    INDENTURE

                        Dated as of [__________________]
                                -----------------

                                -----------------

                           [-------------------------]
                                -----------------

                                     Trustee



                                     CROSS-REFERENCE TABLE*
Trust Indenture
  Act Section                                                                   Indenture Section


310 (a)(1).....................................................................             7.10
     (a)(2)....................................................................             7.10
     (a)(3) ...................................................................             N.A.
     (a)(4)....................................................................             N.A.
     (a)(5)....................................................................             7.10
     (b) ......................................................................             7.10
     (c) ......................................................................             N.A.
311 (a) .......................................................................             7.11
     (b) ......................................................................             7.11
     (c) ......................................................................             N.A.
312 (a)........................................................................             2.05
     (b).......................................................................            11.03
     (c) ......................................................................            11.03
313 (a) .......................................................................             7.06
     (b)(1) ...................................................................            10.03
     (b)(2) ...................................................................             7.06
     (c) ......................................................................  7.06;10.03;11.02
     (d).......................................................................          7.06;10.03
314 (a) ....................................................................... 4.03;11.02;11.05
     (b) ......................................................................          10.02;10.03
     (c)(1) ...................................................................            10.04
     (c)(2) ...................................................................             N.A.
     (c)(3) ...................................................................             N.A.
     (d).......................................................................10.03;10.04;10.05
     (e)  .....................................................................            11.05
     (f).......................................................................             N.A.
315 (a)........................................................................             7.01
     (b).......................................................................       7.05,11.02
     (c)  .....................................................................             7.01
     (d).......................................................................             7.01
     (e).......................................................................             6.11
316 (a)(last sentence) ........................................................             2.09
     (a)(1)(A).................................................................             6.05
     (a)(1)(B) ................................................................             6.04
     (a)(2) ...................................................................             N.A.
     (b) ......................................................................             6.07
     (c) ......................................................................             2.12
317 (a)(1) ....................................................................             6.08
     (a)(2)....................................................................             6.09
     (b) ......................................................................             2.04
318 (a)........................................................................            11.01
     (b).......................................................................             N.A.
     (c).......................................................................            11.01
N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.






                                        TABLE OF CONTENTS

                                                                                             Page

                                            ARTICLE 1
                                  DEFINITIONS AND INCORPORATION
                                          BY REFERENCE

         Section 1.01.      Definitions.......................................................  1
         Section 1.02.      Other Definitions................................................. 18
         Section 1.03.      Incorporation by Reference of Trust Indenture Act................. 19
         Section 1.04.      Rules of Construction............................................. 19

                                            ARTICLE 2
                                         THE DEBENTURES
         Section 2.01.  Form and Dating....................................................... 20
         Section 2.02.      Execution and Authentication...................................... 21
         Section 2.03.      Registrar and Paying Agent........................................ 21
         Section 2.04.      Paying Agent to Hold Money in Trust............................... 22
         Section 2.05.      Holder Lists...................................................... 22
         Section 2.06.      Transfer and Exchange............................................. 22
         SECTION 2.07.      REPLACEMENT DEBENTURES............................................ 33
         Section 2.08.      Outstanding Debentures............................................ 34
         Section 2.09.      Treasury Debentures............................................... 34
         Section 2.10.      Temporary Debentures.............................................. 34
         Section 2.11.      Cancellation...................................................... 34
         Section 2.12.      Record Date....................................................... 35
         Section 2.13.      Defaulted Interest................................................ 35

                                           ARTICLE 3
                                    REDEMPTION AND PREPAYMENT
         Section 3.01.      Notices to Trustee................................................ 35
         Section 3.02.      Selection of Debentures to Be Redeemed............................ 35
         Section 3.03.      Notice of Redemption.............................................. 36
         Section 3.04.      Effect of Notice of Redemption.................................... 36
         Section 3.05.      Deposit of Redemption Price....................................... 37
         Section 3.06.      Debentures Redeemed in Part....................................... 37
         Section 3.07.      Optional Redemption............................................... 37
         Section 3.08.      Mandatory Redemption.............................................. 38
         Section 3.09.      Offer to Purchase by Application of Excess Proceeds............... 38

                                            ARTICLE 4
                                            COVENANTS
         Section 4.01.      Payment of Debentures............................................. 40
         Section 4.02.      Maintenance of Office or Agency................................... 40
         Section 4.03.      Reports........................................................... 41
         Section 4.04.      Compliance Certificate............................................ 41
         Section 4.05.      Taxes............................................................. 42
         Section 4.06.      Stay, Extension and Usury Laws.................................... 42
         Section 4.07.      Restricted Payments............................................... 42

                                              i






         Section 4.08.      Dividend and Other Payment Restrictions Affecting
                            Subsidiaries...................................................... 44
         Section 4.09.      Incurrence of Indebtedness and Issuance of Preferred
                            Stock............................................................. 45
         Section 4.10.      Asset Sales....................................................... 47
         Section 4.11.      Transactions with Affiliates...................................... 49
         Section 4.12.      Liens............................................................. 50
         Section 4.13.      Line of Business.................................................. 50
         Section 4.14.      Corporate Existence............................................... 50
         Section 4.15.      Offer to Purchase Upon Change of Control.......................... 50
         Section 4.16.      Limitations on Sale and Leaseback Transactions.................... 51
         Section 4.17.      Loans to Subsidiaries and Joint Ventures.......................... 51
         Section 4.18.      Limitation on Status as Investment Company........................ 52

                                            ARTICLE 5
                                           SUCCESSORS
         Section 5.01.      Merger, Consolidation, or Sale of Assets.......................... 52
         Section 5.02.      Successor Corporation Substituted................................. 52

                                           ARTICLE 6
                                     DEFAULTS AND REMEDIES
         Section 6.01.      Events of Default................................................. 53
         Section 6.02.      Acceleration...................................................... 54
         Section 6.03.      Other Remedies.................................................... 55
         Section 6.04.      Waiver of Past Defaults........................................... 56
         Section 6.05.      Control by Majority............................................... 56
         Section 6.06.      Limitation on Suits............................................... 56
         Section 6.07.      Rights of Holders of Debentures to Receive Payment................ 57
         Section 6.08.      Collection Suit by Trustee........................................ 57
         Section 6.09.      Trustee May File Proofs of Claim.................................. 57
         Section 6.10.      Priorities........................................................ 58
         Section 6.11.      Undertaking for Costs............................................. 58

                                           ARTICLE 7
                                            TRUSTEE
         Section 7.01.      Duties of Trustee................................................. 58
         Section 7.02.      Rights of Trustee................................................. 59
         Section 7.03.      Individual Rights of Trustee...................................... 60
         Section 7.04.      Trustee's Disclaimer.............................................. 60
         Section 7.05.      Notice of Defaults................................................ 60
         Section 7.06.      Reports by Trustee to Holders of the Debentures................... 60
         Section 7.07.      Compensation and Indemnity........................................ 61
         Section 7.08.      Replacement of Trustee............................................ 62
         Section 7.09.      Successor Trustee by Merger, etc.................................. 62
         Section 7.10.      Eligibility; Disqualification..................................... 63
         Section 7.11.      Preferential Collection of Claims Against The
                            Company........................................................... 63

                                            ARTICLE 8

                                              ii






                            LEGAL DEFEASANCE AND COVENANT DEFEASANCE
         Section 8.01.      Option to Effect Legal Defeasance or Covenant
                            Defeasance........................................................ 63
         Section 8.02.      Legal Defeasance and Discharge.................................... 63
         Section 8.03.      Covenant Defeasance............................................... 64
         Section 8.04.      Conditions to Legal or Covenant Defeasance........................ 64
         Section 8.05.      Deposited Money and Government Securities to be
                            Held in Trust; Other Miscellaneous Provisions..................... 65
         Section 8.06.      Repayment to The Company.......................................... 66
         Section 8.07.      Reinstatement..................................................... 66

                                           ARTICLE 9
                                AMENDMENT, SUPPLEMENT AND WAIVER
         Section 9.01.      Without Consent of Holders of the Debentures...................... 67
         Section 9.02.      With Consent of Holders of Debentures............................. 67
         Section 9.03.      Compliance with Trust Indenture Act............................... 68
         Section 9.04.      Revocation and Effect of Consents................................. 69
         Section 9.05.      Notation on or Exchange of Debentures............................. 69
         Section 9.06.      Trustee to Sign Amendments, etc................................... 69

                                           ARTICLE 10


                                          SUBORDINATION
         SECTION 10.01.     AGREEMENT TO SUBORDINATE.......................................... 69
         Section 10.02.     Liquidation; Dissolution; Bankruptcy.............................. 69
         Section 10.03.     Default on Designated Senior Debt................................. 70
         Section 10.04.     Acceleration of Debentures........................................ 71
         Section 10.05.     When Distribution Must Be Paid Over............................... 71
         Section 10.06.     Notice By Company................................................. 71
         Section 10.07.     Subrogation....................................................... 71
         Section 10.08.     Relative Rights................................................... 72
         Section 10.09.     Subordination May Not Be Impaired by Company...................... 72
         Section 10.10.     Distribution or Notice to Representative.......................... 72
         Section 10.11.     Rights of Trustee and Paying Agent................................ 72
         Section 10.12.     Authorization to Effect Subordination............................. 73
         Section 10.13.     Amendments........................................................ 73

                                           ARTICLE 11


                                          MISCELLANEOUS
         Section 11.01.     Trust Indenture Act Controls...................................... 73
         Section 11.02.     Notices........................................................... 73
         Section 11.03.     Communication by Holders of Debentures with Other
                            Holders of Debentures............................................. 74
         Section 11.04.     Certificate and Opinion as to Conditions Precedent................ 74
         Section 11.05.     Statements Required in Certificate or Opinion..................... 75
         Section 11.06.     Rules by Trustee and Agents....................................... 75

                                              iii





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



         Section 11.07.     No Personal Liability of Directors, Officers,
                            Employees and Stockholders........................................ 75
         Section 11.08.     Governing Law..................................................... 75
         Section 11.09.     No Adverse Interpretation of Other Agreements..................... 76
         Section 11.10.     Successors........................................................ 76
         Section 11.11.     Severability...................................................... 76
         Section 11.12.     Counterpart Originals............................................. 76
         Section 11.13.     Table of Contents, Headings, etc.................................. 76



                                            EXHIBITS

         Exhibit A-1 Form of Restricted Definitive Debenture, Regulation S
                      Permanent Global Debenture and Rule 144A Global Debenture Exhibit A-2 Form of Regulation S Temporary Global Debenture Exhibit A-3 Form of Unrestricted Debenture Exhibit B Form of Certificate of Transfer Exhibit C Form of Certificate of Exchange Exhibit D Form of Certificate from Acquiring Institutional Accredited
                      Investor

                                             ANNEXES

         Annex A            FORM OF INTERCOMPANY NOTE
                                            SCHEDULES

         Schedule A         Fiber Lease Agreements
         Schedule B         Local Partners
         Schedule C         Local Partner Agreements
         Schedule D         Management Agreements
         Schedule E         Form of Financial Information and Operating Data
                            of the Subsidiaries and the Joint Ventures
                            Presented by Cluster


                                              iv





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